Exhibit99.4

Amazon - Oakley

Industrial

4000 Wilbur Road

Oakley, California 94561

BBG File #0121004669

Prepared For

Mr. Shachar Melman

Senior Vice President Real Estate ROX Financial, Inc.

250 Greenwich Street

New York, NY 10007

Report Date

May 10, 2021

Prepared By

BBG, Inc., Northern California

San Francisco Office

465 California Street, Suite 435

San Francisco, CA 94104

Client Manager: Jon DiPietra, MAI

Ph: (212) 682-5360

May 10, 2021

Mr. Shachar Melman

Senior Vice President Real Estate

ROX Financial, Inc.

250 Greenwich Street

New York, NY  10007

Re:	Appraisal of Real Property

Amazon - Oakley

4000 Wilbur Road

Oakley, California  94561

BBG File #0121004669

Dear Mr. Melman,

In accordance with your authorization, BBG Northern California is pleased to submit an appraisal of the above-referenced property. The purpose of this appraisal is to develop the following opinion of value:

•	Market Value As Is as of March 31, 2021 - Leased Fee

The intended use of this appraisal report is asset valuation for prospective equity offering on the New York Stock Exchange, and the intended user is ROX Financial, Inc. Other intended users include and its related entities, successors, and/or assigns. BBG consents to the inclusion of the appraisal, in total or summary, in a prospectus related to the issuance of securities associated with the asset and to being named as an “expert” therein.

The subject property is an existing industrial building comprised of 145,503 square feet of rentable area. The improvements were constructed in 2020. As of the effective date, the property is 100% leased to Amazon.com Services, LLC. The site area is 25.05 acres or 1,091,178 square feet. Amazon will utilize the subject as a “last mile” distribution center. The subject is the first building in a larger multi-building Class A industrial business park currently being constructed by ownership.

This appraisal report was prepared to conform with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), the Code of Ethics and the Standards of Professional Practice of the Appraisal Institute, and the December 2010 Interagency Appraisal and Evaluation Guidelines. It is also prepared to conform with the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), as well as any additional standards of the client and intended users. Only the Client, ROX Financial, Inc., their successors and/or assigns may read and rely upon the findings and conclusions of this report.

Mr. Shachar Melman

May 10, 2021

Based on our inspection of the property and the investigation and the analysis undertaken, we have developed the following value opinion.

	VALUE CONCLUSIONS
Appraisal Premise	Interest Appraised	Date of Value	Value Conclusion
Market Value As Is	Leased Fee	March 31, 2021	$81,000,000

Our estimate of market value is subject to the following Extraordinary Assumptions and/or Hypothetical Conditions:

EXTRAORDINARY ASSUMPTIONS AND HYPOTHETICAL CONDITIONS

The values presented within this appraisal report are subject to the extraordinary assumptions and/or hypothetical conditions listed below. Pursuant to the requirement within Uniform Standards of Professional Appraisal Practice (USPAP, 2020-2021 Edition) Standards Rule 2-2(a)(xi), it is stated here that the use of any extraordinary assumptions might have affected the assignment results.

Extraordinary Assumption(s):

1.

The subject reflects brand new construction. This analysis assumes that there are no significant outstanding construction costs that would materially impact value. Any deviation from this may impact value.

Hypothetical Condition(s):

None

BBG Northern California appreciates the opportunity to have performed this appraisal assignment on your behalf. If we may be of further service, please contact us.

Sincerely, BBG, Inc.

Christopher M. Durek Certified General Real Estate Appraiser California Certificate # AG3004321 Telephone: (415) 655-1228 Email: cdurek@bbgres.com	Phillip Hanshew, MAI, AI-GRS California Certified General Appraiser No. AG 3007273 Ph: (628) 220-4261 Email: phanshew@bbgres.com

TABLE OF CONTENTS

SUBJECT PHOTOS & MAP	1
SUMMARY OF SALIENT FACTS	5
GENERAL INFORMATION	6
SCOPE OF WORK	10
REGIONAL ANALYSIS	12
NEIGHBORHOOD ANALYSIS	19
MARKET ANALYSIS	24
SITE DESCRIPTION	49
IMPROVEMENTS DESCRIPTION	53
PROPERTY TAX ANALYSIS	59
TENANT OVERVIEW	60
HIGHEST AND BEST USE	62
VALUATION PROCESS	64
SALES COMPARISON APPROACH	66
INCOME CAPITALIZATION APPROACH	76
DISCOUNTED CASH FLOW ANALYSIS	92
LAND VALUATION	99
COST APPROACH	108
RECONCILIATION AND FINAL VALUE CONCLUSION	113
CERTIFICATION	115
STANDARD ASSUMPTIONS AND LIMITING CONDITIONS	117
ADDENDA	112

AMAZON - OAKLEY APPRAISAL

Subject Photos & Map	1

SUBJECT PHOTOS & MAP

Exterior view of subject facing southeast	Exterior view of subject facing northeast

View of van loading area along east side of subject building	Typical warehouse area

Typical warehouse area	Typical warehouse area

AMAZON - OAKLEY APPRAISAL

Subject Photos & Map	2

Employee kitchen/breakroom	Typical office area

Parking area along east side of subject building	Parking area along west side of subject building

View facing south on Bridgehead Road (subject on the left)	View facing west on Wilbur Avenue (subject on the left)

AMAZON - OAKLEY APPRAISAL

Subject Photos & Map	3

SURVEY

AMAZON - OAKLEY APPRAISAL

Subject Photos & Map	4

AERIAL MAP

The preceding aerial image is from February 11, 2020 prior to completion of construction of the subject improvements.

AMAZON - OAKLEY APPRAISAL

Summary Of Salient Facts	5

SUMMARY OF SALIENT FACTS

SUMMARY OF SALIENT FACTS AND CONCLUSIONS
PROPERTY INFORMATION
Property Name Location Property Type Owner of Record Parcel Number	Amazon - Oakley 4000 Wilbur Road Oakley, Contra Costa County, California 94561 Industrial - Warehouse NP Oakley Building I LLC 037-020-018, 037-020-019 and 037-020-020
Site Area Zoning Designation Year Built Gross Building Area Rentable Area Current Occupancy	25.05 acres; 1,091,178 SF P-1 Logistics Center District, Planned Unit Development Logistics Center District 2020 145,503 SF 145,503 SF 100%
APPRAISAL INFORMATION
Date of the Report Effective Date of the Appraisal Property Interest Appraised Highest and Best Use - As if Vacant Highest and Best Use - As Improved Exposure Time; Marketing Period	May 10, 2021 March 31, 2021 Leased Fee Industrial use Continued industrial use 3-6 months; 3-6 months
SUMMARY OF VALUE INDICATIONS
Market Value Indications Cost Approach Sales Comparison Approach Income Capitalization Approach Market Value Conclusion	$65,000,000 $81,500,000 $81,000,000 $81,000,000	($446.73/SF) ($560.13/SF) ($556.69/SF) ($556.69/SF)
FINAL VALUE CONCLUSIONS
Appraisal Premise	Interest Appraised	Date of Value	Value Conclusion
Market Value As Is	Leased Fee	March 31, 2021	$81,000,000

EXTRAORDINARY ASSUMPTIONS AND HYPOTHETICAL CONDITIONS

The values presented within this appraisal report are subject to the extraordinary assumptions and/or hypothetical conditions listed below. Pursuant to the requirement within Uniform Standards of Professional Appraisal Practice (USPAP, 2020-2021 Edition) Standards Rule 2-2(a)(xi), it is stated here that the use of any extraordinary assumptions might have affected the assignment results.

Extraordinary Assumption(s):

1. The subject reflects brand new construction. This analysis assumes that there are no significant outstanding construction costs that would materially impact value. Any deviation from this may impact value.

Hypothetical Condition(s):

None

AMAZON - OAKLEY APPRAISAL

General Information	6

GENERAL INFORMATION

IDENTIFICATION OF THE SUBJECT PROPERTY

The subject property is an existing industrial building comprised of 145,503 square feet of rentable area. The improvements were constructed in 2020. As of the effective date, the property is 100% leased to Amazon.com Services, LLC. The site area is 25.05 acres or 1,091,178 square feet. The property is identified as follows:

SUBJECT PROPERTY IDENTIFICATION
Property Name	Amazon - Oakley
Address	4000 Wilbur Road Oakley, California 94561
Tax ID/APN	Portion of 037-020-018, 037-020-019 and 037-020-020
Owner of Record	NP Oakley Building I LLC
Site Area	1,091,178 square feet (25.05 acres)

PROPERTY HISTORY

Title to the subject is currently vested in NP Oakley Building I LLC. The current owner acquired title through an internal transfer recorded on June 19, 2020. Prior to the internal transfer, ownership purchased the subject as part of a larger ±375-acre site on September 9, 2019 for a total consideration of $8,200,000. The purchase and sale agreement reportedly was negotiated in September 2018 and the site included a significant amount of undevelopable land, including tideland and submerged land. Thus, the total developable site area reportedly was ±144 acres, indicating a sale price of roughly $1.31 per square foot of developable land. The seller was The Chemours Company FC, LLC, a spin-off of DuPont. The larger development site was formerly improved as a DuPont facility originally opened in 1955. The seller reportedly was responsible for all remediation at the site. Following the sale, the subject site was re-zoned to the current P-1 zoning and entitlements were secured for a five-building industrial park comprising a total of 1,985,304 square feet. The subject reflects a portion of the total site comprising 25.05 acres and 145,503-square feet of building improvements. Given improved market conditions from the time the sale was initially negotiated, and recognizing that the subject site has been improved with a brand new distribution warehouse that is fully leased for 12 years to credit-tenant Amazon, it is reasonable that the market value indicated herein is well above the 2019 sale price.

In addition to the September 2019 sale, the property is in-contract for sale with Rox Financial Inc. for a minimum price of $81,000,000, or $556.69 per square foot. The contract is dated November 19, 2020. The Buyer intends, through an affiliate, to complete an initial public offering of securities with the economic the Property on a national securities exchange. The affiliate will sell limited partner interests, effectively creating a “single-asset REIT”, known as “exchange-traded properties” (ROX ETPs). Closing of the pending sale will be in conjunction with the public offering, estimated to be in mid-2021. The seller has the option to participate in ownership exchange-traded property in an estimated amount of $1,000,000 to $2,000,000. The minimum purchase price is $81,000,000, with the stipulation that the Seller may enjoy one hundred percent (100%) of any increased purchased price if the net proceeds of the public offering of ROX ETPs are in excess of an agreed offering amount.

AMAZON - OAKLEY APPRAISAL

General Information	7

In addition, the Seller is still in negotiations over the tenant’s improvements, and the purchase price may increase if there are additional items owed by the Seller. As noted, this analysis assumes no additional costs.

The property was openly marketed for sale by CBRE with the selling broker indicating that the property was officially on the market for three weeks prior to initial offers being submitted. The broker indicated that roughly 10 to 12 initial offers were received, with four or five best and final offers, all of which were competitive, within roughly five basis points on a going-in cap rate basis according to the broker. The buyer was selected for the upside potential associated with the public offering.

Based on the preceding, the pending sale price appears reasonable and market-oriented and is well supported by the value conclusion indicated herein.

To the best of our knowledge, there have been no other sales or transfers involving the subject within the past three years.

PROPERTY SALE HISTORY
Current Contract
Contract Date	November 19, 2020
Sale Price	$81,000,000
$/SF	$556.69
Grantor	NP Oakley Building I, LLC
Grantee	ROX Financial Inc. or its affiliate
Comments	Reflects terms of signed LOI
Recent Transaction
Sale Date	September 9, 2019
Sale Price	$8,200,000
Grantor	The Chemours Company FC, LLC
Grantee	NP Oakley, LLC
Recording Number	149702
Comments	Reflects sale of larger ±375-acre site, of which the subject is a portion

INTENDED USER AND INTENDED USE

The client and intended user is ROX Financial, Inc. Other intended users identified by the client include . BBG consents to the inclusion of the appraisal, in total or summary, in a prospectus related to the issuance of securities associated with the asset and to being named as an “expert” therein. This appraisal report may only be relied upon by the client and intended users named herein. The intended use is for asset valuation for prospective equity offering on the New York Stock Exchange.

AMAZON - OAKLEY APPRAISAL

General Information	8

PRIOR SERVICES

Per USPAP requirements, we must disclose to the client any services provided in connection with the subject property within the past three years, including requiring appraisers to disclose to the client any other services they have provided in connection with the subject property in the prior three years, including valuation, consulting, property management, brokerage, or any other services. We have previously appraised the property that is the subject of this report for the current client within the three-year period immediately preceding acceptance of this assignment.

PURPOSE OF THE APPRAISAL

As summarized in the transmittal letter, the purpose of this appraisal is to develop an opinion of the market value as is of the leased fee interest in the subject property as of March 31, 2021. The date of the report is May 10, 2021.

PROPERTY RIGHTS APPRAISED

As stated above, our analysis pertains to the leased fee interest in the subject property. This is defined as follows:

•	Leased fee: “The ownership interest held by the lessor, which includes the right to receive the contract rent specified in the lease plus the reversionary rights when the lease expires.”

Source: Appraisal Institute, The Dictionary of Real Estate Appraisal, 6th ed. (Chicago: Appraisal Institute, 2015)

DEFINITION OF MARKET VALUE

Pertinent definitions, including the definition of market value, are included in the glossary, located in the Addenda to this report. The following definition of market value is used by agencies that regulate federally insured financial institutions in the United States:

“The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition are the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

•	Buyer and seller are typically motivated;
•	Both parties are well informed or well advised, and acting in what they consider their best interests;
•	A reasonable time is allowed for exposure in the open market;
•	Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and
•	The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.”

Source: Interagency Appraisal and Evaluation Guidelines; December 10, 2010, Federal Register, Volume 75 Number 237, Page 77472

AMAZON - OAKLEY APPRAISAL

General Information	9

LEVEL OF REPORTING DETAIL AND APPLICABLE REQUIREMENTS

Standards Rule 2-2 (Real Property Appraisal, Reporting) contained in USPAP requires each written real property appraisal report to be prepared as either an Appraisal Report or a Restricted Appraisal Report. This report is prepared as an Appraisal Report which, at a minimum, must summarize the appraiser’s analysis and the rationale for the conclusions.

As stated in the transmittal letter, this appraisal report was prepared to conform with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), the Code of Ethics and the Standards of Professional Practice of the Appraisal Institute, and the December 2010 Interagency Appraisal and Evaluation Guidelines. It is also prepared to conform with the appraisal guidelines set forth in Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 (FIRREA), as well as any additional standards of the client and intended users.

APPRAISER COMPETENCY

No steps were necessary to meet the competency provisions established under USPAP. We have appraised several properties similar to the subject in physical, locational, and economic characteristics, and are familiar with market conditions and trends; therefore, we have adequate experience and qualifications to appraise the subject. Appraiser certifications and qualifications are included in the Addenda of this report.

AMAZON - OAKLEY APPRAISAL

scope of work	10

SCOPE OF WORK

The intended use and intended users of this appraisal report, characteristics and complexity of the subject property, market conditions, widely-accepted methods and practices within the appraisal profession, and other pertinent factors were all considered in our determination of scope of work, which is detailed in the following sections.

VALUATION METHODOLOGY

Appraisers typically consider utilizing the cost, sales, and/or income capitalization approach in developing an opinion of value. The applicability of each approach is determined by the economic characteristics of the property, the availability of reliable data, and the common practice of market participants that reflect the most likely purchaser of the subject property. Based on these criteria, use of the three approaches in this assignment is determined as follows:

The income capitalization approach is the most reliable valuation method for the subject due to the following:

•	The most probable buyer is an investor. This type of buyer is likely to determine the purchase price based upon its income potential, and an anticipated rate of return.
•	Sufficient market data regarding income, expenses, and rates of return, is available for analysis.

The sales comparison approach is an applicable valuation method because:

•	The most likely buyer is an owner-user who is likely to determine the purchase price of the property based upon pricing for properties of similar physical characteristics and utility.
•	There is an active market for similar properties, and sufficient sales data is available for analysis.
•	This approach directly considers the prices of alternative properties having similar utility.

The cost approach is applicable to the assignment considering the following:

•	We are able to more accurately estimate physical depreciation, given the subject improvements reflect new construction.
•	Our estimate of the value of the underlying land is adequately supported by recent and relevant land sale activity.

RESEARCH AND ANALYSIS

Over the course of this assignment, we performed extensive research and analysis of the subject, its competitors, and the broader market factors that impact value. The type and extent of our research and analysis is described throughout the report as it pertains to each section. We have made an effort to confirm the pertinent details of each comparable utilized in this analysis with a party to the transaction; however, if in any case we are unable to do so, we have relied upon secondary sources for verification.

AMAZON - OAKLEY APPRAISAL

scope of work	11

The majority of the information pertaining to the subject property within this report was provided by the client, owner, and/or related parties.

INSPECTION DETAILS

Phillip Hanshew, MAI, AI-GRS performed an interior and exterior inspection on October 12, 2020. In addition, Phillip Hanshew conducted an exterior inspection on April 15, 2021. Christopher Durek did not inspect the property, but participated in the valuation.

AMAZON - OAKLEY APPRAISAL

Regional Analysis	12

REGIONAL ANALYSIS

Contra Costa County is located in Northern California across the San Francisco Bay from the City of San Francisco and Marin County. Along with Alameda County it comprises the East Bay. It is 716 square miles in size and has a population density of 1,621 persons per square mile. Contra Costa County is part of the San Francisco-Oakland-Hayward, CA Metropolitan Statistical Area, hereinafter called the San Francisco MSA, as defined by the U.S. Office of Management and Budget. In addition, Contra Costa County, along with Alameda County are often referred to as the East Bay Area.

POPULATION

Contra Costa County has an estimated 2020 population of 1,159,885, which represents an average annual 1.0% increase over the 2010 census of 1,049,025. Contra Costa County added an average of 11,086 residents per year over the 2010-2020 period, and its annual growth rate is similar to that of the San Francisco MSA.

	POPULATION TRENDS
	Population		Compound Annual % Change
	2010 Census2020 Est.	2025 Est.	2010 - 2020	2020 - 2025
Contra Costa County	1,049,0251,159,885	1,209,731	1.0%	0.8%
San Francisco-Oakland-Hayward (MSA)	4,335,3914,771,564	4,969,844	1.0%	0.8%
California	37,253,95639,892,126	41,218,819	0.7%	0.7%
Source: Claritas, LLC.

EMPLOYMENT

Total employment in Contra Costa County is currently estimated at 532,000 jobs. Between year-end 2008 and 2019, total employment in the county has risen by 68,000 jobs, equivalent to a 13.9% increase over the entire ten-year period. There were gains in employment in nine out of the past ten years since the great recession despite the national economic downturn and slow recovery seen in other regions. Contra Cost County saw its first decrease in employment since 2009 between the 2018 and 2019 year-end employment numbers.

A comparison of unemployment rates is another way of gauging an area’s economic health. Over the past decade, the Contra Costa County unemployment rate has been consistently lower than that of California, with an average unemployment rate of 6.2% in comparison to a 7.8% rate for the state. A lower unemployment rate is a positive indicator.

Unemployment has recently spiked as a result of the pandemic. Recent (March 2021) data shows that the Contra Costa County unemployment rate is 6.8% in comparison to an 8.3% rate for the state.

AMAZON - OAKLEY APPRAISAL

Regional Analysis	13

EMPLOYMENT TRENDS
	Total Employment (Year-End)				Unemployment Rate (Ann. Avg.)
Year	Contra Costa County	% Change	California	% Change	Contra Costa County	California
2008	487,600	--	16,614,164	--	7.5%	7.3%
2009	468,600	-3.9%	15,979,281	-3.8%	10.6%	11.2%
2010	469,300	0.1%	16,125,892	0.9%	10.5%	12.2%
2011	483,500	3.0%	16,423,914	1.8%	9.3%	11.7%
2012	496,400	2.7%	16,817,255	2.4%	8.0%	10.4%
2013	499,900	0.7%	17,081,350	1.6%	6.5%	8.9%
2014	514,400	2.9%	17,527,359	2.6%	5.2%	7.5%
2015	524,800	2.0%	17,841,873	1.8%	4.4%	6.2%
2016	535,100	2.0%	18,113,717	1.5%	4.0%	5.4%
2017	547,200	2.3%	18,402,974	1.6%	3.2%	4.2%
2018	561,700	2.6%	18,704,962	1.6%	3.0%	4.2%
2019	555,600	-1.1%	18,786,800	0.4%	2.6%	3.9%
YTD - June 2020	473,300	-14.8%	16,065,400	-14.5%	13.4%	15.1%
Overall Change 2008-2019	68,000	13.9%	2,172,636	13.1%
Avg. Unemp. Rate 2008-2019					6.2%	7.8%

Source: Labor Market Information for the State of California from Employment Development Department. The figures are not seasonally adjusted.

EMPLOYMENT SECTORS

The following tables provide an overview and illustration of the major industry sectors within Contra Costa County and the San Francisco MSA. Total employment is broken down by major employment sector.

AMAZON - OAKLEY APPRAISAL

Regional Analysis	14

Alameda & Contra Costa Counties have a lower concentration than California in the following employment sectors:

•

Leisure and Hospitality: 9.8% of the Alameda & Contra Costa County payroll employment is represented in this sector, compared to 11.4% for California.  This sector includes employment in hotels, restaurants, recreation facilities, and arts and cultural institutions.

•

Financial Activities: 4.5% of the Alameda & Contra Costa County payroll employment is represented in this sector, compared to 4.8% for California.  This sector includes banking, insurance, and investment firms, as well as real estate owners, managers, and brokers.

•

Information, representing 2.2% of Alameda & Contra Costa County payroll employment compared to 3.2% for California as a whole. Publishing, broadcasting, data processing, telecommunications, and software publishing are included in this sector.

•

Government: 14.7% of the Alameda & Contra Costa County payroll employment is represented in this sector, compared to 15.1% for California. This sector includes employment in local, state, and federal government agencies.

•

Trade, Transportation, and Utilities: 17.6% of the Alameda & Contra Costa County payroll employment is represented in this sector, compared to 17.7% for California.  This sector includes employment in retail trade, wholesale trade, trucking, warehousing, and electric, gas, and water utilities.

Alameda & Contra Costa Counties have a higher concentration than California in the following employment sectors:

•

Manufacturing: 8.3% of the Alameda & Contra Costa County payroll employment is represented in this sector, compared to 7.5% for California.  This sector includes all establishments engaged in the manufacturing of durable and nondurable goods.

•

Professional and Business Services: 16.6% of the Alameda & Contra Costa County payroll employment is represented in this sector, compared to 15.7% for California.  This sector includes legal, accounting, and engineering firms, as well as management of holding companies.

•

Education and Health Services: 16.8% of the Alameda & Contra Costa County payroll employment is represented in this sector, compared to 16.1% for California.  This sector includes employment in public and private schools, colleges, hospitals, and social service agencies.

•

Mining and Construction: 6.4% of the Alameda & Contra Costa County payroll employment is represented in this sector, compared to 5.2% for California.  This sector includes construction of buildings, roads, and utility systems, as well as mining, quarrying, and oil and gas extraction.

AMAZON - OAKLEY APPRAISAL

Regional Analysis	15

MAJOR EMPLOYERS

Major employers in the Oakland-Hayward-Berkeley Metropolitan Divisions, which includes Contra Costa County are shown in the following table.

Major Private Sector Employers - Oakland-Hayward-Berkeley MD
Rank	Company	No. Employees	Rank	Company	No. Employees
1	University of California, Berkeley	23,962	11	Alameda Health System	3,800
2	Safeway Inc.	15,682	12	Pacific Gas and Electric Corp.	3,420
3	Kaiser Permanente	11,734	13	Bank of the West	3,397
4	Chevron Corp.	8,000	14	Bay Area Rapid Transit District	3,300
5	John Muir Health	6,570	15	Contra Costa Community College District	3,100
6	Wells Fargo	5,911	16	Workday Inc.	3,000
7	Lam Research Corp.	5,265	17	Children's Hospital and Research Center at	2,700
8	Alta Bates Summit Medical Center	4,561	18	Southwest Airlines Co.	2,634
9	Lawrence Berkeley National Laboratory	4,200	19	Alameda Health Systems (Highland Hospital	2,300
10	Lawrence Livermore National Laboratory	4,015	20	Peet's Coffee	2,274

Sources: City of Oakland (2017); San Francisco Business Journal Book of Lists (2017)

BUILDING PERMITS

The following chart shows the number of single-family residential and multifamily residential building permits in a given year in Contra Costa County.

There was a decrease in building permits between 2006 and 2009, likely due to the financial crisis. The number of permits increased from 2009 to 2019 but never reached the highs of 2006.

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Regional Analysis	16

DEMOGRAPHIC CHARACTERISTICS

Contra Costa County differs from the State of California as it relates to many demographic characteristics. Respectively, the Contra Costa County average household income and median household income figures come in at $149,596 and $105,112. These figures are significantly higher than the respective average and median household income figures of $115,828 and $78,981 for the State of California.

The median age of 40.2 in Contra Costa County is higher than the California median age of 37.3.  Additionally, 41.8% of Contra Costa County holds an advanced degree, a figure that is much higher than the 33.3% of California.

The chart below compares the demographic characteristics of the Contra Costa County with the demographic characteristics of the State of California:

DEMOGRAPHIC CHARACTERISTICS Contra Costa County vs. California 2020 Estimates
Characteristic	Contra Costa County	California
Annual Population Growth -2010 to 2020	1.1%	0.7%
Average Household Income	$149,596	$115,828
Median Household Income	$105,112	$78,981
Median Age	40.2	37.3
Average Household Size	2.8	2.9
Owner Occupied %	66.9%	55.9%
Renter Occupied %	33.1%	44.1%
Percent with Bachelor's Degree or Higher	41.8%	33.3%
Source: Claritas, LLC.

INCOME DISTRIBUTION

The chart below shows the household income distribution spanning seven different income levels. Contra Costa County has a higher concentration of households with higher income levels than that of California. For instance, 52.2% of households in Contra Costa County are at the $100,000 or greater household income level, compared to 40.1% for California. Contra Costa County has a lower concentration of households with lower income levels than that of California, as 10.6% of households in Contra Costa County have a household income of $25,000 or below.  Comparatively, 15.6% of households in California have a household income of $25,000 or below.

AMAZON - OAKLEY APPRAISAL

Regional Analysis	17

CONCLUSION

Job growth decelerated in 2017 and unemployment is beginning to increase after reaching record lows in 2019. Moreover, wage growth in the East Bay has exceeded the national average for nearly three consecutive years. Rising housing and employment costs have created a substantial affordability constraint for the area. It is noted that Contra Costa County benefits from being part of the San Francisco MSA, which exhibits both a higher rate of GDP growth and a higher level of GDP per capita than the nation overall. Overall, these are indications of a robust economy where workers are incredibly difficult to find and retain.

On a short-term basis, the economic outlook for Contra Costa County remains uncertain with the current COVID-19 pandemic. Unemployment rates increased recently in the region, as well as nationwide. Jobs in healthcare, education, and government will keep the unemployment rate from rising above other areas of California. On a long-term basis, it is anticipated that Contra County will continue to grow and prosper post pandemic. This future growth should provide an economic base that supports continued demand for real estate of all types on a long-term basis.

AMAZON - OAKLEY APPRAISAL

Regional Analysis	18

REGIONAL MAP

AMAZON - OAKLEY APPRAISAL

Neighborhood Analysis	19

NEIGHBORHOOD ANALYSIS

SURROUNDING AREA ANALYSIS

The subject property is located in the northwestern portion of the city of Oakley. Antioch city limits are immediately west of the subject along the west side of State Highway 160 with Brentwood city limits roughly six miles southeast.

TRANSPORTATION/ACCESS

Primary access to the area is provided by State Highway 4. This highway provides access to the greater San Francisco Bay Area and its associated employment centers to the west. State Highway 160, located immediately west of the subject on the west side of Bridgehead Road, connects to Highway 4 roughly one mile southwest of the subject and provides access north to Sacramento via the Antioch/Senator John A. Nejedly Bridge less than one mile north of the subject. State Highway 160 also serves as the boundary between the cities of Antioch and Oakley. Vehicular access to the subject neighborhood is via Wilbur Avenue from State Highway 160, immediately west of the subject. The main commercial thoroughfare in the neighborhood is Main Street, which runs in an east/west direction roughly one half-mile south of the subject.

Public transportation within Oakley and the adjacent communities of Antioch, Bay Point, Brentwood, and Pittsburg is provided by Tri Delta Transit public bus service. Tri Delta also provides limited service in Concord and Martinez. The nearest bus routes to the subject service Main Street roughly one half-mile south of the subject. BART (Bay Area Rapid Transit) provides lightrail service throughout the greater Bay Area. The northeastern terminus of BART is the Antioch station, located less than two miles southwest of the subject. It is noted that an Amtrak station is planned in Oakley roughly two miles southeast of the subject at the intersection of Main and 2nd Streets. Construction on the new station reportedly will commence in late 2020 or early 2021, with service anticipated to commence in late 2021. The local market perceives public transportation as average compared to other areas in the region. Overall, the primary mode of transportation in this area is the automobile.

The nearest commercial airports certified for carrier operations included Buchanan Field Airport in Concord (±17 miles), Stockton Metropolitan Airport (±29 miles), with most major commercial operations available at Oakland International Airport roughly 33 miles to the southwest, and San Francisco International Airport roughly 44 miles to the southwest.

Oakley also benefits from regional proximity to five ports, San Francisco, Oakland, Richmond, Benicia and Stockton, all of which are within a 50-mile radius of the subject.

LAND USE

The subject neighborhood is primarily industrial, with supporting commercial services. Residential communities in Oakley and the adjacent city of Antioch are located farther south. The subject neighborhood also features a large amount of agricultural land, including just south of the subject on the south side of the Burlington Northern Santa Fe railroad tracks. Supporting commercial uses are located along East 18th Street in the immediate vicinity of the subject.

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Neighborhood Analysis	20

Major land use characteristics are summarized in the table below.

Predominate Age of Improvements	0-50 years
Predominant Quality and Conditions	Average to good
Approximate Percent Developed	50%
Life Cycle State	Growth
Infrastructure/Planning	Average/Good
Predominant Location of Undeveloped Land	North/Infill
Prevailing Direction of Growth	West

DEMOGRAPHICS

SURROUNDING AREA DEMOGRAPHICS
2020 Estimates	1-Mile Radius	3-Mile Radius	5-Mile Radius	Contra Costa County	San Francisco- Oakland MSA	California
Population 2025	2,602	60,840	173,524	1,209,731	4,969,844	41,218,819
Population 2020	2,423	57,922	164,122	1,159,885	4,771,564	39,892,126
Population 2010	2,004	51,572	142,404	1,049,025	4,335,391	37,253,956
Annual Average % Change 2010-2020	2.1%	1.2%	1.5%	1.1%	1.0%	0.7%
Annual Aveage % Change 2020-2025	1.5%	1.0%	1.1%	0.9%	0.8%	0.7%
Households 2025	1,036	19,092	52,388	427,995	1,870,296	13,893,270
Households 2020	961	18,207	49,818	411,141	1,794,339	13,446,877
Households 2010	784	16,344	44,256	375,364	1,627,360	12,577,498
Annual Average % Change 2010-2020	2.3%	1.1%	1.3%	1.0%	1.0%	0.7%
Annual Aveage % Change 2020-2025	1.6%	1.0%	1.0%	0.8%	0.8%	0.7%
Median Household Income 2020	$52,107	$92,902	$92,469	$105,112	$113,154	$78,981
Average Household Size	2.5	3.2	3.3	2.8	2.6	2.9
College Graduate %	14%	21%	23%	42%	49%	33%
Median Age	35	37	36	40	40	37
Owner Occupied %	47%	72%	69%	67%	54%	56%
Renter Occupied %	53%	28%	31%	33%	46%	44%
Median Owner Occupied Housing Value	$463,198	$479,881	$506,790	$754,683	$965,899	$591,558
Median Year Structure Built Source: Spotlight	1990	1989	1992	1978	1969	1976

As shown in the preceding table, the current population within a three-mile radius of the subject is 57,922 residents, and the average household size is 3.2. Population in the area has grown since the 2010 census, and this trend is projected to continue over the next five years. Compare to the larger Contra Costa County and San Francisco-Oakland MSA, the population with a three-mile radius is projected to grow at a slightly faster rate.

The median household income in the three-mile radius is $92,902 which is below that of the County and the larger MSA, but above that of the State of California.

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EMPLOYMENT & DEMAND GENERATORS

As of March 2021, the State of California EDD reports employment figures as follows for Contra Costa County.

Country state total Alameda alpine Amador butte calaveras Colusa contra costa del norte el dorado fresno glenn Humboldt imperial inyo kern kings lake lassen los angeles madera marin mariposa Mendocino merced modoc mono Monterey napa Nevada orange placer plumas riverside sacramento san benito san Bernardino san diego san Francisco san joaquin san luis obispo san mateo santa Barbara santa clara santa cruz shasta sierra siskiyou solano Sonoma Stanislaus sutter tehama trinity Tulare Tuolumne ventura yolo yuba County state total Rank by rate Labor force employment unemployment rate--- 15 30 24 27 9 57 20 39 9 48 23 19 58 11 53 51 35 16 52 46 1 45 22 54 42 32 50 16 8 11 5 56 31 24 38 32 24 4 43 6 2 16 3 37 27 27 44 32 7 41 49 35 24 55 39 11 11 46 18,912,300 804,600 610 14,460 92,800 21,280 10,480 536,700 9,290 91,000 438,300 12,740 59,900 65,100 8,310 368,500 55,200 29,180 9,430 18,912,300 804,600 610 14,460 92,800 21,280 10,480 536,700 9,290 91,000 438,300 12,740 59,900 65,100 8,310 368,500 55,200 29,180 9,430 5,103,400 60,600 131,300 6,690 36,510 115,100 3,230 8,160 206,800 68,400 46,610 1,541,900 185,400 7,250 1,115,300 707,900 31,300 979,400 1,538,200 542,500 333,300 130,300 426,200 214,600 1,013,000 129,800 73,500 1,300 16,650 202,000 241,000 238,200 44,000 25,2404,450 193,700 19,740 406,600 105,700 29,300 17,361,100 752,500 560 13,390 85,900 19,930 8,860 500,400 8,510 85,200 394,700 11,810 55,900 54,900 7,780 327,600 49,400 26,860 8,800 4,548,200 54,800 125,100 6,060 33,920 101,900 2,940 7,530 185,200 63,900 43,750 1,443,300 175,200 6,380 1,029,800 655,600 28,700 902,700 1,432,600 513,100 302,600 122,700 404,900 200,500 961,300 119,200 68,000 1,200 15,110 186,300 226,600 217,200 39,500 23,240 4,120 171,300 18,110 380,500 98,900 26,500 1,551,200 52,100 50 1,070 6,900 1,350 1,620 36,300 770 5,700 43,600 930 4,000 10,200 540 40,900 5,800 2,320 620 555,100 5,900 6,200630 2,590 13,100 290 640 21,600 4,500 2,850 98,600 10,200 870 85,500 52,300 2,600 76,700 105,700 29,500 30,700 7,600 21,300 14,200 51,700 10,600 5,500 100 1,550 15,700 14,400 21,100 4,500 2,000 330 22,400 1,630 26,100 6,800 2,800 8.2% 6.5% 7.6% 7.4% 7.5% 6.3% 15.4% 6.8% 8.3% 6.3% 9.9% 7.3% 6.7% 15.7% 6.4% 11.1% 10.5% 7.9% 6.6% 10.9% 9.7% 4.8% 9.4% 7.1% 11.4% 8.9% 7.8% 10.4% 6.6% 6.1% 6.4% 5.5% 12.0% 7.7% 7.4% 8.2% 7.8% 6.9% 5.4% 9.2% 5.8% 5.0% 6.6% 5.1% 8.1% 7.5% 7.5% 9.3% 7.8% 6.0% 8.8% 10.1% 7.9% 7.4% 11.6% 8.3% 6.4% 6.4% 9.7%

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Unemployment spiked dramatically from a recent low in February 2020 to a high in April 2020 (just shy of 20%). Since the April peak unemployment has declined in each of the subsequent months to the current mark of 6.8% as of March 2021. This trend is generally consistent with overall unemployment trends in the nation.

The recent increases in unemployment are a result of the statewide shelter-in-place orders implemented in March 2020. As shelter-in-place orders have been lifted unemployment figures have declined gradually, a trend that is expected to continue has the local and regional economies continue to open. Historically, the unemployment rate in Oakley has been slightly higher than that of Contra Costa County as a whole.

SUMMARY

The subject’s neighborhood is a historically industrial and agricultural neighborhood. Supporting commercial facilities exist within close proximity and sufficiently support the neighborhood. The area benefits from good access to regional freeways, providing access to the Greater Bay Area to the west/southwest and north into Sacramento. The neighborhood also benefits from its proximity to growing residential communities farther south in Oakley and in the adjacent communities of Antioch and Brentwood.

The San Francisco Bay Area’s strong fundamentals will stabilize this area, even through a downturn. Given the history of the area, it is anticipated that most property values will be flat in the near term, but the medium- to long-term outlook is positive, particularly for industrial properties like the subject. Industrial distribution uses, particularly those serving e-commerce, have outperformed other sectors during the pandemic and this trend is expected to continue into the foreseeable future.

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NEIGHBORHOOD MAP

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MARKET ANALYSIS

COVID-19 DISEASE; SARS-COV-2 VIRUS

CDC

On January 30, 2020, the International Health Regulations Emergency Committee of the World Health Organization (WHO) declared the outbreak a “public health emergency of international concern” (PHEIC). On January 31, Health and Human Services Secretary Alex M. Azar II declared a public health emergency (PHE) for the United States to aid the nation’s healthcare community in responding to COVID-19. On March 11, WHO publicly characterized COVID-19 as a pandemic. On March 13, the President of the United States declared the COVID-19 outbreak a national emergency.

COSTAR | MARCH 1, 2021

The process for writing this column every week generally starts with updating a set of charts tracking high-frequency data on the economy and then discussing what they mean. The narrative direction for the week is born out of your authors’ ongoing Microsoft Teams chat, trading charts back and forth, sending quotes from Federal Reserve speeches, talking markets.

That process last week led to something of a landmark event for CoStar Economy: We’re feeling quite optimistic on the economy for the first time in a long time. Let’s explain why.

First, let’s check in on the most important graph for the economy: COVID-19 infection rates. This has been the graph to watch for nearly a full year as we are approaching the anniversary of the quarantine. As fast and furious as the rise in coronavirus infection rates was to close out 2020, they have come down just as quick. For the West and Midwest in particular, positive test rates are as low as they have been since the pandemic began.

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This is great news as the third wave of cases clearly affected economic and job growth, with net negative job growth over the months of December 2020 and January 2021. It appears that activity picked up quickly as the spread began to subside, almost concurrently. Some of our favorite high-frequency indicators are showing very strong signs that things are starting to get better. And quickly. Data from the reservation service OpenTable on restaurant traffic, below in red, is already back to its highest levels since the summer of 2020, when massive rehiring of leisure, hospitality and entertainment workers was driving monthly jobs gains into the millions. Credit and debit card spending, as measured by Affinity Solutions in blue, is also clearly rising in 2021 and currently stands at pandemic highs — even though the trend is pretty volatile.

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While restaurant traffic is still down a hefty 40% from a year ago, a combination of vaccinations, healthier restaurant practices and possibly herd immunity effects are pushing activity higher much faster. With Johnson & Johnson’s single-shot vaccine getting very positive news last week, this dynamic of increasing in-person activity should accelerate through the spring.

Consumer spending has been on an absolute tear as well, for all the reasons mentioned above but more importantly because of the fiscal stimulus enacted at the close of 2020. The chart below measures total personal income growth against personal income without emergency fiscal stimulus. Personal income in January 2021 skyrocketed to levels not seen since $1,200 checks were sent out in April 2020. While this time around the checks were only $600, these government benefits completely overshadowed the income growth weakness that began in December as hiring slowed to a standstill.

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With incomes boosted once again, and more freedom for individuals to move around and spend money, we can say with confidence this is the most optimistic backdrop we’ve had since the start of the crisis. The bond market has noticed this too, with 10-year U.S. Treasury rates hitting 1.6% briefly before falling back to close the week just below 1.5%. These are levels not seen since February 2020. Federal Reserve Chairman Jerome Powell stuck to his dovish script in front of Congress this past week, indicating “monetary policy is accommodative and it continues to need to be accommodative. ... Expect us to move carefully, patiently, and with a lot of advance warning.”

We feel compelled to offer a few reminders. First, rising long-term bond yields aren’t necessarily a bad thing! It’s less important to know that yields are rising than it is to know why they are rising. In this case, they are rising because economic growth is picking up. As of this writing, the Atlanta Fed’s GDPNow forecast for gross domestic product growth for the first quarter of 2021 is near 9%. That’s a good thing and will help make up the shortfall in GDP from pre-pandemic levels as well as assist in putting the roughly 10 million people without jobs back to work.

Second, the level of interest rates matters, not just the direction. The worry is that fast-rising interest rates will choke off economic growth. Does anyone here think 1.5% or even 2% interest rates are restrictive, hovering around zero when adjusted for inflation? As we wrote last week, housing market tailwinds will occur even at higher mortgage rates. Both mortgage and Treasury yields remain lower than at any level ever prior to 2020.

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Lastly, the Fed has held strong in its conviction to keep short-term interest rates low until a rebound in the economy and labor market is well underway. The two-year Treasury rate agrees with them. While rates at points further out the curve have risen sharply, the two-year has barely budged and remains at only 0.14% as of this writing. That tells us that the Fed won’t be raising rates anytime soon to slow down the economy. That means the yield curve has been steepening quickly. Bizarrely, this has been pointed out as a bad sign for growth, or at least a reason to worry that growth will be crimped by higher interest rates. In fact, a steepening yield curve has been a clear leading indicator for an improving economy coming out of a recession. The move steeper over the last few weeks has been fairly sharp, but it’s actually just catching levels typically seen when coming out of a recession.

The yield curve tracks consumer and business sentiment indices quite closely. If this is an indication of anything, it’s of more strength to come.

We don’t want to miss the forest through the trees here: there is still a long, long way to go before cumulative conditions return to where we were a year ago, and millions upon millions are still out of work. But if these trends keep up, and especially if new stimulus passes, that could happen quite quickly. As our opening quote suggests, many households and industries were broken in 2020. The world itself broke, in a way. But it appears that we are healing, and becoming stronger in those broken places.

The Week Ahead …

Next week is all about jobs, with an update on employment in February to be released on Friday. As activity remained depressed as of early February, the report is unlikely to capture the optimism we discussed above. But we will continue to keep a close eye on hiring of employment service employees, a reliable leading indicator for broader hiring, as well as the working conditions for long-term unemployed and disaffected workers.

Secondary to the jobs report, but still important and perhaps more forward-looking, are the Institute for Supply Management surveys. Business confidence has been strong in light of improved vaccine news, and look to continue that way as the ISM manufacturing index is released on Monday and ISM services index on Wednesday.

APPLE: DIRECTION REQUESTS | MARCH 1, 2021

Requests for walking and driving directions from Apple’s navigation tool, Maps, has shown a material recovery since the bottom in April although transit remains well below pre-covid levels. In any event Americans’ mobility has improved greatly.

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OPENTABLE: RESTAURANT BOOKINGS | MARCH 2, 2021

U.S. restaurant bookings have increased off the April lows but remain much lower than pre-covid.

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STR: HOTEL OCCUPANCY | FEBRUARY 20, 2021

U.S. weekly hotel occupancy reached its highest level since late October, according to STR‘s latest data through 20 February.

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Popular leisure markets in Florida, with leftover demand from the long holiday weekend, posted the week’s highest levels. Among STR-defined markets, the Florida Keys reached 93.5% occupancy, followed by Fort Lauderdale (80.1%). Miami saw the highest occupancy (75.8%) among the Top 25 Markets.

Additionally, displaced Texans pushed week-over-week occupancy gains across STR-defined markets in the state. Texas’ occupancy added almost a point to overall U.S. occupancy for the week. Top 25 Markets with the lowest occupancy levels for the week included Minneapolis (32.0%) and Oahu Island (32.8%).  Aggregate data for the Top 25 Markets showed slightly lower occupancy (47.0%) but higher ADR (US$107.07) than all other markets.

TSA: AIR TRAVEL | MARCH 2, 2021

According to data from the Transportation Security Administration, air travel is down about 55% from the same period a year ago, at which time air traffic figures do not appear to have been affected by covid.

MORTGAGE BANKERS ASSOCIATION: HOME PURCHASES | FEBRUARY 5, 2021

Mortgage applications to purchase a home have accelerated in the second half and the housing market remains healthy and active. Home purchases spur economic activity.

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INITIAL JOBLESS CLAIMS|FEBRUARY 25, 2021

On March 26th initial jobless claims showed an increase in unemployment by 3.1 million persons for the week of March 16th-20th, setting a record that would be broken the following week at 6.9 million. All weekly claims reported since March 26th are higher than any historical figure prior to COVID-19. The following chart illustrates the weekly initial jobless claims in 2020 and into 2021.

Jobless claims fell sharply last week despite severe winter storms that swept across Texas and other parts of the South, the Labor Department reported Thursday. First-time filings for unemployment insurance totaled 730,000 for the week ended Feb. 20, well below the Dow Jones estimate of 845,000.

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The total also represented a substantial decrease from the 841,000 the previous week, a number that was revised lower by 20,000. Despite the decline to the lowest since Nov. 28, it was still well above anything the U.S. labor market had seen prior to the Covid-19 pandemic.

Continuing claims also fell, decreasing 101,000 to 4.42 million, the lowest since March 21 but also much higher than the pre-pandemic norm.

BUREAU OF LABOR AND STATISTICS| FEBRUARY 5, 2021

The US unemployment rate (U-3) has declined to 6.3% in January from an April 2020 high of 14.7%. These improvements in the labor market reflected the continued resumption of economic activity that had been curtailed in March and April due to the coronavirus (COVID-19) pandemic and efforts to contain it. In January, notable job gains in professional and business services and in both public and private education were offset by losses in leisure and hospitality, in retail trade, in health care, and in transportation and warehousing,

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GDP FORECASTS

The following chart summarizes GDP forecasts from various economists and institutions. Please note the annualized figures are the quarterly change multiplied by four.

	2020 GDP Forecasts Annualized							2021 GDP Forecasts Annualized
Source CNBC/Moody's Consensus Mortgage Bankers Association Goldman Sachs Atlanta Fed GDP Now Actual	Date 3/1 2/19 2/9 3/1	Q1 -- -- -- -- -5.0%	Q2 -- -- -- -- -32.8%	Q3 -- -- -- -- 33.4%	Q4 -- -- -- -- 4.0%	Full Year -- -- -- -- -3.5%	Q1 5.0% 4.8% -- 10.0% --	Q2 8.5% 5.1% -- -- --	Q3 7.0% 7.2% -- -- --	Q4 -- 6.4% -- ---	Full Year 6.0% 5.9% 6.8% --
Change from Previous Quarter
CNBC/Moody's Consensus Mortgage Bankers Association Goldman Sachs Atlanta Fed GDP Now		-- -- -- --	-- -- -- --	-- -- -- --	-- -- -- --	-- -- -- --	1.3% 1.2% -- 2.5%	2.1% 1.3% -- --	1.8% 1.8% -- --	-- 1.6% -- --
Actual		-1.3%	-8.2%	8.4%	1.0%	--	--	--	--

While Q2 was beyond painful, the worst is behind us and Q3 was outstanding.  The fourth quarter was strong and the outlook for 2021 is much improved. High growth rates are expected into 2022.

RENT COLLECTIONS

The following chart from NAREIT summarizes rent collections by property type showing retail the most affected. This table shows the estimated REIT rent collections as a share of typical rent collections. A total of 34 equity U.S. REITs were included in the survey sample across six property sectors. NAREIT discontinued the publication in September as most property types had stabilized.

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The following chart illustrates deferrals and forebearances granted.

NMHC tracks multi-family collections which are summarized in the following chart.

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NAREIT/TREPP: CMBS DELINQUENCY| MARCH 2021

In February, the Trepp CMBS Delinquency Rate generated its largest improvement since the beginning of the pandemic. After two huge jumps in the reading in May and June of last year, the rate has now declined for eight consecutive months. The Trepp CMBS Delinquency Rate in February was 6.80%, a decline of 78 basis points from the January number, which is the biggest drop over the last eight months. The percentage of loans in the 30 days delinquent bucket is 0.58% – down 16 basis points for the month.

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URBAN LAND INSTITUTE: REAL ESTATE ECONOMIC FORECAST| OCTOBER 2020

ULI compiled forecasts from 43 economist/analysts at 37 real estate organizations. The key findings are noted as follows.

Transaction Volume

Commercial real estate transaction volume reached $593 billion in 2019, a post-Great Financial Crisis peak. Volume is expected to be about 50% lower in 2020 with a forecast of $300 billion. Forecasts for ‘21 and ’22 show growth to $400 billion and $500 billion, respectively.

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CRE Pricing

The RCA Commercial Property Price Index (CPPI) has experienced strong growth over the last nine years, staying consistently above 6 percent annually. Prices are expected to drop by 2% in 2020, remaining at that level with no change in ‘21 and then resuming growth in ‘22 with a 4% growth rate.

CRE Returns

NCREIF total returns in 2020 for the industrial sector in 2020 are expected to be positive, the only sector for which this is the case. Still, at 4.5%, this is a significant decline from industrial returns in 2019 of 13.4% and well below its long-term average of 10.4%. Apartment returns for 2020 are expected to be flat, while office and retail returns for 2020 are both forecast to be negative, at -2% and -9.9%, respectively. Industrial total returns are forecast to continue to increase in ‘21 and ‘22, at 6.2% and 10%, respectively, not yet returning to the recent growth rates experienced prior to the pandemic. Apartment and office total returns are forecast to turn positive in ’21, at 4% and 0.3%, respectively and continuing to gain strength in ’22, at 6.0% and 4.3%, respectively. Retail total returns are expected to further decline in 2021 by 4.0%, and then experience positive growth in 2022 of 2%.

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Market Analysis	39

Rent Growth

Commercial property rent growth differs widely by property type, as well. In 2020, industrial rent growth is forecast to be 1.0%, while apartments, office and retail are forecast at -2.5%, -2.4%, and -4.0%, respectively. In ‘21, both the industrial and multifamily sectors experience positive growth, at 2.1% and 0.1%, respectively, while office rental rate growth is -1.0% and retail is -2.8%. By ‘22, positive rental growth is forecast for all sectors, ranging from 3.3% in the industrial sector to 1.9% in the office sector. The exception is the retail sector that plateaus in ‘22..

Vacancy

Change in vacancy and availability rates differ widely by property type. In 2020, industrial availability is forecast to move up 50 basis points, while apartments are forecast to move up 100 basis points and both office and retail are forecast to move up 200 basis points. In ’21, industrial availability is expected to reverse direction and notch down slightly, apartment vacancy notches up slightly, and both office and retail vacancy rates continue to increase, albeit more moderately. In ’22, all sectors show slight improvement, with the exception of retail which remains unchanged over ‘21.

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Market Analysis	40

Hotel Occupancy

Hotel occupancy rates, according to STR, were steadily improving over the last ten years, coming in at 66.1% in 2019, above the twenty-year average. The occupancy forecast for the full 2020, 49.1%, reflects the sector’s relative strength in the few months prior to the pandemic, the near halt during the initial phases of the pandemic, and then some level of return to travel the balance of the year. Rates are forecast to improve over subsequent forecast years, increasing to 57.1% in ‘21 and 62.1% in ’22.

Hotel RevPar

Following seven years of above-average hotel revenue per available room (RevPAR) growth, the RevPAR growth rate dipped to the long-term average in ‘17 and ’18, and then experienced minimal growth, 0.8%, in 2019. RevPAR is forecast to drop 35% in 2020. Growth is expected to begin recovery in ‘21 at positive 15%, and continue in ‘22 at 10%. Given the steep decline in ‘20, the growth rates in the subsequent forecast years will not yet be sufficient to bring RevPAR to 2019 levels.

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MCKINSEY & COMPANY | OCTOBER 30, 2020

The following from McKinsey & Company illustrates the many possible scenarios for the economic impact of the COVID-19 crisis. With a strong public health response and the stimulus package the most likely scenarios are A1 through A4. Other, more extreme scenarios can also be conceived, and some of them are already being discussed (B1–B5 in Exhibit 3). One can’t exclude the possibility of a “black swan of black swans”: structural damage to the economy, caused by a yearlong spread of the virus until a vaccine is widely available, combined with the lack of policy response to prevent widescale bankruptcies, unemployment, and a financial crisis.

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If Scenario A1 occurs, McKinsey & Company projects US GDP will return to pre-crisis levels in the third quarter of 2022. If Scenario A3 occurs, McKinsey & Company projects US GDP will return to pre-crisis levels in the first quarter of 2021.

OTHER FEDERAL, STATE AND LOCAL CONSIDERATIONS

The federal government, states and municipalities have enacted legislation to lessen the economic impact of COVID-19. Landlords’, owners’ and tenants’ rights may be affected by such legislation. Many states and cities issued shelter-in-place orders forcing most residents to remain indoors except for essential needs like groceries and essential businesses. Several states have proposed legislation that would forgive rent and/or would allow termination of contracts. These issues should be closely monitored as they could place downward pressure on value.

FORCE MAJEURE

Force majeure clauses are contract provisions that excuse a party’s inability to perform its obligations under the contract if an unforeseeable event prevents such performance. Most leases have similar clauses. We are not experts with regard to force majeure contacts and laws.  Should COVID-19 become accepted in the US as a force majeure event there may be additional risk for landlords.

CONCLUSION

COVID-19 infections and overall economic implications are the primary concern of US and international investors; however, as vaccines are becoming more available and GDP growth rates have rebounded the worry among investors has been greatly reduced. Strong economic growth is expected throughout 2021 and into 2022 as rates are expected to remain near historical lows. Given recent bond yield increases, investors have expressed worries over upward pressure on interest rates; however, rates remain well below historical norms.

Medium and long-term outlooks are favorable and interest rates are expected to remain low into 2023, which could bode well for commercial real estate. Over the short-term hotels, restaurants and non-credit retail have taken the brunt of the declines while industrial, self-storage and multi-family have been the least affected. Office demand has faced downward pressures due to remote working trends and elevated levels of unemployment, which are declining. We will continue to interview market participants regarding changes in market conditions.

EAST BAY INDUSTRIAL MARKET

Costar is the source for the following data. The data reflects conditions of 2020 Q4, the most recent data available. The initial discussion provides information on the overall East Bay Industrial market, followed by the subject’s submarket. The subject is located within the Antioch/Pittsburg submarket, which will be discussed later in this report.

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OVERVIEW

The industrial market remains the most stable commercial property sector in the East Bay more than a year into the pandemic. But the market is still facing challenges despite its comparative outperformance. The East Bay industrial market has seen a noticeable slowdown in leasing activity since the onset of the pandemic. Still, the industrial sector has benefited from the continued adoption of e-commerce by consumers, driving demand for associated industrial properties.

The East Bay is the Bay Area's largest industrial market by a wide margin, with 271 million SF of inventory. The large quantity of industrial space has been able to satisfy a wide range of tenants' needs, spurring strong occupancy growth. E-commerce sales are growing nationally, making up around 15% of all retail sales, according to most recent estimates from the U.S. Census Bureau, and driving up demand for East Bay industrial real estate. Tech-savvy and early-adopting East Bay and Bay Area residents are likely shopping online more often than average. In response, retailers and logistics companies are growing warehouse inventories and establishing last-mile distribution centers for digital commerce.

The vacancy rate in the East Bay has continued to edge higher, a trend that began in 2017 after the market reached near historical vacancy rate lows just above 3%. One primary driver of increasing vacancies has been robust supply increases, with the market adding over 15 million SF of new industrial inventory since 2015. In addition, there is around 1.4 million SF currently under construction. The rapid supply increases have placed upward pressure on vacancy rates, along with leasing demand tapering off in some areas of the market.

Year-over-year rent growth in the East Bay has been slowing for several years, and the pandemic has placed increased downward pressure on rental rates. Still, industrial rents have continued to move marginally higher in 2021. Increased demand drove a significant increase in industrial rents prior to the pandemic, with average asking rents up over 50% since 2015. But with lower near-term demand and economic uncertainty, along with increased supply pressure, rent growth has slowed.

Typically, in times of economic uncertainty, transaction activity slows as investors and lenders pause to reassess market conditions and underwriting assumptions. However, overall investment volume, influenced by some large institutional portfolio deals, held up relatively well in 2020. Total investment volume topped $2 billion in 2020, relatively in line with recent annual totals. But the number of transactions did fall off sharply, registering the lowest total for deal volume since 2010. That trend has continued in 2021, with a limited number of primarily smaller-sized transactions taking place, as investors continue to be cautious.

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Market Analysis	44

EAST BAY INDUSTRIAL MARKET STATISTICS

	EXISTING INVENTORY		NET ABSORPTION	NET COMPLETIONS	UNDER CONST.	QUOTED RATES
PERIOD	(SF)	VACANCY %	(SF)	(SF)	(SF)	($/SF/YEAR)
2020 Q4	269,402,390	6.26%	197,731	292,367	2,230,939	$14.77
2020 Q3	269,110,023	6.24%	223,710	369,350	2,753,864	$14.87
2020 Q2	268,740,673	6.19%	-167,667	874,554	2,675,144	$14.84
2020 Q1	267,866,119	5.82%	726,114	2,789,581	3,305,226	$14.84
2020	269,402,390	6.26%	979,888	4,325,852	2,230,939	$14.77
2019	265,076,538	5.14%	-1,618,789	732,839	5,571,281	$14.71
2018	264,343,699	4.26%	-573,430	1,083,435	4,683,183	$13.84
2017	263,260,264	3.75%	1,231,254	472,659	2,746,857	$12.76
2016	262,787,605	4.05%	4,779,712	2,113,857	1,316,309	$11.56
2015	260,673,748	5.11%	5,764,892	850,935	2,854,574	$10.39
2014	259,822,813	7.01%	4,486,222	193,379	1,716,058	$9.35
2013	259,629,434	8.67%	3,332,137	-1,416,707	1,848,892	$8.60
2012	261,046,141	10.45%	1,225,640	-1,955,915	157,298	$8.09

The East Bay Industrial market ended the fourth quarter with a vacancy rate of 6.26%. The vacancy rate was generally flat over the past quarter, with net absorption totaling 197,731 square feet in the fourth quarter.  Rental rates decreased compared to the previous quarter, ending fourth quarter at $14.77. A total of 292,367 square feet was delivered to the market, with 2,230,939 square feet still under construction at the end of the quarter.

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Market Analysis	45

Vacancy for the overall East Bay Industrial market increased to 6.26% in the fourth quarter 2020. That compares to 6.24% in the third quarter 2020, 6.19% in the second quarter 2020, and 5.82% in the first quarter 2020.

RENTAL RATES

The rental rates shown below are per square foot per year on a NNN basis.

The average quoted asking rental rate for available Industrial space, all classes, was $14.77 psf at the end of the fourth quarter 2020 in the East Bay market area. This represented a 0.7% decrease in quoted rental rates from the end of the third quarter 2020, when rents were reported at $14.87.

INVENTORY & CONSTRUCTION

Over the past year, a substantial 4.3 million square feet have been delivered to the market. In addition, there were 2,230,939 square feet of industrial space under construction at the end of the fourth quarter 2020.

	EXISTING INVENTORY	NET DELIVERIES	UNDER CONSTRUCTION
SUBTYPE	(SF)	(12 MONTHS)	(SF)
Flex	54,477,183	456,688	443,634
Logistics	157,952,812	3,538,438	1,670,289
Specialized	56,972,395	330,726	117,016
Total	269,402,390	4,325,852	2,230,939

AMAZON - OAKLEY APPRAISAL

Market Analysis	46

ANTIOCH/PITTSBURG INDUSTRIAL MARKET

Antioch/Pittsburg is a large submarket relative to the national norm and contains about 13.0 million square feet of industrial space. Given the economic uncertainty, it's not too surprising to see that vacancies have softened notably in the past four quarters, and the submarket's vacancy rate has climbed by 4.2% during that time. Annual net absorption came in at a decrease of 110,000 SF over the past year.

The story improves over a longer timeframe: Over the past five years, the submarket has posted net absorption of about 110,000 SF per year, on average. Rents edged up by 0.4% over the past year. While positive, this represents the worst rent growth performance in more than five years.

There is 170,000 SF underway in Antioch/Pittsburg, representing a 1.3% expansion of the existing inventory. This represents a continuation of new development in the submarket, which had already seen 500,000 SF deliver over the past three years, representing a cumulative inventory expansion of 4.0%. Industrial properties traded with regularity last year, consistent with the generally high level of activity over the past three years.

ANTIOCH/PITTSBURG INDUSTRIAL MARKET STATISTICS

	EXISTING INVENTORY		NET ABSORPTION	NET COMPLETIONS	UNDER CONST.	QUOTED RATES
PERIOD	(SF)	VACANCY %	(SF)	(SF)	(SF)	($/SF/YEAR)
2020 Q4	12,491,085	5.77%	4,018	0	610,375	$11.33
2020 Q3	12,491,085	5.80%	-10,864	0	610,375	$11.42
2020 Q2	12,491,085	5.72%	118,121	29,000	610,375	$11.40
2020 Q1	12,462,085	6.44%	-54,796	0	623,091	$11.40
2020	12,491,085	5.77%	56,479	29,000	610,375	$11.33
2019	12,462,085	6.00%	-238,115	28,000	29,000	$11.32
2018	12,434,085	3.88%	318,699	0	57,000	$10.69
2017	12,434,085	6.44%	113,734	-12,000	0	$9.88
2016	12,446,085	7.45%	400,215	0	0	$9.01
2015	12,446,085	10.66%	-184,418	0	0	$8.10
2014	12,446,085	9.18%	136,462	0	0	$7.30
2013	12,446,085	10.28%	213,999	-12,000	0	$6.72
2012	12,458,085	12.08%	-35,090	0	0	$6.34

The Antioch/Pittsburg Industrial market ended the fourth quarter with a vacancy rate of 5.77%. The vacancy rate decreased nominally over the previous quarter, with net absorption totaling 4,018 square feet in the fourth quarter. Rental rates decreased compared to the previous quarter, ending fourth quarter at $11.33. No product was delivered to the market this quarter, with 610,375 square feet still under construction at the end of the quarter.

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Market Analysis	47

Vacancy for the overall Antioch/Pittsburg Industrial market decreased to 5.77% in the fourth quarter 2020. That compares to 5.80% in the third quarter 2020, 5.72% in the second quarter 2020, and 6.44% in the first quarter 2020.

The rental rates shown below are per square foot per year on a NNN basis.

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Market Analysis	48

The average quoted asking rental rate for available Industrial space, all classes, was $11.33 psf at the end of the fourth quarter 2020 in the Antioch/Pittsburg market area. This represented a 0.8% decrease in quoted rental rates from the end of the third quarter 2020, when rents were reported at $11.42.

INVENTORY & CONSTRUCTION

Over the past 12 months, only 29,000 square feet of flex space has delivered (the subject has not been included in these figures yet). There were 610,375 square feet of industrial space under construction at the end of the fourth quarter 2020.

	EXISTING INVENTORY	NET DELIVERIES	UNDER CONSTRUCTION
SUBTYPE	(SF)	(12 MONTHS)	(SF)
Flex	1,078,989	29,000	16,284
Logistics	6,094,904	0	594,091
Specialized	5,317,192	0	0
Total	12,491,085	29,000	610,375

MARKET OUTLOOK

The Antioch/Pittsburg Industrial market ended the fourth quarter 2020 with a vacancy rate of 5.77%. The vacancy rate decreased over the previous quarter, with net absorption totaling 4,018 square feet in the fourth quarter 2020. Rental rates decreased $0.09 PSF over the previous quarter and ended at $11.33. A total of 610,375 square feet is still under construction at the end of the quarter.

AMAZON - OAKLEY APPRAISAL

Site Description	49

SITE DESCRIPTION

The description of the site is based upon our physical inspection of the property, information available from the client, and public sources. See the Data Sources Used Within This Appraisal table in the Scope of Work section for more detail.

GENERAL DESCRIPTION OVERVIEW

The subject is located at the southeast corner of Bridgehead Road and Wilber Avenue, with additional frontage on C Street along the eastern perimeter of the site.

SUBJECT PROPERTY IDENTIFICATIONProperty NameAmazon - OakleyAddress4000 Wilbur RoadOakley, California 94561Tax ID/APNPortion of 037-020-018, 037-020-019 and 037-020-020Owner of RecordNP Oakley Building I LLCSite Area1,091,178 square feet (25.05 acres)

The subject’s land area is summarized in the following table.

SUMMARY OF LAND AREAS
Tax ID/APN [1]	SF	Acres
037-020-018	351,094	8.06
037-020-019	956,142	21.95
037-020-020	712,206	16.35
Total [2]	1,091,178	25.05

Subject reflects a portion of the above parcels; a revised current APN number has not been created and/or provided Total land area attributed to the subject is based on an ALTA survey dated June 11, 2020

The subject consists of a portion of a larger development site. A lot line adjustment was recorded in 2009; however, based on ALTA Survey dated June 11, 2020, a revised current APN number has not been created for the subject site. Per the ALTA Survey, the subject site consists of 25.05 acres, or approximately 1,091,179 square feet.

The site is 857 to 1,210 feet wide, and 984 to 1,182 feet deep. Its shape is l-shaped, and its topography is generally level and at street grade. Overall, site dimensions, shape, and topography result in average utility. The site is adequately served by public utilities, including water, sewer, gas, electricity, and phone.

SURROUNDING LAND USES

Land uses adjoining the subject include the subject’s currently under construction Class A industrial building park to the north and east, PG&E facility and Burlington Northern Santa Fe railroad tracks to the south, and Delta Diablo Sanitation District facility beyond which is Highway 160 to the west. These land uses are complementary to the subject’s existing use.

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Site Description	50

ACCESS

General access attributes of the subject and surrounding area were described in the neighborhood analysis. The following table summarizes specific access, frontage, and visibility attributes of the subject site specifically.

ACCESS, FRONTAGE & VISIBILITY
Street	Bridgehead Road	Wilber Avenue	C Street
Frontage Feet	857	984	1,210
Visibility	Excellent	Good	Good
Direction of Traffic	North/South	East/West	North/South
Paving	Asphalt	Asphalt	Asphalt
Curbs	None	Yes	Yes
Sidewalks	None	Yes	None
No. of Lanes	2 way, 1 lane each way	2 way, 1 lane each way	2 way, 1 lane each way
Condition	Average	Good	Good
Traffic Levels	Moderate	Low	Low
Signals/Traffic Control	Stop sign	Stop sign	Stop sign
Access/Curb Cuts	One	Two	One

ZONING REQUIREMENTS

The subject’s zoning requirements are summarized below.

ZONING REQUIREMENTS
Zoning Jurisdiction	City of Oakley
Subject Component	Industrial
Zoning Designation	P-1 Logistics Center District
Description	Planned Unit Development Logistics Center District
Legally Conforming?	Appears to be legally conforming
Zoning Change Likely?	No
Lot
Permitted Uses Maximum Coverage Ratio

Light industrial; fulfillment and delivery centers; distribution and logistics services; e-commerce; outdoor loading and storage; fleet vehicle storage, cleaning and maintenance Specific to approved Development Plan

Setbacks
May be varied for a specific use or building as proposed by the applicant when so approved
Building
Maximum Building Height (Feet) Maximum Floor Area Ratio	60 Specific to approved Development Plan
Parking
Parking Requirement	Parking shall be provided on the same lot or premises as the main use it serves unless a parking agreement is obtained allowing parking to be shared on the adjacent or near parcels

According to the local planning department, there are no pending or prospective zoning changes.

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Site Description	51

DRAINAGE

Based on the information provided, as well as our physical inspection of the property, it appears that drainage at the subject site is adequate.

FLOODPLAIN

According to National Flood Insurance Rate Map Community Panel No. 060766 - 06013C0163G (September 30, 2015), the subject property lies within FEMA Zone X  (outside of 500-year floodplain).

SOIL/SUBSOIL CONDITIONS

We did not receive nor review a soil report; however, we assume that the soil's load-bearing capacity is sufficient to support existing structures. We did not observe any evidence to the contrary during our physical inspection of the property.

SEISMIC HAZARDS

Given the presence of several active faults throughout the State of California, nearly all properties in California are subject to some degree of seismic risk. The Alquist-Priolo Earthquake Fault Zoning Act was passed in 1972 in order to regulate development of structures intended for human occupancy on the surface trace of active faults. While the Alquist-Priolo Act only addresses surface rupture risk, the Seismic Hazards Mapping Act, passed in 1990, considers non-surface earthquake hazards, such as liquefaction and landslides. These laws require the State Geologist to establish regulatory zones based on seismic risk, and distribute maps to agencies for affected areas for use in planning and development. Structures cannot be constructed over the trace of a fault, and a setback from the fault is typically required. Properties that are not located within a fault zone, but are at increased risk for seismic damage due to their location within affected cities can be subject to additional government-imposed requirements, such as seismic or soft-story retrofitting, and lenders and/or institutional investors will often require property owners/operators to carry earthquake insurance.

Based on our review of the current Alquist-Priolo Fault Zone and Seismic Hazard Zone Maps, no active faults are mapped in the Jersey Island Quadrangle by the California Geological Survey under the Alquist-Priolo Earthquake Fault Zoning Act; however, the subject property is within a special studies zone for liquefaction, which is not atypical for properties in the Bay Area.

ENVIRONMENTAL CONCERNS & HAZARDOUS SUBSTANCES

We were not provided with an environmental report; however, no unusual conditions observed, and none were reported by the owner. For purposes of this appraisal, we assume that the subject site is not impacted by any significant environmental concerns that would warrant remediation, or otherwise impact the marketability of the property.

EASEMENTS, ENCROACHMENTS & RESTRICTIONS

We were not provided with a title report or deed; however, the Amazon lease identifies various public and private easements that are typical of its type and location, and do not adversely impact value. Our valuation assumes that any easements or restrictions that affect the subject property are typical of its type and location, and that there are no encroachments that adversely impact value. For purposes of this valuation we assume that the subject has a clear and marketable title.

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Site Description	52

SUMMARY AND CONCLUSIONS – SITE

The subject site is comprised of 3  parcels, zoned P-1 Logistics Center District, Planned Unit Development Logistics Center District. This zoning designation allows for light industrial; fulfillment and delivery centers; distribution and logistics services; e-commerce; outdoor loading and storage; fleet vehicle storage, cleaning and maintenance. Overall, the physical site attributes result in average utility, and the property could be developed to a variety of uses per the provisions of its zoning designation, and with the approval of the local planning department.

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Improvements Description	53

IMPROVEMENTS DESCRIPTION

The subject property is an existing industrial building comprised of 145,503 square feet of rentable area. The improvements were constructed in 2020. As of the effective date, the property is 100% leased to Amazon.com Services, LLC. The site area is 25.05 acres or 1,091,178 square feet. Information regarding the subject improvements was provided by the owner and other parties related to, and familiar with the property. This information was verified with public records, building/site plans, third party reports, and various secondary sources.

The subject reflects a portion of larger site, which is currently being developed as a five-building industrial business park comprising a total of 1,980,807 square feet. The subject is the first of the buildings in the park to be constructed, with the overall development scheduled for completion in early2021.

IMPROVEMENTS DESCRIPTION
GENERAL OVERVIEW

Property Name Address

Property Description

Property Sub Type

Rentable Area (SF)

Gross Building Area (SF)

Land Area (SF)

Building Area Source

Year Built

Number of Buildings

Number of Stories

Construction Class

Construction Type

Amazon - Oakley 4000 Wilbur Road Oakley, CA 94561 Industrial Warehouse 145,503 145,503 1,091,178 Site Plan/Lease 2020 1 1 C CTU
SITE IMPROVEMENTS/CHARACTERISTICS
Floor Area Ratio (RA/Land SF) Floor Area Ratio (GBA/Land SF) Number of Parking Spaces Source of Parking Count Parking Type Parking Spaces/1,000 SF RA	0.13 0.13 1,014 Owner Surface 6.97
OCCUPANCY
Occupancy Type Percent Leased Number of Tenants	Single Tenant 100% 1

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Improvements Description	54

Construction specifications and materials are detailed in the following table, as reported by ownership, gathered from building plans, and observed at our physical inspection.

CONSTRUCTION DETAIL
EXTERIOR & STRUCTURAL DETAIL
Foundation	Concrete slab
Construction	Concrete tilt-up
Exterior Walls	Concrete Precast
Roof Type	Thermoplastic Polyolefin (TPO) 60-mil membrane
Clear Height (Feet)	32
Dock Height Loading Doors	12
Drive-in Doors	6
INTERIOR DETAIL
Interior Walls	Painted gypsum board and painted/exposed concrete
Ceilings	Exposed ceiling/suspended accoustical tile in office portion
Floor Coverings	Polished concrete in warehouse, commercial-grade carpet in office
Lighting	LED lighting
Restrooms	Adequate
MECHANICAL & SYSTEMS DETAIL
HVAC	Roof Central Mounted
Plumbing	Assumed adequate
Electrical	Assumed adequate
Sprinklers	Yes

RATINGS & QUALITATIVE DETERMINATIONS
Competitive Property Class	A
Building Quality	Excellent
Building Condition	Excellent
Design/Functional Utility	Excellent
Actual Age (Yrs.)	1
Estimated Effective Age (Yrs.)	0
Estimated Economic Life (Yrs.)	55
Remaining Economic Life (Yrs.)	55

BUILDING QUALITY

As summarized above, the subject property reflects Class C construction per MVS standards, and is classified as a Class A industrial property within its competitive market. The quality of materials and workmanship reflected in the property’s structure, systems, and finishes are consistent with its type, class, and location.

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Improvements Description	55

PLANNED CAPITAL EXPENDITURES/DEFERRED MAINTENANCE

Given that the subject reflects brand new construction, no near-term planned capital expenditures or deferred maintenance were identified during our inspection or through discussions with ownership and the prospective buyer.

BUILDING CONDITION

The subject improvements were recently constructed in 2020. It appears that maintenance has been adequate, and that the improvements are currently in excellent condition. Overall, the subject’s condition rates superior to directly competitive properties, and the subject competes well as a Class A distribution warehouse.

BUILDING DESIGN/FUNCTIONAL UTILITY

The design and functional utility of the subject improvements are consistent with market standards and are suitable to the needs of its typical user. The overall appeal of the subject property is not impacted by any noteworthy items of functional obsolescence.

HAZARDOUS SUBSTANCES

As previously discussed, an environmental assessment report was not provided for our review. This appraisal assumes that the subject is not impacted by any significant environmental concerns.

ADA COMPLIANCE

Based on our physical inspection of the property, it appears that the subject improvements are ADA compliant; however, we are not experts in ADA matters, and further investigation by an appropriately qualified professional is recommended.

PERSONAL PROPERTY

There are no personal property items that would be significant to the overall valuation.

SUMMARY AND CONCLUSIONS – IMPROVEMENTS

The subject property is a Class A industrial property, recently constructed in 2020. The quality, condition, design, and functional utility of the improvements rate generally superior to directly competitive properties, and the subject is expected to have average to above-average appeal to its typical user.

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Improvements Description	56

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Improvements Description	57

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Improvements Description	58

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Property Tax Analysis	59

Property Tax Analysis

Property Taxes And Assessment Data

Real estate taxes for the subject property are assessed and collected by the County of Contra Costa. In 1978, California voters approved the Jarvis-Gann Amendment, popularly known as “Proposition 13”. Proposition 13 abolished the practice of periodic reassessment of properties, based on market value appraisals, and limited increases on assessed values to 2% per year. The only circumstances under which properties are reassessed to current market value are upon a market sale, or completion of new construction or substantial renovation of a property. Ad valorem tax rates are limited to a general rate of 1%, plus the rates needed to service any bonded indebtedness. Voter-approved direct assessments can also be added and are often related to the installation of infrastructure.

This appraisal assumes a market sale of the subject property, rendering the current total ad valorem tax amount irrelevant to our analysis. In projecting real estate tax expenses for the subject property, we apply the ad valorem tax rate to our stabilized market value conclusion, and add direct assessments as reported on the most recent tax bill; however, for reporting purposes, as well as a test of reasonableness for the current assessed values, we summarize the subject’s most recent tax bill below:

REAL ESTATE ASSESSMENT AND TAXES
ASSESSED VALUES
Tax ID/APN	Total Subject	037-020-018	037-020-019	037-020-020
Land	$1,573,000	$273,000	$745,000	$555,000
Improvements	$0	$0	$0	$0
Total	$1,573,000	$273,000	$745,000	$555,000

REAL ESTATE TAXES - 2020-2021
Tax ID/APN	Total Subject	037-020-018	037-020-019	037-020-020
Ad Valorem Taxes @ 1.110300%	$17,465	$3,031	$8,272	$6,162
Direct Assessments	$7,103	$2,104	$116	$4,884
Total Real Estate Taxes	$24,568	$5,135	$8,387	$11,046

It is noted that the taxes presented above reflect the entire 46.36-acre site, whereas the subject comprises only a 25.05-acre portion of the total site. Thus, for the purposes of this analysis, direct assessments for the subject are based on the subject’s pro rata land area. Based on the preceding, direct assessments of $3,837.93 are assumed for the subject, which reflects 54% of total direct assessments (25.05 / 46.36 = 54%).

AMAZON - OAKLEY APPRAISAL

Tenant Overview	60

Tenant Overview

Amazon.com Services, Inc. is a wholly-owned subsidiary of Amazon.com, Inc. (NasdaqGS: AMZN) is a publicly-traded American multinational technology company focusing on e-commerce, cloud computing, digital streaming, and artificial intelligence. Amazon is considered one of the Big Four technology companies in the United States, along with Apple, Facebook, and Google. Amazon was originally founded in 1994 and is headquartered in Seattle, Washington. The company has 840,400 full time employees. Amazon reported total revenue of $386 billion in 2020, which was up 38% from 2019 and up 66% from 2018.

Net income was reported at $21.33 billion in 2020, which was up from $11.6 billion in 2019 and $10.1 billion in 2018. Amazon has a market capitalization of $1.67 trillion as of May 2021.

Credit Rating

In October 2020, Fitch Ratings affirmed Amazon’s A+ rating with a positive outlook. Amazon has been issued an AA- rating as of January 24, 2020 with a stable outlook as of August 11, 2017 by Standard & Poor’s, and an A2 credit rating with a positive outlook by Moody’s as of June 26, 2020.

Fortune 500

Amazon is ranked second on the 2020 Fortune 500 list and has been ranked since 2002.

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Tenant Overview	61

Stock Performance – Past 5 Years

Overall, Amazon’s stock performance has been exceptional over the past five years.

Conclusion

Amazon is a highly rated, excellent quality company with consistently increasing earnings, even during the COVID-19 pandemic. The stock price has increased dramatically above historical levels previously demonstrated as recently as 2019 before the COVID-19 pandemic. Amazon is received by the investment community as an excellent quality credit tenant.

AMAZON - OAKLEY APPRAISAL

Highest And Best Use	62

Highest And Best Use

A determination of highest and best use is necessary prior to valuation of a property. In the sixth edition of The Dictionary of Real Estate Appraisal, the Appraisal Institute defines Highest and Best Use as: “The reasonably probable and legal use of vacant land or an improved property which is physically possible, appropriately supported, financially feasible, and that results in the highest value.”

We conduct four tests to determine the highest and best use of the subject property:

•	Legally permissible per the applicable zoning standards and other restrictions
•	Physically possible
•	Financially feasible
•	Maximally productive

Typically, these tests are applied in the order listed above. The highest and best use of a property is the one that meets the first three criteria and will produce the greatest future benefit to the owner. Analysis of the highest and best use of the land assumes that the subject site is vacant and available for development to the determined highest and best use. The analysis of Highest and Best Use As Improved determines whether continued use as is, alteration, or demolition and redevelopment constitutes the maximally productive use of the existing improvements.

As If Vacant

Legally Permissible

The subject is zoned P-1 Logistics Center District, Planned Unit Development Logistics Center District. Based on this zoning designation, the site can be developed with light industrial; fulfillment and delivery centers; distribution and logistics services; e-commerce; outdoor loading and storage; fleet vehicle storage, cleaning and maintenance. No other restrictions have been identified that would limit development of the property beyond the development standards stipulated by the municipal code for the subject’s designated zoning.

Physically Possible

The subject site is L-shaped and its topography is generally level and at street grade. Access and infrastructure are adequate. Overall, the physical site attributes result in average utility, and the property could be developed to a variety of uses per the provisions of its zoning designation, and with the approval of the local planning department.

Financially Feasible

Based on our review of the market, it appears that the value of a new industrial use on the subject site would be commensurate with its cost to build. Demand in the area is adequate to justify new construction, and near-term development of an industrial use on the subject site is determined to be financially feasible.

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Highest And Best Use	63

This is further supported by the recent development of the subject and the developer’s decision to move forward with development of the remainder of the industrial business park on a speculative basis.

Maximally Productive

Based on this analysis, we have determined that a newly developed industrial use would render the highest residual land value; therefore, near-term development of a new industrial use on the subject site is determined to be the maximally productive use of the property as vacant.

Of the uses that would likely be developed on the subject site, only industrial use meets the first three criteria (legally permissible, physically possible, and financially feasible); therefore, near-term development of a new industrial use would render the highest residual land value, and is determined to be the maximally productive use of the property.

Conclusion – Highest & Best Use As If Vacant

The foregoing analysis indicates that only industrial use meets the four criteria utilized in determining highest and best use; therefore, near-term development of a new industrial use is determined to be the highest and best use of the subject as vacant.

As Improved

The subject property is improved with a brand new “last mile” distribution warehouse. Based on a review of the P-1 Logistics Center District zoning guidelines, the current use of the subject appears to be legally conforming. In their current configuration, the subject improvements are adequately suited to their current use and are consistent with the concluded highest and best use as if vacant.

The property is leased and produces a positive cash flow that we anticipate will continue. As such, a continuation of the current use is determined to be financially feasible.

Of the permissible, possible, and feasible uses of the subject improvements, achievable net income and rates of return indicate that continued industrial use would result in the highest market value for the existing improvements. Moreover, this value exceeds the value of the underlying site. As such, continued industrial use is concluded to be the maximally productive use of the subject property as improved.

Conclusion – Highest & Best Use As Improved

Based on the foregoing, continued industrial use appears to be the only use that meets all four criteria; therefore, continued industrial use is concluded to be the highest and best use of the subject property as improved.

Most Probable Purchaser

Considering the physical attributes of the subject, its leased status, and trends in the market, the most probable purchaser of the subject property is an investor.

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Valuation Process	64

Valuation Process

In developing an opinion of value, appraisers consider the Cost Approach, Sales Comparison Approach and the Income Approach. These three valuation methods are defined in the following table:

VALUATION METHOD	DEFINITION
Cost Approach

In this approach, the contributory value of the improvements (after deductions for accrued physical depreciation, functional obsolescence, and external obsolescence) is added to the value of the land as if it were vacant per our determination of highest and best use. If the interest appraised is other than fee simple, additional adjustments may be necessary for non-realty interest and/or the impact of existing leases or contracts.[1]

Sales Comparison Approach

In this approach, recent sales of similar properties in the marketplace are compared directly to the subject property, based upon a market-derived unit of comparison (i.e. price per square foot). We analyze physical, locational, and geographic differences between the subject and each comparable, and apply quantitative or qualitative adjustments to the comparables in order to arrive at an indication of value. The theoretical basis for this approach lies in the principle of substitution, whereby investors or owner-users are able to comparison-shop and set prices based on relative differences in properties. The reliability of an indication found by this method depends on the quality of the comparable data found in the marketplace.[1]

Income Capitalization Approach

The income approach utilizes a market-oriented rate of return to convert a property’s potential income into a value indication (capitalization). The approach considers explicitly considers rent, vacancy, expense, and capitalization/discount rate trends in the subject’s market, and reflects the primary analysis employed by most investors in leased commercial real estate assets. The two most commonly used income approach methodologies are direct capitalization and discounted cash flow analysis. These are frequently employed separately or in concert, depending upon the economic characteristics of the property, and the anticipated process of the most probable purchaser. The theoretical basis for this approach comes from the principle of anticipation and substitution. The principle of anticipation applies because the value of a property is the present value of expected future cash flow. The principle of substitution is also applicable, because rental rates for the subject property must be in line with those of competitive space. Furthermore, the value estimated by the income capitalization approach assumes that investors will earn a rate of return consistent with that available for alternative investments of comparable risk.[1]

[1]	Real Estate Education Company, “Income Property Appraisal”, 1991.

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Valuation Process	65

Given the physical and economic characteristics of the property, as well as the most probable purchaser concluded in the analysis of Highest and Best Use, the following valuation methods are employed:

VALUATION METHODS UTILIZED
Approach	Applicability to Subject	Use in Assignment	Weight in Reconciliation
Cost Approach	Applicable	Yes	Tertiary
Sales Comparison Approach	Applicable	Yes	Secondary
Income Capitalization Approach	Applicable	Yes	Primary

The valuation process is concluded by reconciling the value indications of all approaches utilized to a final value indication or range of value indications. The reliability of each approach, and resulting emphasis given in the final reconciliation, is determined based upon the quantity, quality, and overall reliability of its data.

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Sales Comparison Approach	66

Sales Comparison Approach

Methodology

In the sales comparison approach, we develop an opinion of value of the subject by compiling, verifying, and comparing recent and pending sales, as well as listings of properties similar in locational, physical, and economic attributes. The sales comparison approach is based upon the principle of substitution, which states that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

The sales comparison approach to value involves the following steps:

•

Determine the Unit of Comparison: Examine market trends, interview market participants, and consider market data in order to determine the most widely used unit of comparison for properties with characteristics similar to those of the subject. For purposes of this analysis, the unit of comparison utilized is price per square foot of rentable area.

•

Compile and Verify Comparable Data: Research is conducted to compile comparable pending sales, closed sales, and active listings of properties that are similar to the subject in location, size, density, construction age and quality, and other physical, legal, and economic characteristics. A reasonable effort has been made to verify the salient facts of each comparable transaction, as well its arm’s length status. In the event that we are unable to confirm a comparable with a direct party to the transaction, we have obtained secondary verification from public records and other market sources unless otherwise noted.

•

Comparison and Adjustment: Once the comparable data set has been identified, we adjust each sale/listing to account for specific differences in value-impacting transactional, locational, physical, and legal attributes (elements of comparison). All adjustments are applied to the comparables as they relate to the subject property.

•

Reconciliation: The value indications rendered from the adjustment process are evaluated for reliability and relevance to the subject, and reconciled to a single value conclusion for the subject property. The relevance of each comparable is largely captured in a comparison of the net and overall adjustments that are necessary in the adjustment process.

The following exhibits summarize the comparable data set that has been determined to be most relevant to the subject for purposes of sales comparison:

Comparable Improved Sales

On the following pages, we present a summary of the comparable improved sales that have been determined to be most relevant to the subject, including maps and photos.

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Sales Comparison Approach	67

COMPARABLE IMPROVED SALES MAP

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Sales Comparison Approach	68

SUMMARY OF COMPARABLE IMPROVED SALESYr. Blt.; Acres; Clear Height; Date of Sale; # Stories; FAR; % Office; Effective Sale Rentable No. Property/Location Sale Status % Occ. Parking Ratio Prop Rights Price SF $/Rentable SF Cap Rate 1 1300 Viele Ave. Jun-19 1959 3.24 16-20 $66,407,390 120,760 $549.91 4.43% 1300 Viele Ave. Closed 1 0.86 14% Bronx  100% – Leased Fee NY Tax ID: 02777-0205 & -0230 Grantor: 1300 Viele Property LLC (MRP Realty, Inc.)  Grantee: HDH3.1 LLC (Hans Holterbosch, Inc.) Comments: The property is a 120,760 SF Amazon distribution center. The property sold for $70,000,000 in June 2019, with a $3,592,610 credit for remaining renovation costs, indicating an effective sale price of $66,407,390. The lease commenced in May 2019 for a 10-year term with a rental rate of $24.35 per square foot. This property sold shortly after occupancy by Amazon.com. The property consists of two adjacent and interconnected buildings that have in total 8 drive- up docks with levelators, 7 drive-in docks, and 15 tractor trailer bays. Ceiling heights are variable from 16' to 20'.2 775 W Silverlake Rd. Dec-19 2019 10.75 30 $17,718,000 49,500 $357.94 5.00% 775 W Silverlake Rd. Closed 1 0.11 10% Tucson 100% 8.67/1,000 Leased Fee AZ Tax ID: 118-11-006C, -007B, -008A, -015B, -015L, -015M, -015N, -015P, -015Q, -016B, & portion of 118-11-006B Grantor: SPA Properties Tucson LLC (Scannell Properties) Grantee: Silverlake NNN LLC (Spitzer Enterprises LLC) Comments: December 2019 of distribution warehouse located in Tucson, Arizona. The comparable is a build-to-suit last-mile facility for Amazon. The building has a 30 foot clear height, 15 dock-high doors, and six drive-in doors. Based on in-place NOI, a going-in rate of 5.00% is indicated. 3 14000 West Grant St. Jan-20 2019 19.93 32 $35,700,000 115,280 $309.68 4.67% 14000 West Grant St. Closed 1 0.13 N/A Goodyear  100% N/A Leased Fee AZ Tax ID: 500-10-694 & -877 Grantor: HPC-Seerfried Goodyear LLC (Seefried Properties) Grantee: CPUS 14000 West Grand LP (CBRE Global Investors) Comments: January 2020 sale of distribution warehouse located in Goodyear, Arizona, roughly 15 miles west of Phoenix. The comparable was a build-to-suit last facility for Amazon, which leases the building for a 12-year term. Based in-place NOI, a going-in rate of 4.67% is indicated. 4 1224 S. Orange Blossom Trail Feb-20 2019 20.83 N/A $32,599,882 114,682 $284.26 4.70% 1224 S. Orange Blossom Trail Closed 1 0.13 N/A Orlando  100% 8.04/1,000 Leased Fee FL Tax ID: 34-22-29-3129-01-000 Grantor: Seefried Properties, Inc. Grantee: CPUS 1224 South Orange Blossom LP (CBRE Global Investors) Comments: February 2020 sale of distribution warehouse located in Orlando, FL. The comparable is a build-to-suit last-mile facility for Amazon. Based on in-plac going-in rate of 4.76% is indicated. 5 Centerra Industrial Building IV Aug-20 2018 15.55 24-30 $32,630,000 122,597 $266.16 5.26% 4555 Viking Way Closed 1 0.18 N/A Loveland  100% 1.38/1,000 Leased Fee CO Tax ID: 8504105001 Grantor: Cindustrial Four, LLC (McWhinney) Grantee: M4 Viking, LLC (Mark IV Capital) Comments: August 2020 sale of distribution warehouse located on Loveland, Colorado, roughly 45 miles north of Denver. The comparable features clear heights from 24 to 30 feet, 50 dock-high doors, and 12 drive-in doors. The building was fully leased to Amazon on a long-term basis. Based on in-place NOI, a going-in rat is indicated. 6 Crossgate Logistics Center Sep-20 2020 31.68 36 $52,500,000 117,670 $446.16 4.83% 1500 Crossgate Rd. Closed 1 0.09 N/A Port Wentworth  100% 7.73/1,000 Leased Fee  GA Tax ID: 7-0035-01-008 Grantor: Crossgate Industrial Investors, LLC (TPA Group) Grantee: 1500 Crossgate LLC (Inveria) Comments: September 2020 sale of distribution warehouse located in Port Wentworth, GA. The comparable is a build-to-suit last-mile facility for Amazon. The b has a 36 foot clear height and 13 dock-high doors. Based on in-place NOI, a going-in rate of 4.83% is indicated. 7 79 Thomas McGovern Dr. Oct-20 2019 4.74 36 $31,604,197 95,808 $329.87 3.85% 79 Thomas McGovern Dr. Pending 1 0.46 2%  Jersey City  100% 0.91/1,000 Leased Fee NJ Tax ID: 06-21508-0000-00002 Grantor: Exeter Thomas McGovern Land LLC (CT Realty) Grantee: Confidential Comments: Pending sale of recently constructed distribution warehouse located in Jersey City, NJ. The building is fully leased to Amazon on a new long-term le building features a 36 foot clear height, 8 dock high-door (plus ability to add 6 additional), and one drive-in door. Based on in-place NOI, a going-in rate of 3.85% reported.

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Sales Comparison Approach	69

COMPARABLE IMPROVED SALES ADJUSTMENTS Subject Sale 1 Sale 2 Sale 3 Sale 4 Sale 5 Sale 6 Sale 7 Common Name Amazon - Oakley 1300 Viele Ave. 775 W Silverlake Rd. 14000 West Grant St. 1224 S. Orange Blossom Trail Centerra Industrial Building IV Crossgate Logistics Center 79 Thomas McGovern Dr. Address 4000 Wilbur Road 1300 Viele Ave. 775 W Silverlake Rd. 14000 West Grant St. 1224 S. Orange Blossom Trail 4555 Viking Way 1500 Crossgate Rd. 79 Thomas McGovern Dr. City Oakley Bronx Tucson Goodyear Orlando Loveland Port Wentworth Jersey City State CA NY AZ AZ FL CO GA NJ Sale Date  Jun-19 Dec-19 Jan-20 Feb-20 Aug-20 Sep-20 Oct-20 Sale Status  Closed Closed Closed Closed Closed Closed Pending Sale Price  $70,000,000 $17,718,000 $35,700,000 $32,599,882 $32,630,000 $52,500,000 $31,604,197 Financing Terms Adjustment  $0 $0 $0 $0 $0 $0 $0 Conditions of Sale Adjustment  $0 $0 $0 $0 $0 $0 $0 Other Adjustment  -$3,592,610 $0 $0 $0 $0 $0 $0 Description of Adjustment  Ren. Costs Imported Effective Sale Price  $66,407,390 $17,718,000 $35,700,000 $32,599,882 $32,630,000 $52,500,000 $31,604,197 Effective Sale Price  $66,407,390 $17,718,000 $35,700,000 $32,599,882 $32,630,000 $52,500,000 $31,604,197 Rentable Area 145,503 120,760 49,500 115,280 114,682 122,597 117,670 95,808 Price per SF of Rentable Area  $549.91 $357.94 $309.68 $284.26 $266.16 $446.16 $329.87 Property Rights  Leased Fee Leased Fee Leased Fee Leased Fee Leased Fee Leased Fee Leased Fee % Adjustment  – – – – – – – Financing Terms  Cash to Seller Cash to Seller Cash to Seller Cash to Seller Cash to Seller Cash to Seller Cash to Seller % Adjustment  – – – – – – – Conditions of Sale % Adjustment  – – – – – – – Market Conditions  Jun-19 Dec-19 Jan-20 Feb-20 Aug-20 Sep-20 Oct-20 Annual % Adjustment 3% 5% 4% 4% 3% 2% 2% 1% Cumulative Adjusted Price  $577.41 $372.26 $322.07 $292.79 $271.48 $455.09 $333.17 Location  Superior Inferior Inferior Inferior Inferior Inferior Superior % Adjustment  -10% 20% 5% 15% 15% 25% -5% Access/Exposure/Visibility  Similar Similar Similar Similar Similar Similar Similar % Adjustment  – – – – – – – Building Size  Similar Superior Similar Similar Similar Similar Similar % Adjustment  – -5% – – – – – Year Built/Condition  Inferior Similar Similar Similar Similar Similar Similar % Adjustment  5% – – – – – – Construction Quality/Design  Inferior Similar Similar Similar Similar Similar Similar % Adjustment  5% – – – – – – Floor-Area Ratio (FAR)  Inferior Similar Similar Similar Similar Similar Inferior % Adjustment  5% – – – – – 5% Economic Attributes  Superior Inferior Inferior Inferior Inferior Similar Inferior % Adjustment  -5% 10% 25% 30% 30% – 30% Net $ Adjustment  $0.00 $93.06 $96.62 $131.76 $122.17 $113.77 $99.95 Net % Adjustment  0% 25% 30% 45% 45% 25% 30% Total % Adjustment  5% 30% 35% 49% 48% 28% 31% Indication for Subject  $577.41 $465.32 $418.69 $424.55 $393.65 $568.86 $433.12 Range of Comparable Indications $393.65 - $577.41 Average $468.80 Median $433.12 Indicated Value $560.00

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Sales Comparison Approach	70

ADJUSTMENT PROCESS

Each comparable is compared to the subject based upon the elements of comparison that have been determined to be relevant to the subject’s property type and location. Attributes of the comparable that are deemed to be inferior to the subject warrant an upward adjustment; whereas, superior attributes warrant a downward adjustment. Depending upon the availability and reliability of market data, adjustments are applied quantitatively (expressed as a percentage or dollar-per-unit amount) or qualitatively (inferior/similar/superior). Comparables that require less net and overall adjustment are often considered to be more reliable indicators of value; however, each comparable is evaluated by the appraiser in order to arrive at a final reconciled value.

EXPENDITURES IMMEDIATELY AFTER SALE – EFFECTIVE SALE PRICE

In order to arrive at the effective sale price, the actual sale price of each comparable is adjusted to account for any expenditures planned by the buyer immediately after sale, such as capital expenditures, cost to cure deferred maintenance, or lease-up costs.

Sale 1 is adjusted downward for remaining renovation costs. None of the other comparables were impacted by planned expenditures immediately after sale, and no adjustments are applied.

PROPERTY RIGHTS CONVEYED

This adjustment accounts for any impact that the property rights transferred to the buyer may have on sale price. For leased fee properties, the length of leases in place and the relationship of market to contract rent could impact value. Some properties may appeal to an owner-user or an investor, resulting in a premium or discount per market trends. If a buyer acquires the leasehold interest in a comparable, then an adjustment may be necessary that accounts for the impact to the of ground rent and/or risk associated with the expiration of the ground lease to the sale price.

The subject property is leased to a single tenant, and our valuation is based upon the leased fee.

The comparables were all leased at time of sale, and each transaction represents the leased fee interest in the associated property. No adjustments are necessary.

FINANCING TERMS

This adjustment accounts for the impact of atypical financing that influenced the sale price, such as seller financing or assumption of existing financing with favorable or unfavorable terms.

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash or market-oriented financing, and/or the cash equivalent sale price has been reported. No adjustments are warranted.

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Sales Comparison Approach	71

CONDITIONS OF SALE

This category accounts for other factors that may have influenced the sale price, primarily pertaining to seller motivation, such as seller distress (short sale, REO, auction) or buyer motivation, such as an assemblage. In the case of active listings, this adjustment can also capture the disparity between asking prices and the achievable sale price expected by the appraiser or a party to the sale.

All of the comparables reflect arm’s-length transactions of adequately exposed properties, and involving knowledgeable buyers and sellers. No adjustments are applied.

MARKET CONDITIONS

The comparable sales closed between June 2019 to October 2020. The market statistics presented earlier indicate that average asking rates have remained relatively stable over this period. However, discussions with market participants indicate that tenant demand for the subject’s property type has remained strong throughout the ongoing health crisis, while investor demand for well-leased industrial product has been increasing throughout the pandemic. Based on the preceding, a 3% upward annual adjustment is applied to the comparables.

LOCATION

The appeal of a property’s location to users of and/or investors in a particular property type can influence value significantly. This factor broadly considers the impact of demographics, geographical attributes, and local land use trends on pricing. Comparisons of location can often be derived, or even quantified, by examining rent, vacancy, capitalization rate, and land value trends in the subject and directly competitive areas.

The subject is located in Oakley in eastern Contra Costa County. While there is limited comparable Class A industrial product in eastern Contra Costa County, the subject’s Greater Bay Area location is highly desirable, with the San Francisco-Oakland-Berkeley MSA being the 12th largest MSA in the United States as of 2019 population estimates. In particular, the subject benefits from close proximity to Walnut Creek, which market participants indicate is the epicenter for home delivery e-commerce.

Sale 1 is located in The Bronx within New York City. New York is a densely populated urban area and the New York metropolitan area has the largest population among all MSAs in the United States. Similarly, Sale 7 is located in Jersey City, New Jersey, which is also within the New York metropolitan area. Based on the preceding, downward adjustments are applied to Sales 1 and 7, with a slightly lower adjustment applied to Sale 7 as Jersey City is a secondary city within the MSA.

Sale 2 is located in Tucson, Arizona, which is part of the Tucson MSA, which is the 53rd largest MSA in the country and is much less densely populated than the Bay Area. Based on the preceding, an upward adjustment is applied to this comparable.

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Sales Comparison Approach	72

Sale 3 is located in Goodyear, Arizona, a suburban community located within the Phoenix-Mesa-Chandler MSA, the 10th largest MSA in the country. While generally similar in total population, the Phoenix MSA is much less densely populated than the Bay Area. Based on the preceding, a slight upward adjustment is applied to the comparable.

Sale 4 is located in Orlando, Florida. The Orland MSA is the 23rd largest in the United States and is less densely populated than the Bay Area. Based on the preceding, an upward adjustment is applied to the comparable.

Sale 5 is located in Loveland, Colorado, a suburban community located roughly 45 miles north of Denver. The Denver MSA is the 19th largest in the United States and is less densely populated than the Bay Area.

Based on the preceding, an upward adjustment is applied to this comparable.

Sale 6 is located in Port Wentworth, Georgia, within the Savannah, GA MSA, the 139th largest MSA in the country. The Savannah MSA is much less densely populated than the Bay Area. Based on the preceding, a large upward adjustment is applied to Sale 6.

ACCESS/EXPOSURE/VISIBILITY

Depending upon property type, access and visibility from major thoroughfares can impact a property’s appeal to its typical investor and/or user. The subject is an industrial property, and benefits from close proximity to regional freeways, ports and commercial airports.

All of the comparables benefit from good access to regional and interstate freeways, as well as close proximity to commercial airports and/or shipping ports. Overall, no adjustments are warranted for this attribute.

BUILDING SIZE

Building size and price per square foot typically have an inverse relationship. Larger buildings tend to achieve lower pricing on a per-unit basis due to their economies of scale, and smaller pool of prospective buyers.

The majority of the comparables are very similar to the subject in size; however, it is noted that Sale 2 is considerably smaller than the subject, which makes it more appealing to a wider pool of potential buyers. Based on the preceding, a downward adjustment is applied to Sale 2. No other size adjustments are warranted.

YEAR BUILT/CONDITION

While the age of a property can impact achievable pricing, the overall condition rating is often a more accurate and important element of comparison, as the condition rating considers maintenance and renovations that have occurred since the property’s original construction date.

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Sales Comparison Approach	73

The subject property was recently constructed in 2020 and is in excellent condition.

The majority of the comparables were recently constructed between 2018 and 2020 and are considered generally similar to the subject in terms of overall effective age/condition. The lone exception is Sale 1 which reflects 1950s vintage construction but was recently fully renovated. While the comparable was recently renovated, it remains slightly inferior to the subject in terms of overall effective age/condition. Therefore, a slight upward adjustment is applied to this comparable. No other adjustments are warranted.

CONSTRUCTION QUALITY/DESIGN

This category considers the impact of construction materials and workmanship, functional utility, and overall design on achievable pricing. The subject is a build-to-suit for Amazon for use as a “last mile” distribution center.

The majority of the comparables reflect similar build-to-suits for Amazon “last mile” facilities. While Sale 7 was not a build-to-suit, it features generally similar functional attributes as the subject and the majority of the other comparables. Therefore, no adjustment is applied to Sale 7.

Sale 1 reflects a recent renovation of an existing building and while Amazon will utilize it as a similar “last mile” facility, the comparable features a much lower clear height, thus reducing the overall functional utility of the property. Based on the preceding, a slight upward adjustment is applied to Sale 1.

FLOOR-AREA RATIO

This adjustment considers the ratio of building area to land area. For industrial properties a lower FAR is typically considered superior to a higher FAR as it allows for the possibility of greater truck loading, outside storage, parking, or potential expansion. In the case of the subject, the relatively low FAR of 0.13 is highly desirable as it allows for ample parking, loading and maintenance for Amazon’s trucks and vans.

The majority of the comparables feature generally similar FARs, with Sales 2 through 6 indicating FARs ranging from 0.09 to 0.18. This is expected as these reflect build-to-suits for Amazon, like the subject. Based on the preceding, no adjustments are applied to these sales.

Sale 1 reflects an FAR of 0.86, which reflects its location within a more densely built out urban area. Nonetheless, the higher FAR at the comparable limits loading, parking and vehicle storage options at the comparable. Based on the preceding, an upward adjustment is applied to this comparable.

Sale 7 indicates an FAR of 0.46. Similar to Sale 1, this is reflective of the comparable’s more dense urban location, as well as the fact that it was speculative construction and not designed specifically for Amazon. Based on the preceding, an upward adjustment is applied to this comparable.

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Sales Comparison Approach	74

ECONOMIC ATTRIBUTES

This adjustment considers the difference in base rent and NOI per square foot that is not captured in the other locational and physical adjustments. This can be due to specific submarket location within a metro market, underlying land values, and specific construction costs, particularly as the majority of the comparables reflect build-to-suits. It is noted, as some of the locational and physical impact has already been considered in the other adjustments, the economic adjustment is not a direct ratio based on NOI per square foot.

A slight downward adjustment is applied to Sale 1, while large upward adjustments are applied to Sales 2, 3, 4, 5, and 7. No adjustment is warranted for Sale 6.

SALES COMPARISON APPROACH CONCLUSION

After adjustment, the comparables support a range of value indications from $393.65 - $577.41 per square foot. The average and median indicators are $468.80 and $433.12 per square foot, respectively. Primary reliance is placed on Sale 1, which is located within a major metropolitan area, with secondary reliance places on Sales 2 through 6, which reflect similar Amazon build-to-suits with similar FARs but suffer from inferior locations. Given the subject’s desirable location within the Bay Area and new construction, a point value at the upper end of the range is considered reasonable.

Given the foregoing analysis, we conclude to a value indication by sales comparison as follows:

SALES COMPARISON APPROACH VALUE CONCLUSION
Indicated Value per SF	$560
Subject Square Feet	145503
Indicated Value	$81481680
Rounded	$81500000

As additional support, we give consideration to the recent sale of 2751 Skypark Drive in Torrance, California. The property reflects a former Costco location that was slated for redevelopment. The building had sat vacant for three years while the seller pursued entitlements to redevelop the site as an industrial business park; however, prior to the redevelopment being approved a lease was signed with Amazon whereby the building would be converted into a “last mile” facility with a commercial-facing pick-up center for customers. The building recently sold in August 2020 for $81,000,000. The original Costco building footprint was 147,721 square feet; however, as part of the Amazon conversion, the building is being reduced to 130,263 square feet, indicating a price per square foot of roughly $622 per square foot. However, from our research, it was unclear if the renovation was complete as of the date of sale and if the buyer received any credits for remaining renovation costs. The site area is 14.02 acres, indicating an FAR of 0.21 based on the revised square footage. The property reportedly traded at a 3.95% going-in rate. Given the comparable’s superior location within the Los Angeles metropolitan area, its slightly superior functionality due to the build-out associated with the customer pick-up area, and the higher NOI/SF likely reflecting the specialized costs associated with renovating an older building, a point value below that

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Sales Comparison Approach	75

indicated by this supplemental sale would be considered reasonable for the subject. Nonetheless, this comparable provides further support for prices investors are willing to pay for welllocated Amazon “last mile” facilities.

RECONCILIATION OF PENDING SUBJECT SALE

As stated, the subject is current under contract of sale with a minimum sale price of $81,000,000. The pending sale price provides strong support for the value conclusion indicated via the Sales Comparison Approach.

AMAZON - OAKLEY APPRAISAL

Income Capitalization Approach	76

INCOME CAPITALIZATION APPROACH

METHODOLOGY

In the income capitalization approach, we develop an opinion of value by converting the property’s anticipated income into present value, using a rate of return. The income capitalization approach to value involves the following steps:

•	Estimate potential revenue: Consider leases in place, as well as potential income generated by vacant space and any other miscellaneous sources.
•	Estimate effective gross income: Determine an appropriate stabilized vacancy and collection loss deduction from total potential revenue.
•

Estimate net operating income: Determine appropriate deductions for typical operating expenses for the subject’s property type and location. These include fixed and variable operating expenses, and may also include a provision for replacement of short-lived building components.

•	Convert net operating income into value: Apply a market-derived rate of return to the anticipated income stream(s) to render an indication of value.

The two most commonly-employed income capitalization approach techniques are direct capitalization and discounted cash flow analysis. In direct capitalization, one year of net operating income is divided by a market-derived capitalization rate to provide an indication of value. In discounted cash flow analysis, a series of anticipated net income streams, including income from the future resale of the property, are discounted over a holding period to estimate present value. Discounted cash flow analysis is most appropriate when analyzing a property with irregular cash flows.

Depending upon the property type, and complexity of its lease structures and operating costs, a typical investor may employ one or both methods. If adequate data is available to support the various assumptions required, many market participants would perform both analyses and reconcile the value indications.

Given the economic characteristics of the property, as well as typical behavior of investors in this property type, we use both direct capitalization and discounted cash flow analysis.

SUBJECT INCOME ANALYSIS

The following table summarizes the subject rent roll.

RENT ROLL
	Original Lease			Term Term Remaining			Contract	Contract	Market	Rent	PGR	PGR/
Tenant Name	Size (SF)	Start	Lease End	(Mos.)	(Mos.)	Lease Type	Rent	Rent/SF/Yr	Rent	Applied	Projected	SF
Amazon.com Services LLC	145,503	9/15/2020	9/30/2032	145	137	Triple Net	$3,260,879	$22.41	$22.20	Contract	$3,260,879	$22.41
Total/Average*	145,503						$3,260,879	$22.41			$3,260,879	$22.41
Vacant SF/%	0	0%
Leased SF/%	145,503	100%

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Income Capitalization Approach	77

The leased status of the subject is summarized as follows:

•	The subject is currently 100% leased to a single, credit-quality tenant;
•	Contract rent is $22.41 per square foot;
•	The lease in place reflects a triple net expense structure.

MAJOR TENANT

In the following tables we present lease abstracts of the largest tenants in the building by size.

LEASE ABSTRACT - AMAZON.COM SERVICES LLC
Lessor	NP Oakley, LLC
Lessee	Amazon.com Services LLC
Leased SF	145,503
Original Lease Commencement	9/15/2020
Current Lease Commencement	9/15/2020
Expiration	9/30/2032
Term	145 months or 12.1 years
Remaining Term	139 months or 11.6 years
Base Rent & Escalations	Period	Months	PSF/Yr	Annual Rent
Base Term	9/15/2020 - 9/14/2021	1 - 12	$22.17	$3,225,754
Base Term	9/15/2021 - 9/14/2022	13 - 24	$22.61	$3,290,269
Base Term	9/15/2022 - 9/14/2023	25 - 36	$23.07	$3,356,074
Base Term	9/15/2023 - 9/14/2024	37 - 48	$23.53	$3,423,196
Base Term	9/15/2024 - 9/14/2025	49 - 60	$24.00	$3,491,660
Base Term	9/15/2025 - 9/14/2026	61 - 72	$24.48	$3,561,493
Base Term	9/15/2026 - 9/14/2027	73 - 84	$24.97	$3,632,723
Base Term	9/15/2027 - 9/14/2028	85 - 96	$25.47	$3,705,377
Base Term	9/15/2028 - 9/14/2029	97 - 108	$25.98	$3,779,485
Base Term	9/15/2029 - 9/14/2030	109 - 120	$26.49	$3,855,074
Base Term	9/15/2030 - 9/14/2031	121 - 132	$27.02	$3,932,176
Base Term	9/15/2031 - 9/14/2032	133 - 144	$27.57	$4,010,819

Projected Rent - First Forecast Year				$3,260,879
Expense Basis	Triple Net
Tenant Paid Expenses	All (including management capped at 2.0%) except structural R&M and G&A
Owner Paid Expenses	Structural R&M and G&A
Renewal Options	Four five-year options, plus a fifth option for a term of two years and 11 months. Renewal options at 100% of then prevailing market rent
Termination Clause	None
Other Options	Tenant has an ongoing Right of First Offer (ROFO) to purchase the

Comments	The lease rates includes consideration for Amazon's use of roughly 16.70 acres of excess highly improved parking area. Lease is guaranteed by Amazon.com.

AMAZON - OAKLEY APPRAISAL

Income Capitalization Approach	78

As previously discussed, this tenant would be received by the investment community as an excellent quality, credit tenant.

INCOME ANALYSIS CONCLUSION

Our analysis of the subject’s income characteristics imply below average risk to an investor. This will be considered in our selection of a capitalization rate.

SUBJECT INCOME RISK RATING
Factor	Risk Rating	Comments
Comparison of Contract Rents to Market	Average	Contract rent is reflective of market
Credit Quality of Tenant Base	Below Average	Excellent quality credit tenant
Near Term Lease Expirations	Below Average	Long-term lease with no near-term rollover
Occupancy	Average	Fully leased
Functional Utility of Lease Spaces	Average	Good quality distribution warehouse; large improved yard area
Overall Risk Conclusion	Below Average

Based on current discussions with numerous market participants including local, regional, and national brokers, investors, and managers active in the market, much of the near-term impact from the pandemic in core markets will be captured in income assumptions like rent growth, stabilized and short-term occupancy, credit loss and lease-up rather than pricing metrics like discount rates, capitalization rates and terminal rates. However, in suburban and secondary markets, these participants are not only projecting similar changes in income assumptions, but also potential upward movement in pricing metrics.

In the case of the subject, the subject would likely be considered a secondary suburban market. However, discussions with participants familiar with the subject market and property type indicate that demand for distribution warehouse product in the Bay Area has remained strong throughout the ongoing health crisis, reflecting the accelerated transition to e-commerce occurring in the greater economy. One leasing broker indicated that several established global e-commerce companies, including Amazon, have stated that Walnut Creek is the center of Northern California distribution. Thus, proximity to Walnut Creek is a key component in leasing decisions for large e-commerce companies. Oakley is within roughly a 20-mile radius of Walnut Creek, which is more desirable than more traditional big box distribution locations farther east in the Central Valley, such as Stockton and Modesto. Further, the subject also benefits from regional proximity to distribution hubs just north in Fairfield and Vacaville (Solano County). Based on the preceding, and noting that the e-commerce revolution that was already underway effectively has been fast forwarded due to the impact of the ongoing health crisis, it appears that the subject is relatively well insulated from the market volatility occurring in other sectors and markets.

AMAZON - OAKLEY APPRAISAL

Income Capitalization Approach	79

MARKET RENT ANALYSIS

An analysis of market rent for the subject’s lease space is performed by surveying competitive properties and market participants for recent and pending leases, as well as active listings. Our market rent conclusions are then utilized to estimate potential income for vacant space, and to evaluate the impact of contract rents in place that differ from market.

RENT ANALYSIS - WAREHOUSE

Comparables pertinent to the subject’s warehouse space are summarized in the tables and exhibits that follow.

COMPARABLE LEASE MAP

AMAZON - OAKLEY APPRAISAL

Income Capitalization Approach	80

COMPARABLE LEASE SURVEY - WAREHOUSE Comparable Lease Year Built; Lease Start; Rent/SF; Building SF; Tenant; Term (Mos.); Expense Basis; Rent Concessions (Mos.); No. Property Information Parking Ratio Lease SF Clear Height Lease Type Escalations TI Allowance/SF 1 16915 State Road 54 2021 Amazon.com N/A 2021  $20.93 0 16915 State Road 54 110,866 110,866 144 NNN BTS Lutz N/A New 1.50%/Year FL Comments: New build-to-suit lease of proposed Class A distribution warehouse located in Lutz, Florida. Lease signed in August 2020 and will commence upon completion of construction in 2021. 2 Chandler Airport 2020 Amazon.com 32 Oct-20 $20.62 0 3405 S. McQueen Road 201,784 201,784 156 NNN BTS Chandler 7.1 /1,000 New 2%/Year AZ Comments: New build-to-suit lease of Class A distribution warehouse in Chandler, Arizona. Lease signed in March 2020 with completion scheduled for October 2020. Building will have 32 foot clear height, 16 dock-high doors, 16 drive-in doors, 195 foot truck court and FAR of 0.10. 3 770 Commerce Dr. 2021 Amazon.com N/A Jun-21 $21.54 0 770 Commerce Dr. 110,866 110,866 144 NNN BTS Venice 0.5 /1,000 New 1.50%/Year FL Comments: New build-to-suit lease of currently under construction Class A distribution warehouse located in Venice, Florida. Lease signed in January 2020 and will commence upon completion of construction. Building will have an FAR of 0.26. 4 Crossgate Logistics 2020 Amazon.com 36 Sep-20 $21.56 0 1500 Crossgate Rd. 117,670 117,670 144 NNN BTS Port Wentworth 7.7 /1,000 New 2%/Year GA Comments: New build-to-suit lease of Class A distribution warehouse in Port Wentworth, Georgia. Lease signed in December 2019 with commencement upon completion in September 2020. Building has 36 foot clear height, 13 dock-high doors, and FAR of 0.09. 5 7929 National Service 2019 Amazon.com N/A Oct-19 $18.53 0 7929 National Service Rd. 66,200 66,200 120 NNN BTS Greensboro N/A   New 1.50%/Year NC Comments: New build-to-suit lease of Class A distribution warehouse in Greensboro, North Carolina. Lease signed in April 2019 with commencement upon completion in October 2019. Building has an FAR of 0.04. 6 1300 Viele Ave. 1959 Amazon.com 16-20 Mar-19 $24.35 6 1300 Viele Ave. 120,760 120,870 120 NNN $18.00 Bronx –ew 2.5%/Year NY  Comments: New lease of fully renovated industrial property consisting of two adjacent and interconnected buildings that have in total eight drive-up docks with levelers, seven drive-in doors, and 15 tractor trailer bays. Ceiling heights are variable from 16 to 20 feet. Lease was signed in Janaury 201 and commenced in March 2019. SUMMARY LEASE ANALYSIS - WAREHOUSE  Subject Lease 1 Lease 2 Lease 3 Lease 4 Lease 5 Lease 6 Property Name Amazon - Oakley 16915 State Road 54 Chandler Airport 770 Commerce Dr. Crossgate Logistics 7929 National Service 1300 Viele Ave. Address  4000 Wilbur Road 16915 State Road 54 3405 S. McQueen Road 770 Commerce Dr. 1500 Crossgate Rd. 7929 National Service 1300 Viele Ave. City   Oakley Lutz Chandler Venice Port Wentworth Greensboro Bronx State CA FL AZ FL GA NC NY Lease Start Date   2021 Oct-20 Jun-21 Sep-20 Oct-19 Mar-19 Lease Term (Months)  144 156 144 144 120 120 Tenant Name   Amazon.com Services Amazon.com Services Amazon.com Services Amazon.com Services Amazon.com Services Amazon.com Services Leased SF   110,866 201,784 110,866 117,670 66,200 120,870 Expense Basis NNN NNN NNN NNN NNN NNN Base Rent/SF/Yr $20.93 $20.62 $21.54 $21.56 $18.53 $24.35 Expense Structure   NNN NNN NNN NNN NNN NNN $ Adjustment – – – – – – Adjusted Rent   $20.93 $20.62 $21.54 $21.56 $18.53 $24.35 Conditions of Lease $ Adjustment   – – – – – –Adjusted Rent   $0.00 $0.00 $0.00 $0.00 $0.00 $0.00 Market Conditions   2021 Oct-20 Jun-21 Sep-20 Oct-19 Mar-19 Annual % Adjustment – – – – – – –Cumulative Adjusted Rent  $20.93 $20.62 $21.54 $21.56 $18.53 $24.35 Location    Inferior Inferior Inferior Inferior Inferior Superior Size    Similar Similar Similar Similar Similar Similar Building Quality   Similar Similar Similar Similar Similar Inferior Age/Condition   Similar Similar Similar Similar Similar Similar FAR    Similar Similar Inferior Similar Similar Similar Economic Characteristics  Similar Similar Similar Similar Similar Superior Overall Comparison to Subject  Inferior Inferior Inferior Inferior Inferior Similar Range of Comparable Indications  $18.53 - $24.35 Average $21.26 Median $21.24 The warehouse lease comparables range from $18.53 - $24.35 per square foot per year. The comparables are all similar Amazon “last mile” distribution facilities recently constructed on a build-to-suit basis, or in the case of Rent 6 recently renovated, subject to long-term leases.

AMAZON - OAKLEY APPRAISAL

Income Capitalization Approach	81

Market Conditions: While the majority of the comparables were signed prior to the pandemic, with the exception of Rent 1, discussions with market participants indicate that the regional and national industrial markets for similarly located “last mile” facilities has remained strong throughout the pandemic. As all the comparables were signed in 2019 and 2020, and noting generally stable conditions in industrial markets, all of the comparables are considered representative of current market conditions.

Location: The subject is located in the Greater San Francisco Bay Area, within roughly a one-hour drive time from San Francisco and within 20 miles of Walnut Creek, regarded as the epicenter for “last mile” home delivery in the Bay Area. The subject is within roughly 35 miles of Oakland International Airport.

Rent 1 is located in the Tampa Bay metro area within roughly 15 miles of Tampa International Airport. The Tampa area is smaller MSA as compared to the Bay Area, which is only partially offset by the comparable’s closer proximity to an airport. Rent 2 is located in the Phoenix MSA in immediate proximity of Chandler Municipal Airport and within roughly 15 miles of Phoenix Sky Harbor International Airport. Similar to Rent 1, the Phoenix MSA is smaller than the Bay area, but this is partially offset by closer airport proximity. Rent 3 is located in the Sarasota MSA roughly 20 miles from Sarasota/Bradenton International Airport. The Sarasota MSA is significantly smaller than the Bay Area. Rent 4 is located in the Savannah MSA within roughly two miles of the Savannah/Hilton Head International Airport. The Savannah MSA is considerably smaller than the Bay Area and this is only partially offset by the comparable’s closer airport proximity. Rent 5 is located in the Piedmont Triad MSA within roughly two miles of the Piedmont Triad International Airport. Similar to Rent 4, the comparable’s MSA is significantly smaller than the Bay Area, which is only partially offset by closer airport proximity. Rent 6 is located in New York, which is a more densely populated MSA as compared to the Bay Area, and within roughly two miles of LaGuardia Airport.

Based on the preceding, Rents 1 through 5 are considered to have inferior locations as compared to the subject, while Sale 6 has a superior location.

Size: The majority of the comparables are generally similar to the subject in size and no adjustments are warranted.

Building Quality: Rents 1 through 5 reflect build-to-suits for Amazon and are considered generally similar to the subject in terms of overall quality and functionality. Lease 6 reflects an older vintage industrial property that was recently renovated and features lower clear heights than the subject and the other comparables. Based on the preceding, Rent 6 is considered slightly inferior to the subject.

Age/Condition: Rents 1 through 5 all reflect brand new construction like the subject. As stated, Rent 6 was recently fully renovated and is considered generally similar to the subject in terms of overall effective age/condition. No adjustments are warranted.

FAR: The subject has an FAR of 0.13, which allows for a large yard area for truck/van loading/unloading, storage, and additional parking. The FAR for Rent 1 was not available; however, as it reflects a suburban build-to-suit for Amazon it would be expected to have a generally similar FAR as the subject. Rents 2, 4 and 5 have FARs ranging from 0.04 to 0.10 and are considered generally similar to the subject. Rent 3 has an FAR of 0.26, which is considered slightly inferior to the subject. Rent 6 has a significantly higher FAR than the subject (0.86); however, this is reflective of the comparable’s superior location in a densely populated urban area.

AMAZON - OAKLEY APPRAISAL

Income Capitalization Approach	82

Economic Characteristics: Rents 1 through 5 reflect build-to-suite leases with no additional TIs and no free rent, like the subject. Further, these five comparables feature generally similar in-term escalations of 1.5% to 2.0%. Rent 6 included three months of free rent of $18/SF in TIs, as well as 2.5% in-term escalations. Overall, Rent 6 is considered superior to the subject in terms of economic characteristics.

Based on the preceding analysis, a market rental rate for the subject within the range indicated by the comparable data would be expected. A rate above the range indicated by Rents 1 through 5, which all suffer from inferior overall metro locations, and below that indicated by Rent 6, which has a superior location in a densely populated urban area, would be expected. Based on the preceding, a market rental rate within the range of roughly $22.00 to $23.00 per square foot would be considered reasonable for the subject.

RECENT SUBJECT LEASING ACTIVITY

The table below summarizes recent leasing activity at the subject property.

RECENT SUBJECT LEASING ACTIVITY
Tenant Name	Size (SF)	Space Type	Type	Original Lease Start	Term (Mos.)	Initial Rent/SF/Yr	Expense Basis	Rent Escal.	Free Rent	TIs
Amazon.com Services LLC	145,503	Warehouse	New	09/15/20	145	$22.17	Triple Net	2%/Year	None	BTS

As previously discussed, the recent Amazon lease indicates an initial rent of $22.17/SF (±$1.85/sf/mo.) which includes consideration for the building and the improved excess parking/yard area. The tenant did not receive a TI allowance as the building is effectively a build-to-suit, or any free rent. In-term escalations are 2.00% per year, which is well supported by the comparable data. Overall, the recent Amazon lease is considered market-oriented and a good indicator of market rent for the subject building.

AMAZON - OAKLEY APPRAISAL

Income Capitalization Approach	83

MARKET RENT CONCLUSION

Based upon the preceding data and analysis, we conclude to market rents and other lease terms for the subject spaces as follows:

MARKET LEASE TERM CONCLUSIONS
Warehouse
SUBJECT SUMMARY	145,503
Net Rentable Area (SF)
Percent of Total Area	100%
Expense Basis	Triple Net
CONCLUSIONS
Market Rent (SF/Yr.)	$22.20
Market Rent (SF/Mo.)	$1.85
Expense Basis	Triple Net
Escalations	2%/Year
Lease Term (Mos.)	144
Free Rent (Mos.)	0
Tenant Improvements ($/SF)
New	$2.00
Renewal	$0.00
Leasing Commissions
New (%)	5.00%
Renewal (%)	2.50%

The concluded market rental rate is well supported by the comparable data and recent subject lease. In addition, the concluded market rental rate is further substantiated through discussions with numerous leasing brokers active in the local market, including the subject’s leasing broker, and brokers active in the national industrial market.

Escalation patterns vary in the market and 2.0% annual rent increases are concluded for speculative leases, which is consistent with Amazon’s contract escalations, and is well supported by the comparable data.

A 12-year lease term is concluded for speculative leases, which is well supported by the comparable data and recent subject leasing activity.

The Amazon lease at the subject does not include any free rent. Only one of the comparable included free rent. Giving primary reliance to recent subject leasing activity, with strong support from the comparable data, no free rent is projected for speculative leases.

AMAZON - OAKLEY APPRAISAL

Income Capitalization Approach	84

The Amazon lease does not stipulate a specific TI allowance as it was effectively a build-to-suit. The majority of the comparables reflect similar build-to-suits with no additional TI allowances, with only one comparable including a TI allowance of $18/SF for an older vintage renovated building. Based on the preceding, and noting that the subject reflects brand new construction, a TI allowance of $2/SF is projected for speculative new leases ,with no TI allowance for renewals.

INCOME AND EXPENSE ANALYSIS

POTENTIAL GROSS RENT

The table below summarizes indications of potential gross rent. Potential gross rent is commonly calculated by applying contract rent to leased spaces and market rent to vacant and owner-occupied spaces; however, this estimate can be affected by contract rents in place that vary significantly from market and/or spaces that are leased on a short-term basis or have an abbreviated remaining term. Potential gross rent is projected over the 12 months following the current effective date.

POTENTIAL GROSS RENT
		Contract Rent		Market Rent
Space Type	SF	Annual	$/SF/Yr	$/SF/Yr	Annual	Contract as % of Market
Leased Space
Warehouse	145,503	$3,260,879	$22.41	$22.20	$3,230,167	101%
Total	145,503	$3,260,879	$22.41	$22.20	$3,230,167	101%

Potential rent based on contract is 101% of market rent. Based on the preceding, and noting the long- term Amazon lease, contract rent is applied herein.

EXPENSE RECOVERIES

Our market rent conclusion assumes a triple net expense (NNN) structure, whereby tenants directly pay or reimburse the landlord for all operating expenses. The Amazon lease in place is also structured on the same expense basis (i.e. triple net). Exceptions include structural repairs. Our projection of expense recoveries includes all reimbursable expenses.

VACANCY AND COLLECTION LOSS

A vacancy and collection loss allowance is deducted at an expected stabilized rate. As discussed in the Market Analysis, the current market-wide vacancy rate is 6.3%. The submarket vacancy rate is 5.8%, which is materially unchanged over the past quarter. However, discussions with market participants indicate that vacancy for comparable Class A distribution warehouses in Contra Costa County is well below market-wide vacancy.

With regard to the subject, Amazon is a highly desirable, investment-grade credit tenant. Thus, there is effectively no risk of collection loss over the course of the lease. Based on the preceding, no vacancy and collection loss allowance is applied herein.

AMAZON - OAKLEY APPRAISAL

Income Capitalization Approach	85

OTHER INCOME

The subject does not generate additional revenue aside from base rental income. No other income is included in our projection of potential gross income.

HISTORICAL AND PROJECTED INCOME AND EXPENSES

As the subject reflects brand new construction, there is no operating history. Further, as the subject is leased on a triple net basis, no operating pro forma was provided. Thus, we have relied upon expense comparables for estimating expenses at the subject. Our projection of the subject’s income, expenses and NOI is presented in the following table.

PRO FORMA INCOME & EXPENSE ANALYSIS
Market
Value As Is
INCOME
Base Rent	$3,260,879
Expense Reimbursements	1,040,539
POTENTIAL GROSS INCOME (PGI)	$4,301,418
Vacancy & Collection Loss @ 0.0%	0
EFFECTIVE GROSS INCOME (EGI)	$4,301,418
EXPENSES
Real Estate Taxes	$932,049
Insurance	14,550
Common Area Maintenance	50,926
Management	43,014
TOTAL EXPENSES	$1,040,539
NET OPERATING INCOME (NOI)	$3,260,879
Operating Expense Ratio	24.2%
PER SQUARE FOOT ANALY	SIS
INCOME
Base Rent	$22.41
Expense Reimbursements	7.15
POTENTIAL GROSS INCOME (PGI)	$29.56
Vacancy & Collection Loss @ 0.0%	$0.00
EFFECTIVE GROSS INCOME (EGI)	$29.56
EXPENSES
Real Estate Taxes	$6.41
Insurance	0.10
Common Area Maintenance	0.35
Management	0.30
TOTAL EXPENSES	$7.15
NET OPERATING INCOME (NOI)	$22.41
Rentable Area (SF):	145,503

AMAZON - OAKLEY APPRAISAL

Income Capitalization Approach	86

COMPARABLE EXPENSE DATA

As additional support for our expense projections, we also consider expense comparables and industry benchmarks, as summarized below:

COMPARABLE EXPENSE DATA & INDUSTRY BENCHMARKS
Comp DataSubject
	Comp 1	Comp 2	Comp 3	Comp 4	Comp 5	Projected Expenses
Year Built	1986	1968	2019	2017	2020	2020
SF	56,832	84,010	417,214	240,256	502,000	145,503
Operating Data Type	In-Place	Pro Forma	Pro Forma	Pro Forma	Pro Forma	Market Value As Is
PER SQUARE FOOT
	2018	2019	2020	2017	2020
Real Estate Taxes	$1.64	$0.44	$1.34	$0.84	$1.11	$6.41
Insurance	$0.14	$0.19	$0.04	$0.04	$0.09	$0.10
Common Area Maintenance	$0.60	$1.92	$0.17	$0.36	$0.05	$0.35
Management	$0.18	$0.38	$0.11	$0.15	$0.08	$0.30
Total Expenses Less: Real Estate Taxes	$2.56 $0.92	$2.93 $2.49	$1.66 $0.32	$1.39 $0.55	$1.33 $0.22	$7.15 $0.75

PROJECTED OPERATING EXPENSE COMMENTS

Expense categories requiring additional explanation are summarized as follows.

•

Real Estate Taxes: The definition of market value presumes a sale, and therefore it is appropriate to estimate ad valorem real estate taxes (i.e. base taxes) for the subject property based on the subject’s stabilized value conclusion via direct capitalization and the current property tax rate, plus direct assessments.

•	Insurance and Common Area Maintenance: Primary reliance is placed on the expense comparable data for Insurance and CAM expenses.

•

Management: Management fees are considered an expense of operation, whether the services are contracted or provided by the property owner. Based on the size and single-tenant nature of the subject property, we project a management fee of 1.0% of effective gross income. This figure is supported by the expense comparables (on a $/SF basis). While this is below the maximum management fee permitted in the Amazon lease (2.0%), the concluded management fee is considered market-oriented and a change in management fee would not have an impact on value given the triple net expense structure.

•	Replacement Reserves: For the subject market it is not customary to include replacement reserves in direct capitalization. Replacement reserves have not been included for the cap rate comparables.

TOTAL OPERATING EXPENSES

Based on the foregoing, total operating expenses are estimated at $1,040,539, or $7.15 per square foot. This compares to the comparable data, which ranges from $1.33 - $2.93 per square foot. Excluding taxes, projected expenses for the subject equate to $0.74 per square foot, which is within the range of the comparable data excluding taxes ($0.32 0 $2.49/SF).

AMAZON - OAKLEY APPRAISAL

Income Capitalization Approach	87

NET OPERATING INCOME

Our income and expense projections result in a Year 1 net operating income of $3,260,879, or $22.41   per square foot, as summarized below.

PROJECTION OF NET OPERATING INCOME
		Market Value As Is
Income		Annual	$/SF
Potential Gross Rent		$3,260,879	$22.41
Expense Reimbursements		$1,040,539	$7.15
Potential Gross Income		$4,301,418	$29.56
Effective Gross Income		$4,301,418	$29.56
Expenses
Real Estate Taxes		$932,049	$6.41
Insurance		$14,550	$0.10
Common Area Maintenance		$50,926	$0.35
Management	1.00%	$43,014	$0.30
Total Expenses		$1,040,539	$7.15
Net Operating Income		$3,260,879	$22.41

AMAZON - OAKLEY APPRAISAL

Income Capitalization Approach	88

DIRECT CAPITALIZATION

In order to convert the projected net operating income into value, we apply a market-derived capitalization rate. The capitalization rate considers the expected benefits and risks that could impact the subject’s income over a typical holding period, including the property’s income characteristics, physical attributes, and expected trending in the market. We have utilized capitalization rates from comparable sales, national investor surveys, and interviews with market participants to support our selection of a capitalization rate.

COMPARABLE DATA

When adequate data is available, the overall rate is best derived from the comparable sales employed in the Sales Comparison Approach. The following table summarizes capitalization rates extracted from the comparable sales transactions. In addition to the comparables utilized in the Sales Comparison Approach, we have also included several supplementary comparable sales, consisting primarily of much larger Amazon distribution facilities.

CAPITALIZATION RATE COMPARABLES
No. Property/Location	City	State	Date of Sale	Year Built	Rentable Area	% Occup.	Effective Price/SF	Cap Rate
1 1300 Viele Ave.	Bronx	NY	Jun-19	1959	120,760	100%	$549.91	4.43%
2 775 W Silverlake Rd.	Tucson	AZ	Dec-19	2019	49,500	100%	$357.94	5.00%
3 14000 West Grant St.	Goodyear	AZ	Jan-20	2019	115,280	100%	$309.68	4.67%
4 1224 S. Orange Blossom Trail	Orlando	FL	Feb-20	2019	114,682	100%	$284.26	4.70%
5 Centerra Industrial Building IV	Loveland	CO	Aug-20	2018	122,597	100%	$266.16	5.26%
6 Crossgate Logistics Center	Port Wentworth	GA	Sep-20	2020	117,670	100%	$446.16	4.83%
7 79 Thomas McGovern Dr.	Jersey City	NJ	Oct-20	2019	95,808	100%	$329.87	3.85%
8 Gateway South Bldg. 5	San Bernadino	CA	Jan-20	2019	143,327	100%	$219.78	3.70%
9 135 American Legion Hwy.	Revere	MA	Feb-20	1982	829,000	100%	$428.23	3.90%
10 2751 Skypark Dr.	Torrance	CA	Aug-20	2004	130,263	100%	$621.82	3.95%
11 Bay Area Logistics Center	Richmond	CA	Sep-20	2018	707,820	100%	$217.57	4.15%
12 10Edison	Edison	NJ	Pending	2020	900,022	100%	$275.00	4.00%
Range								3.70% - 5.26%
Median								4.29%
Average								4.37%

The sales above indicate a range of capitalization rates from 3.70% - 5.26%, and average 4.37%. The median capitalization rate is 4.29%. The majority of the comparables were fully leased to Amazon at the time of sale with long remaining lease terms. The lone exception is Sale 8, which was leased to FedEx, an inferior quality credit-tenant, on a long-term basis. Similarly, the majority of the comparables reflect recent construction, primarily build-to-suits, with the older properties reflecting recent renovations.

The upper end of the range generally reflects sales with inferior locations as compared to the Bay Area. Of particular note, Sales 8, 10 and 11 all reflect recent sales in California, with Sale 11 located within the Bay Area. These three comparables indicate a range of going-in rates of 3.70% to 4.15%, averaging 3.93%.

Given the subject’s new construction, strong metro location in the Bay Area, and long-term Amazon lease, a going-in rate at the lower end of the range and generally comparable to the California supplemental comparables, say within a range of roughly 3.75% to 4.00%, would be considered reasonable.

AMAZON - OAKLEY APPRAISAL

Income Capitalization Approach	89

INVESTOR SURVEYS

The following table summarizes capitalization rate indicators compiled from PwC’s Q1 2020 investor surveys:

NATIONAL INVESTOR SURVEY DATA DCF ASSUMPTIONS
Survey Name	PwC	PwC
Date	First Quarter, 2021	First Quarter, 2021
Market	Pacific Region Warehouse	National Warehouse
Going-In Capitalization Rate
Range	3.60% - 5.00%	3.30% - 7.00%
Average	4.11%	4.80%
Change - Last 3 Mos. (Basis Points)	0	-5
Change - Last 12 Mos. (Basis Points)	-5	1

As indicated in the preceding table, going-in rates range between 3.30% and 7.00%, averaging 4.80% in the National Warehouse Market and 4.11% in the Pacific Regional Warehouse Market. Going-in rates have been generally stable over the past quarter and year.

Given the subject’s location in Oakley, and noting that the subject reflects new construction, and is leased to an excellent quality credit tenant on a long-term basis, a going-in rate near the middle to lower end of the range indicated by the survey data would be considered reasonable. Based on the preceding, a going-in rate near the middle to lower end of the range, say 3.75% to 4.25%, would be expected for the subject.

MAR KET PAR TICIPANT INTERVIEWS

Discussions with the Vice Chairman of a national real estate brokerage firm who specializes in national institutional-grade industrial properties indicate that there is currently strong demand for well-leased industrial product throughout the United States. This individual stated that traditional core buyers remain interested in industrial product in the current market environment, while recent years have seen an influx of foreign capital into the industrial market. In particular, this pool of buyers focuses on industrial properties leased to top tier credit tenants which are effectively perceived as “name brands”, such as Amazon and Walmart. This individual noted that with the cost of debt remaining low, particularly for industrial collateral given current risks associated with retail and apartment product due to the ongoing pandemic, investors are willing to accept increasing lower returns on industrial assets. This individual indicated that investors in industrial product leased to “name brand” tenants are seeking going-in rates in the low-4% to high-3% range, which effectively reflects a 100-basis point premium from similar industrial product leased to inferior quality tenants.

AMAZON - OAKLEY APPRAISAL

Income Capitalization Approach	90

CAPITALIZATION RATE SUMMAR Y AND CONCLU SIONS

In the following table, we summarize all of the capitalization rate indicators that were discussed and analyzed in the prior sections to derive a range of rates that the subject property is likely to fall within. In order to arrive at the final capitalization rate conclusion, we assess the impact of various factors specific to the subject property.

SUMMARY OF CAPITALIZATION RATE INDICATIONS
Indication	Cap Rate Range
Comparable Data	3.75% - 4.00%
Investor Surveys	3.75% - 4.25%
Market Participant Interviews	High-3% - Low-4%
Overall Range	3.75 - 4.25%
APPRAISER RISK RATING
Risk Category	Impact
Income Characteristics	Downward
Comments: Fully leased long-term to excellent credit tenant at market-oriented rent
Competitive Market Position	Neutral

Comments: Brand new construction; good functionality for distribution; location with close proximity of Highway 4 providing access to other regional freeways, airports and shipping ports; Oakley provides a good employment base, while regional demographics are strong

Market Conditions	Neutral

Comments: Market statistics indicate generally stable trends in vacancy and achievable rents; discussions with market participants indiate that investor and tenant demand remains strong for the subject's property type

Upside/Downside Potential	Neutral
Comments: Limited upside potential as the subject is leases at market on a long-term basis
Overall Impact	Downward
CAPITALIZATION RATE CONCLUSION
Market Value As Is	3.90%

AMAZON - OAKLEY APPRAISAL

Income Capitalization Approach	91

DIRECT CAPITALIZATION CONCLUSION

The concluded capitalization rate is applied to our Year 1 projection of net operating income in order to arrive at stabilized market value conclusion.

DIRECT CAPITALIZATION
Market Value As Is
Effective Gross Income	$4,301,418
Expenses	$1,040,539
Net Operating Income	$3,260,879
Capitalization Rate	3.90%
Indicated Value	$83,612,275
Rounded	$83,600,000

AMAZON - OAKLEY APPRAISAL

Discounted Cash Flow Analysis	92

Discounted Cash Flow Analysis

METHODOLOGY

In discounted cash flow analysis, a market-derived discount rate is applied to expected cash flows over a typical holding period to estimate value. This analysis also considers the sale of the property at the end of the holding period, which is estimated by applying a reversion rate to the first year of income following the anticipated sale. We utilized Argus Enterprise

DCF ASSUMPTIONS

The following table summarizes the major assumptions utilized in the discounted cash flow analysis— many of which were discussed and analyzed for purposes of the direct capitalization analysis that preceded this section.

DISCOUNTED CASH FLOW ASSUMPTIONS
DCF Software	Argus Enterprise v. 12.1.1
Valuation Scenario	Market Value As Is
Period of Analysis
Analysis Start Date	4/1/21
Holding Period (Yrs)	10
Rates of Return
Discount Rate	5.00%
Reversion Capitalization Rate	4.50%
Inflation	Year 2	Year 3	Year 4	Year 5	Thereafter
General Inflation	3.0%	3.0%	3.0%	3.0%	3.0%
Market Rent	3.0%	3.0%	3.0%	3.0%	3.0%
Real Estate Taxes	2.0%	2.0%	2.0%	2.0%	2.0%
Absorption
Total Rentable Area (SF)	145,503
Vacant SF	0
Vacancy & Collection Loss	Year 1	Year 2	Year 3	Year 4	Thereafter
General Vacancy	0.0%	0.0%	0.0%	0.0%	0.0%
Applied to:	Gross potential revenue
Collection Loss	0.0%	0.0%	0.0%	0.0%	0.0%
Applied to:	Gross potential revenue
Argus General Vacancy Adjustments
Applied to revenue net of absorption & turnover vacancy?	No
General vacancy reduced by absorption & turnover vacancy?	Yes
Capital Expenditures
Reserves/SF	$0.10
Reserves Deducted Below NOI?	Yes
Reversion Analysis Factors
Selling Expenses	1.0%

AMAZON - OAKLEY APPRAISAL

Discounted Cash Flow Analysis	93

REVERSION AND DISCOUNT RATES

The following table provides a summary of reversion and discount rates according to investor survey data.

NATIONAL INVESTOR SURVEY DATA DCF ASSUMPTIONS
Survey Name	PwC	PwC
Date	First Quarter, 2021	First Quarter, 2021
Market	Pacific Region Warehouse	National Warehouse
Reversion Capitalization Rate Range	4.50% - 6.00%	4.25% - 7.00%
Average	4.95%	5.45%
Change - Last 3 Mos. (Basis Points)	-3	-5
Change - Last 12 Mos. (Basis Points)	-5	-11
Discount Rate Range	5.25% - 6.50%	5.00% - 7.50%
Average	5.75%	6.08%
Change - Last 3 Mos. (Basis Points)	-5	-6
Change - Last 12 Mos. (Basis Points)	-5	-10

Reversion Capitalization Rate: Reversion rates ranged between 4.25% and 7.00%, averaging 5.45% in the national warehouse market and 4.95% in the Pacific regional warehouse market. Overall, reversion rates have declined slightly over the past quarter and year.

Based on the survey data, spreads between reversion and going-in rates are 65 basis points in the national market, and 84 basis points in the Pacific regional market. Based on the overall desirability of the subject, and the fact that the Amazon lease extends beyond a typical holding period, with numerous renewal options at fair market, a reversion rate of 4.50% is concluded for the subject, which at the lower end of the range indicated by the survey data. The concluded reversion rate reflects a spread of 60 basis points above the concluded going-in rate, which supported by the survey data and is within the typical range of 50 to 100 basis points.

Discount Rate: Discount rates ranged between 5.25% and 7.50%, averaging 6.08% in the national warehouse market and 5.75% in the Pacific regional warehouse market. Similar to reversion rates, discount rates have decreased slightly over the past quarter and year.

Taking into consideration the subject’s locational attributes, its excellent quality and condition, gives its recent construction, and noting that the subject is leased a long-term basis to credit tenant Amazon, with several renewal options at market, a discount rate at or slightly below the range would be considered reasonable for the subject.

AMAZON - OAKLEY APPRAISAL

Discounted Cash Flow Analysis	94

MARKET LEASING ASSUMPTIONS

The following table summarizes market leasing assumptions for each space type.

MARKET LEASING ASSUMPTIONS
Space Type	Warehouse
Rentable SF	145,503
Market Rent (SF/Yr.)	$22.20
Market Rent (SF/Mo.)	$1.85
Expense Basis	Triple Net
Lease Term (Mos.)	144
Free Rent (Mos.)	0
Tenant Improvements ($/SF)
New	$2.00
Renewal	$0.00
Leasing Commissions
New (%)	5.00%
Renewal (%)	2.50%
Renewal Probability	80%
TI-Weighted	$0.40
LC-Weighted (%)	3.00%
Mos. Vacant Between Leases	12
Wtd. Avg. Down-time	2

Several of the assumptions reported above were analyzed in prior sections of this report, including market rents, lease terms, concessions and tenant improvements—all of which were derived from comparable lease data gathered from the local market.

HOLDING PERIOD

For purposes of the market value as is analysis, we project a holding period of 10 years, with an analysis start date of April 1, 2021.

INFLATION

GENER AL INFL ATION

Based on current and projected market conditions, as well as the expectations of typical investors, we project general inflation at 3% per year.

MARKE T RENT

Based on our discussions with local market participants, CPI-oriented rent growth of 3% per year is projected for the subject.

AMAZON - OAKLEY APPRAISAL

Discounted Cash Flow Analysis	95

REAL EST ATE TAXES

As discussed in the “Property Tax Analysis” section, ad valorem taxes are based upon assessed values that increase only 2% per year, unless a market sale or major renovation occurs. As such, ad valorem real estate taxes are inflated 2% annually in this analysis.

ABSORPTION

The subject is fully leased to Amazon as of the effective date.

VACANCY & COLLECTION LOSS

As the subject is fully leased a long-term basis to Amazon, no vacancy and collection loss allowance is applied during the holding period. However, a small vacancy allowance of 1% is applied in the reversion calculation to reflect minor risk associated with the Amazon lease expiring in Year 12.

RENEWAL PROBABILITY & NEAR-TERM EXPIRATIONS

An 80% renewal probability is projected for the subject given the strong likelihood of Amazon’s renewal given the existing options and the strategic importance of the subject’s location within the Bay Area.

CAPITAL EXPENDITURES AND REPLACEMENT RESERVES

Replacements reserves are estimated at $0.10 per square foot (newly construction building in excellent condition), and are deducted below net operating income. As stated, no planned capital expenditures are included in this analysis as the subject reflects brand new construction.

Cash flows, present value summaries, and other reports requested by the client are presented on the following pages.

AMAZON - OAKLEY APPRAISAL

Cash Flow

Amazon Oakley - April 2021 (Amounts in USD)
Apr, 2021 through Mar, 2032
5/4/2021 6:47:12 PM

	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast
	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	
For the Years Ending	Mar-2022	Mar-2023	Mar-2024	Mar-2025	Mar-2026	Mar-2027	Mar-2028	Mar-2029	Mar-2030	Mar-2031	Mar-2032	Total
Rental Revenue												
Potential Base Rent	3,260,879	3,326,096	3,392,618	3,460,471	3,529,680	3,600,274	3,672,279	3,745,725	3,820,639	3,897,052	3,974,993	39,680,707
Scheduled Base Rent	3,260,879	3,326,096	3,392,618	3,460,471	3,529,680	3,600,274	3,672,279	3,745,725	3,820,639	3,897,052	3,974,993	39,680,707
Total Rental Revenue	3,260,879	3,326,096	3,392,618	3,460,471	3,529,680	3,600,274	3,672,279	3,745,725	3,820,639	3,897,052	3,974,993	39,680,707
Other Tenant Revenue												
Total Expense Recoveries	464,487	474,477	484,688	495,124	505,792	516,696	527,841	539,234	550,880	562,784	1,112,236	6,234,240
Total Other Tenant Revenue	464,487	474,477	484,688	495,124	505,792	516,696	527,841	539,234	550,880	562,784	1,112,236	6,234,240
Total Tenant Revenue	3,725,366	3,800,573	3,877,306	3,955,595	4,035,472	4,116,969	4,200,120	4,284,959	4,371,519	4,459,836	5,087,230	45,914,947
Potential Gross Revenue	3,725,366	3,800,573	3,877,306	3,955,595	4,035,472	4,116,969	4,200,120	4,284,959	4,371,519	4,459,836	5,087,230	45,914,947
Effective Gross Revenue	3,725,366	3,800,573	3,877,306	3,955,595	4,035,472	4,116,969	4,200,120	4,284,959	4,371,519	4,459,836	5,087,230	45,914,947
Operating Expenses												
Real Estate Taxes	361,757	369,031	376,451	384,021	391,743	399,621	407,658	415,857	424,221	432,754	973,369	4,936,482
Insurance	14,550	14,987	15,436	15,900	16,376	16,868	17,374	17,895	18,432	18,985	19,554	186,357
CAM	50,926	52,454	54,027	55,648	57,318	59,037	60,808	62,633	64,512	66,447	68,440	652,250
Management	37,254	38,006	38,773	39,556	40,355	41,170	42,001	42,850	43,715	44,598	50,872	459,150
Total Operating Expenses	464,487	474,477	484,688	495,124	505,792	516,696	527,841	539,234	550,880	562,784	1,112,236	6,234,240
Net Operating Income	3,260,879	3,326,096	3,392,618	3,460,471	3,529,680	3,600,274	3,672,279	3,745,725	3,820,639	3,897,052	3,974,993	39,680,707
Capital Expenditures												
Capital Reserves	14,550	14,987	15,436	15,900	16,376	16,868	17,374	17,895	18,432	18,985	19,554	186,357
Total Capital Expenditures	14,550	14,987	15,436	15,900	16,376	16,868	17,374	17,895	18,432	18,985	19,554	186,357
Total Leasing & Capital Costs	14,550	14,987	15,436	15,900	16,376	16,868	17,374	17,895	18,432	18,985	19,554	186,357
Cash Flow Before Debt Service	3,246,329	3,311,110	3,377,182	3,444,571	3,513,304	3,583,406	3,654,905	3,727,830	3,802,207	3,878,067	3,955,439	39,494,350
Cash Flow Available for Distribution	3,246,329	3,311,110	3,377,182	3,444,571	3,513,304	3,583,406	3,654,905	3,727,830	3,802,207	3,878,067	3,955,439	39,494,350

Present Value Report Amazon Oakley - April 2021 (Amounts in USD) 5/4/2021 6:48:15 PM Valuation (PV/IRR) Date: Apr, 2021 Discount Method: Annual P.V. of P.V. of P.V. of P.V. of P.V. of NOI to Analysis Period Cash Flow Cash Flow Cash Flow Cash Flow Cash Flow Cash Flow Book Period Ending Before Debt Service @ 4.50% @ 4.75% @ 5.00% @ 5.25% @ 5.50% Value Year 1 Mar-2022 3,246,329 3,106,535 3,099,120 3,091,742 3,084,398 3,077,089 22411.08% Year 2 Mar-2023 3,311,110 3,032,082 3,017,627 3,003,274 2,989,024 2,974,874 11260.74% Year 3 Mar-2024 3,377,182 2,959,413 2,938,275 2,917,337 2,896,597 2,876,054 7543.59% Year 4 Mar-2025 3,444,571 2,888,484 2,861,008 2,833,857 2,807,028 2,780,516 5684.74% Year 5 Mar-2026 3,513,304 2,819,254 2,785,772 2,752,765 2,720,227 2,688,149 4569.19% Year 6 Mar-2027 3,583,406 2,751,682 2,712,513 2,673,993 2,636,109 2,598,850 3825.30% Year 7 Mar-2028 3,654,905 2,685,729 2,641,180 2,597,473 2,554,591 2,512,517 3293.79% Year 8 Mar-2029 3,727,830 2,621,354 2,571,721 2,523,142 2,475,593 2,429,050 2895.00% Year 9 Mar-2030 3,802,207 2,558,522 2,504,088 2,450,937 2,399,037 2,348,355 2584.69% Year 10 Mar-2031 3,878,067 2,497,195 2,438,232 2,380,797 2,324,847 2,270,339 2336.32% Totals 35,538,911 27,920,251 27,569,534 27,225,316 26,887,450 26,555,793 Property Resale @ 4.50% Cap Rate 86,330,659 55,590,701 54,278,113 52,999,536 51,754,011 50,540,608 Total Unleveraged Present Value 83,510,952 81,847,647 80,224,852 78,641,461 77,096,400 Percentage Value Distribution Income 33.43% 33.68% 33.94% 34.19% 34.44% Net Sale Price 66.57% 66.32% 66.06% 65.81% 65.56% 100.00% 100.00% 100.00% 100.00% 100.00% * Results displayed are based on Forecast data only

Printed on 5/4/2021 6:48:17 PM	Page 1 of 1

Discounted Cash Flow Analysis	98

DISCOUNTED CASH FLOW CONCLUSION

Our value conclusions based on discounted cash flow analysis are summarized as follows:

DISCOUNTED CASH FLOW VALUE CONCLUSION
Appraisal Premise	Indicated Value
Market Value As Is	$80,200,000

INCOME APPROACH CONCLUSION

The value indications derived from direct capitalization and discounted cash flow analyses are summarized below.

INCOME CAPITALIZATION APPROACH - RECONCILIATION
Direct Capitalization	$83,600,000
Discounted Cash Flow	$80,200,000
Reconciled Value	$81,000,000
$/SF	$556.69

Given that the subject is fully leased on a long-term basis to an excellent quality tenant, with no rollover exposure during the holding period, consideration is given to both the direct capitalization and discounted cash flow in reconciling to a value indication. In addition, consideration is given to the in contract purchase price of $81 million.

AMAZON - OAKLEY APPRAISAL

Land Valuation	99

LAND VALUATION

METHODOLOGY

In order to develop an opinion of the subject site as if vacant and available for development to its highest and best use, we employ the sales comparison approach. This is accomplished by compiling, verifying, and comparing recent and pending sales, as well as listings of sites similar in location, potential use, and physical attributes. The sales comparison approach is based upon the principle of substitution, which states that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution.

The sales comparison approach to value involves the following steps:

•

Determine the Unit of Comparison: Examine market trends, interview market participants, and consider market data in order to determine the most widely used unit of comparison for properties with characteristics similar to those of the subject. For purposes of this analysis, the unit of comparison utilized is price per square foot.

•

Compile and Verify Comparable Data: Research is conducted to compile comparable pending sales, closed sales, and active listings of sites that are similar to the subject in location, size, utility, zoning, potential use, density, and other physical and legal characteristics. A reasonable effort has been made to verify the salient facts of each comparable transaction, as well its arm’s length status. In the event that we are unable to confirm a comparable with a direct party to the transaction, we have obtained secondary verification from public records and other market sources unless otherwise noted.

•

Comparison and Adjustment: Once the comparable data set has been identified, we adjust each sale/listing to account for specific differences in value-impacting transactional, locational, physical, and legal attributes (elements of comparison). All adjustments are applied to the comparables as they relate to the subject property.

•

Reconciliation: The value indications rendered from the adjustment process are evaluated for reliability and relevance to the subject, and reconciled to a single value conclusion for the subject property. The relevance of each comparable is largely captured in a comparison of the net and overall adjustments that are necessary in the adjustment process.

COMPARABLE LAND SALES On the following pages, we present a summary of the comparable land sales that have been determined to be most relevant to the subject, including maps and photos.

AMAZON - OAKLEY APPRAISAL

Land Valuation	100

COMPARABLE LAND SALES MAP

AMAZON - OAKLEY APPRAISAL

Land Valuation	101

COMPARABLE LAND SALES MAP Land Sale 1 Land Sale 2 Fairfield Tolenas Development 500 Pittsburg Ave. Land Sale 3 Land Sale 4 2121 Icon Way 550 Brookside Dr. Land Sale 5 Land Sale 6 2200 Courage Drive 506 Brookside Dr.

AMAZON - OAKLEY APPRAISAL

Land Valuation	102

SUMMARY OF COMPARABLE LAND SALES Date of Sale; Effective Site Size (SF); Bldg. SF; $/SF $/SF No. Property/Location Sale Status Sale Price Site Size (Acres) FAR Zoning Bldg. Land 1 Fairfield Tolenas Development Jun-20 $7,850,000 1,153,643 491,285 Industrial $15.98 $6.80 South of Huntington Dr., north of Air Base Parkway Closed 26.48 0.43 Fairfield Solano County Tax ID: 0-170-032-010, -020, -030, -040, -050 & -100 Grantor: Crystal Geyser Water Company Grantee: Phelan-Haugen, LLC Comments: Sale of entitled industrial land located along Air Base Parkway in Fairfield. The purchase and sale agreement was signed in September 2019, at which time the site was unentitled; however, the sale was not scheduled to close until April 2020, upon receiving full entitlements for three Class A light industrial buildings totaling 491,285 square feet. Given that market conditions improved from the time the purchase agreement was negotiated, while also noting the value of entitlements, the sale price is effecively below-market as of the date of sale. 2 500 Pittsburg Ave. Dec-18 $25,200,000 1,286,762 482,055 P-1, Planned Unit $52.28 $19.58 Richmond Closed 29.54 0.37 Development with Contra Costa County Industrial GP Tax ID: 408-180-010-6, -170-072 designation Grantor: REDUS EL, LLC Grantee: IPT Richmond DC III, LLC Comments: Level undeveloped site in unincorporated Contra Costa County, identified as Parkway Logistics Center. As of the sale date, the buyer had secured entitlements for a 482,055 SF distribution warehouse with 36' clear height and 75 dock high and 12 grade level doors and 534 parking spaces. The project includes frontage improvements, removal of 21 trees, drainage improvements, and 244,238 cubic yards of grading (4,932 net import). A 1.3-acre "Future Retail Pad" will be reserved at the northwest corner of the site. The project also includes off-site road improvements. In FEMA Zone X, outside of flood zone. 3 2121 Icon Way Jun-18 $3,728,000 611,147 252,160 Industrial $14.78 $6.10 Vacaville Closed 14.03 0.41 Solano County Tax ID: 133-210-720 Grantor: Icon Aircraft, Inc. Grantee: DPIF CA 12 Vacaville Comments: Unentitled industrial land located in an industrial area just north of the Nut Tree Airport on the west side of I-505 in Vacaville. All off-sites available. The site was subsequently entitled with a 252,160 square foot spec industrial building. 4 550 Brookside Dr. Jun-18 $4,200,000 347,609 555,510 P-1, Planned Unit $7.56 $12.08 Richmond Closed 7.98 0.40 Development with Contra Costa County Industrial GP Tax ID: 408-204-010, -011, -012, -210-001, -002, -003, -004, -007, -008, -009, -010, -011, -201-033 designation Grantor: Sugihara Trust Grantee: Centerpoint Properties Trust Comments: Former Sugihara Nursery in unincorporated Contra Costa County. Site was improved with 5 SFR homes (total 6,000 SF) and 3 sheds (total 4,000 SF). In a separate trasaction in March 2018, buyer also purchased adjoining 506 Brookside and is seeking entitlements for 3 warehouse buildings with a total of 555,510 SF, including 32,801 SF office, 72 dock doors, and 447 auto parking. Proposed development reflects an FAR of 0.40 based on combined land area of 31.93 acres. In FEMA Zone X, outside of flood zone. 5 2200 Courage Drive May-18 $7,900,000 979,664 378,405 Industrial 20.88 $8.06 Fairfield Closed 22.49 0.39 Solano County Tax ID: 28-792-110 & -130 Grantor: John Piccetti Grantee: USAA Real Estate Comments: Unentitled industrial land located in a desirable industrial area on the south side of Highway 12, less than one mile east of Interstate 80 in Fairfield. Nearby industrial users include Jelly Belly and Anheuser Busch. All off-sites available. The site was subsequently entitled with a 378,405 square foot spec industrial building. 6 506 Brookside Dr. Mar-18 $11,500,000 1,043,262 555,510 P-1, Planned Unit $20.70 $11.02 Richmond Closed 23.95 0.40 Development with Contra Costa County Industrial GP Tax ID: 408-204-004-1, -002-5, -003-3; 409-300-037-2 designation Grantor: Ninomiya Nursery Richmond Grantee: Centerpoint Properties Trust Comments: Former Ninomiya Nursery in unincorporated Contra Costa County. Site was improved with a 1,800 SF SFR and a 1,200 SF greenhouse. In a seperate transaction in June 2018, buyer also purchased adjoining 550 Brookside and is seeking entitlements for 3 warehouse buildings with a total of 555,510 SF, including 32,801 SF office, 72 dock doors, and 447 auto parking. Proposed development reflects an FAR of 0.40 based on combined land area of 31.93 acres. In FEMA Zone X, outside of flood zone.

AMAZON - OAKLEY APPRAISAL

Land Valuation	103

COMPARABLE LAND SALES ADJUSTMENTS
	Subject	Sale 1	Sale 2	Sale 3	Sale 4	Sale 5	Sale 6
Common Name	Amazon - Oakley	Fairfield Tolenas	500 Pittsburg Ave.	2121 Icon Way	550 Brookside Dr.	2200 Courage Drive	506 Brookside Dr.
Address	4000 Wilbur Road	South of Huntington	500 Pittsburg Ave.	2121 Icon Way	550 Brookside Dr.	2200 Courage Drive	506 Brookside Dr.
		Dr., north of Air Base
		Parkway
City	Oakley	Fairfield	Richmond	Vacaville	Richmond	Fairfield	Richmond
County	Contra Costa	Solano	Contra Costa	Solano	Contra Costa	Solano	Contra Costa
Sale Date		Jun-20	Dec-18	Jun-18	Jun-18	May-18	Mar-18
Sale Status		Closed	Closed	Closed	Closed	Closed	Closed
Effective Sale Price		$7,850,000	$25,200,000	$3,728,000	$4,200,000	$7,900,000	$11,500,000
Square Feet	1,091,178	1,153,643	1,286,762	611,147	347,609	979,664	1,043,262
Acres	25.05	26.48	29.54	14.03	7.98	22.49	23.95
Building Square Feet	145,503	491,285	482,055	252,160	555,510	378,405	555,510
Price per square foot		$6.80	$19.58	$6.10	$12.08	$8.06	$11.02
Property Rights Conveyed		Fee Simple	Fee Simple	Fee Simple	Fee Simple	Fee Simple	Fee Simple
% Adjustment		–	–	–	–	–	–
$ Adjustment		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Financing Terms		Cash to Seller	Cash to seller	Cash to Seller	Cash to seller	Cash to Seller	Cash to seller
% Adjustment		–	–	–	–	–	–
$ Adjustment		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Terms/Conditions of Sale
% Adjustment		–	–	–	–	–	–
$ Adjustment		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Market Conditions		Jun-20	Dec-18	Jun-18	Jun-18	May-18	Mar-18
Annual % Adjustment	3%	–	3%	5%	5%	5%	5%
Cumulative Adjusted Price		$6.80	$20.17	$6.41	$12.69	$8.47	$11.57
Location		Inferior	Superior	Inferior	Superior	Inferior	Superior
% Adjustment		20%	-10%	25%	-10%	20%	-10%
$ Adjustment		$1.36	-$2.02	$1.60	-$1.27	$1.69	-$1.16
Site Size		Similar	Similar	Superior	Superior	Similar	Similar
% Adjustment		–	–	-5%	-5%	–	–
$ Adjustment		$0.00	$0.00	-$0.32	-$0.63	$0.00	$0.00
Zoning/Density		Similar	Similar	Similar	Similar	Similar	Similar
% Adjustment		–	–	–	–	–	–
$ Adjustment		$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
Utility		Inferior	Similar	Similar	Similar	Similar	Similar
% Adjustment		5%	–	–	–	–	–
$ Adjustment		$0.34	$0.00	$0.00	$0.00	$0.00	$0.00
Entitlements		Inferior	Similar	Inferior	Inferior	Inferior	Inferior
% Adjustment		25%	–	25%	25%	25%	25%
$ Adjustment		$1.70	$0.00	$1.60	$3.17	$2.12	$2.89
Net $ Adjustment		$3.40	-$2.02	$2.88	$1.27	$3.81	$1.74
Net % Adjustment		50%	-10%	45%	10%	45%	15%
Total % Adjustment		50%	-7%	52%	16%	52%	21%
Indication for Subject		$10.21	$18.15	$9.29	$13.96	$12.28	$13.31
Range of Comparable Indications		$9.29 - $18.15
Average		$12.87
Median		$12.79
Indicated Value		$14.00

AMAZON - OAKLEY APPRAISAL

Land Valuation	104

DISCUSSION OF ADJUSTMENTS

ADJUSTMENT PROCESS

Each comparable is compared to the subject based upon the elements of comparison that have been determined to be relevant to the subject’s property type and location. Attributes of the comparable that are deemed to be inferior to the subject warrant an upward adjustment; whereas, superior attributes warrant a downward adjustment. Depending upon the availability and reliability of market data, adjustments are applied quantitatively (expressed as a percentage or dollar-per-unit amount) or qualitatively (inferior/similar/superior). Comparables that require less net and overall adjustment are often considered to be more reliable indicators of value; however, each comparable is evaluated by the appraiser in order to arrive at a final reconciled value.

PROPERTY RIGHTS CONVEYED

This adjustment accounts for any impact that the property rights transferred to the buyer may have on sale price. For leased fee properties, the length of leases in place and the relationship of market to contract rent could impact value. Some properties may appeal to an owner-user or an investor, resulting in a premium or discount per market trends. If a buyer acquires the leasehold interest in a comparable, then an adjustment may be necessary that accounts for the impact to the of ground rent and/or risk associated with the expiration of the ground lease to the sale price.

For the purposes of the land valuation, the subject is presumed to be a vacant parcel of land unencumbered by a lease agreement. All of the comparables reflect vacant parcels of land and none were encumbered by leases agreements. No adjustments are necessary.

FINANCING TERMS

This adjustment accounts for the impact of atypical financing that influenced the sale price, such as seller financing or assumption of existing financing with favorable or unfavorable terms.

To the best of our knowledge, all of the sales utilized in this analysis were accomplished with cash or market-oriented financing, and/or the cash equivalent sale price has been reported. No adjustments are warranted.

CONDITIONS OF SALE

This category accounts for other factors that may have influenced the sale price, primarily pertaining to seller motivation, such as seller distress (short sale, REO, auction) or buyer motivation, such as an assemblage. In the case of active listings, this adjustment can also capture the disparity between asking prices and the achievable sale price expected by the appraiser or a party to the sale.

All of the comparables reflect arm’s-length transactions of adequately exposed properties, and involving knowledgeable buyers and sellers. No adjustments are applied.

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Land Valuation	105

MAR KET CONDITIONS

The comparable sales closed between March 2018 and June 2020. Based upon trends in the market and discussions with market participants active in this market, it appears that market conditions continued to improve over the majority of this time period. However, the onset of the ongoing health crisis has resulted in a general flattening in pricing trends. As such, we apply a 3% upward annual adjustment to the comparable data set through Year-End 2019, prior to the onset of the pandemic. As the price for Sale 1 was negotiated in September 2019, no market conditions adjustment is applied to this comparable.

LOCATION

The appeal of a property’s location to users of and/or investors in a particular property type can influence value significantly. This factor broadly considers the impact of demographics, geographical attributes, access and visibility from major thoroughfares, and local land use trends on pricing.

The subject is located in northwestern Oakley in east Contra Costa County. Historically, east Contra Conta County has been a peripheral industrial market within the Greater Bay Area, with locations in Alameda and west Contra Costa County along the I-80 and I-580 corridors were historically more desirable, with larger scale distribution development typically occurring to the east in the Central Valley. However, vacant land in traditionally more desirable locations in Alameda and west Contra Costa County have become more developed, and with the rise in last-mile home delivery distribution uses, which require smaller facilities and depend on proximity to residential communities, historically secondary locations such as the subject have become more desirable.

Sales 1, 3 and 5 are located in Solano County northeast of the subject along the I-80 corridor to Sacramento. While Solano County is a desirable industrial location due to its location along I-80 between the Bay Area and Sacramento, it is considered inferior to the subject as it is located farther away from the core Bay Area residential communities. Based on the preceding, upward adjustments are applied to Sales 1, 3 and 5, with a greater adjustment applied to Sale 3, which is located in Vacaville in northern Solano County.

Sales 2, 4 and 6 are located in Richmond in west Contra Costa County. Richmond benefits from its location along the I-80 corridor and closer proximity to Oakland International Airport. Based on the preceding, downward location adjustments are applied to Sales 2, 4 and 6.

SITE SIZE

Size and pricing typically have an inverse relationship, whereby larger sites tend to achieve lower pricing on a per-square-foot basis. This is attributable to economies of scale, as well as the narrower pool of prospective buyers for a larger property.

The subject site is 25.05 acres (1,091,178 square feet), and is bracketed by the comparables, which range from 7.98 to 29.54 acres. While the economies of scale concept generally applies in the subject market, the relationship is not significant given that while larger sites will typically have a smaller buyer pool, these larger sites also appeal to credit-quality tenants looking to occupy large distribution warehouse properties, which often times will have an upward impact on pricing.

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Land Valuation	106

Based on the above, small downward adjustments are applied to Sales 3 and 4, given their smaller sizes. No other adjustments are warranted.

ZONING

The value of vacant land is largely contingent upon its potential use. This factor considers the uses permitted by the applicable development standards, per the subject’s zoning designation. The maximum density to which a property can be developed typically impacts total value positively; however, depending upon property type, location, and type of construction higher permitted densities can have an inverse relationship to pricing on a per-unit or per-square-foot basis.

The subject is zoned P-1 Logistics Center District. Each of the other sales was also zoned for industrial use. Based on the preceding, no adjustments are warranted.

UTILITY

The configuration, shape, dimensions, and topography of a site determine its developability and overall utility. These factors can impact development costs, usable area of the site, and thereby, achievable pricing.

The subject site provides good overall site utility, as do the majority of the comparables. The lone exception is Sale 1, which is generally trapezoidal in shape with depth decreasing along the western side of the site, terminating at a point along the western boundary of the site. The overall shape is less desirable as it limits the size and configuration of improvements along the western portion of the site. However, as evidenced by the comparable’s FAR of 0.43, the impact is not significant. As such, only a slight upward adjustment is applied to Sale 1. No other adjustments are warranted.

ENTITLEMENTS

This adjustment category accounts for the value of any existing approvals at a site. The premium attributed to entitlements in place depends upon market conditions, the cost and risk associated with processing entitlements through the local planning department, and the property’s current entitlement status.

For the purposes of this analysis, the subject is analyzed as fully entitled and ready for immediate development. Only one of the comparables, Sale 2, sold with entitlements in place. In the case of Sale 1, the purchase and sale agreement was signed on September 12, 2019, with the developer completing all necessary work to get the subject effectively approved and entitled within roughly 4-5 months. While the entitlement process for industrial development typically is not overly onerous, discussions with market participants indicate that entitlements add significant value. Based on the preceding, large upward adjustments are applied to each of the unentitled sites, including Sale 1 which was unentitled at the time the sale price was negotiated.

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Land Valuation	107

LAND VALUE CONCLUSION

After adjustment, the comparable land sales range from $9.29 - $18.15 per square foot, and average $12.87 per square foot. Primary reliance is placed on Sales 1, 2, 5 and, 6, which are most similar to the subject in terms of size. Given the superior location of the larger Richmond sales (Sales 2 & 6) and the inferior location of the larger Solano County sales (Sales 1 & 5), roughly equal consideration is given to each of these comparables. Given the foregoing analysis, we conclude to a land value as follows:

LAND VALUE CONCLUSION
Indicated Value per Square Foot	$14.00
Subject Square Feet	1,091,178
Indicated Value	$15,276,492
Rounded	$15,300,000

It is noted; the concluded point value is well-supported by discussions with industrial brokers active in the subject market. Further, the concluded point value is above the September 2019 sale, reflecting improved market conditions from the time the 2019 sale price was negotiated, as well as the subsequent up-zoning and entitlements.

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Cost Approach	108

COST APPROACH

METHODOLOGY

The Cost Approach is based on the principle of substitution, which states that no prudent person will pay more for a property than the cost of acquiring a site and constructing, without undue delay, an equally desirable and useful property.

The cost approach involves the following steps:

•	Develop an opinion of the subject’s land value as if it is vacant and available for immediate development to the determined highest and best use.
•	Estimate the replacement cost new of the existing or proposed improvements, based upon current cost data.
•	Apply deductions to replacement cost new for estimated physical depreciation, functional obsolescence and/or external obsolescence.
•	Add the estimates of depreciated replacement cost new and land value.

REPLACEMENT COST NEW

Our estimate of replacement cost new (RCN) is based on the Calculator Section in Marshall Valuation Service (MVS), a nationally recognized publication containing construction costs for all types of building and site improvements. Base costs are revised monthly and adjustment factors are provided to reflect regional and local cost variations.

DIRECT COSTS

Direct costs include base construction costs for building and site improvements. These costs consider the construction type and quality of the subject improvements. Costs published in MVS include all direct costs for the base structure, tenant improvements, site improvements, and the following indirect costs:

•	Plans, specifications, and building permits, including engineer’s and architect’s fees;
•	Interest on construction loan during the construction period;
•	Sales tax on materials; and
•	Contractor’s overhead and profit, including worker’s compensation, fire and liability insurance, unemployment insurance, etc.

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Cost Approach	109

ESTIMATE OF BUILDING BASE COSTS
Building/Component	Amazon - Oakley
MVS Type:	Distribution Warehouse
Const Class:	C
Quality:	Excellent
Quality Rating:	Excellent
Section/Page	14/23
Economic Life	55
Unit	SF
Unit Cost	$113.00
Sprinklers:	$2.97
Subtotal:	$115.97
Multipliers	1.070
Current Multiplier	1.420
Local Multiplier	1.086
Story Ht Multiplier	0.862
Perimeter Multiplier	$164.95
Final Unit Cost	145,503
Building/Component Unit Quantity	$24,000,720
Total Building Base Cost	$24,000,720
Source: Marshall Valuation Service

SITE IMPR OVEMENTS

Site costs for a currently under construction Amazon build-to-suit in Vacaville, north of the subject in Solano County, equated to roughly $5/SF of land area and $12/SF of building area, while a recently constructed Amazon build-to-suit farther north in Sacramento County equated to roughly $7/SF of land area and $26/SF of building area. The Vacaville property has an FAR of 0.39, while the Sacramento property has an FAR of 0.26 and includes a large leased parking area like the subject. Given the subject’s FAR of 0.13 and large leased parking area, it would be reasonable that site costs for the subject would be well above the Vacaville comparable on a price per building basis, and above the Sacramento comparable on the same metric. primary consideration is given to the Sacramento comparable and site improvements of $40/SF of building area are concluded for the subject, which equates to roughly $5/SF of land area.

INDIRECT COSTS

As discussed above, MVS accounts for only a portion of typical indirect costs; therefore, an additional indirect cost adjustment is necessary to account for items such as developer overhead, property taxes, permanent loan fees, legal costs, and developer fees. Interviews with market participants and construction budgets for similar projects indicate that indirect costs for new industrial (distribution) development are near 10% to 20% of direct costs. Recent comparables from the Greater Bay Area and Sacramento region indicate indirect costs of roughly 10% to17% of hard costs. Based on the preceding, we estimate indirect costs at 15% of direct costs.

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Cost Approach	110

SUMMARY OF COST INDICATOR S

The subject property represents new construction, and we have supplemented the MVS cost data with construction cost comparables for similar Amazon build-to-suits across the country. This data is summarized below, along with the MVS data.

SUMMARY OF COST INDICATORS
MVS			Comparable 1	Comparable 2	Comparable 3	Comparable 4	Comparable 5
Property	Amazon - Oakley	Amazon BTS	Amazon BTS	Amazon BTS	Amazon BTS	Amazon BTS
		Western U.S.	Central U.S.	Southeastern U.S.	Western U.S.	Western U.S.
GBA	145,503	67,000	67,000	417,214	147,000	146,250

COST INDICATIONS

Direct Costs
Building		$24,000,720
Per SF		$164.95
Site		$5,820,120
Per SF		$40.00
Total Direct Costs		$29,820,840
Per SF		$204.95

Indirect Costs		$4,473,126
Per SF		$30.74
% of Direct Costs		15.0%
Total Cost		$34,293,966
Total Cost Per SF		$235.69	$367	$224	$337	$260	$300

While a detailed construction budget was not provided, the Amazon lease indicates a total development budget of $48,875,056, or roughly $336/SF, used as the basis to calculate base rent for Amazon as a return on cost. Based on our experience with similar Amazon build-to-suits, this figure likely includes land value. Given the previously concluded land value of $15,300,000, total construction costs of roughly $33,575,056, or roughly $230/SF are implied, which provides strong support for the cost estimate indicated above. Further, the cost comparables provide additional support for the cost estimate indicated herein.

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Cost Approach	111

ENTREPRENEURIAL PROFIT

The final component of the replacement cost estimate is entrepreneurial profit, the financial reward that a developer would expect to receive in addition to recovering all direct and indirect costs. This is the expected compensation that would be necessary to motivate a developer to undertake the project. Based on discussions with local developers, entrepreneurial profit can range from roughly 20% to upwards of 40% of all-in costs (hard and soft costs plus land value). An allowance within the typical range would be considered reasonable for the subject. Based on the preceding, an allowance of 45% of total direct and indirect costs is projected for the subject.

It is noted that the 45% profit factor equates to roughly 31% of total all-in costs (land value plus hard and soft costs), which is within the typical target range for a developer, and is considered a reasonable achieved profit for a development like the subject.

CONCLUSION – REPLACEMENT COST NEW

The following table summarizes our analysis and conclusion of replacement cost new.

REPLACEMENT COST NEW
	Total	$/SF GBA
Direct Costs
Base Cost	$24,000,720	$164.95
Indirect Costs @ 15%*	$3,600,108	$24.74
Indirects as % of Directs	15%	15%
Subtotal - Construction Costs	$27,600,828	$189.69
Entrepreneurial Profit @ 45%*	$12,420,373	$85.36
Profit as % of Construction Costs	45%	45%
Replacement Cost New - Building	$40,021,200	$275.05
Site Improvements
Base Cost	$5,820,120	$40.00
Indirect Costs @ 15%*	$873,018	$6.00
Indirects as % of Directs	15%	15%
Subtotal - Construction Costs	$6,693,138	$46.00
Entrepreneurial Profit @ 45%*	$3,011,912	$20.70
Profit as % of Construction Costs	45%	45%
Replacement Cost New - Site	$9,705,050	$66.70
Overall Property
Base Cost	$29,820,840	$204.95
Indirect Costs @ 15%*	$4,473,126	$30.74
Indirects as % of Directs	15%	15%
Subtotal - Construction Costs	$34,293,966	$235.69
Entrepreneurial Profit @ 45%*	$15,432,285	$106.06
Profit as % of Construction Costs	45%	45%
Total Replacement Cost New	$49,726,250	$341.75
* Appraiser Estimate

ACCRUED DEPRECIATION

The subject improvements are new, and no depreciation is apparent. No deductions are necessary for accrued depreciation.

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Cost Approach	112

COST APPROACH CONCLUSION

Based on the foregoing analyses of land value, replacement cost, and depreciation, we conclude to a value indication by cost approach in the table below.

COST APPROACH CONCLUSION
Depreciated Replacement Cost	$49,700,000
Land Value	$15,300,000
Indicated Value	$65,000,000
Rounded	$65,000,000

It is noted; the concluded value via the cost approach, which is effectively a fee simple value, implies a going-in rate of roughly 5.0%, which would be considered generally market-oriented for a brand new distribution warehouse leased to an average quality tenant. As previously presented herein, the direct capitalization analysis utilizes a 3.9% going-in rate, which reflects the premium associated with an excellent quality, credit tenant such as Amazon, as supported by discussions with market participants. This spread also indicates that compressed returns for industrial product have not yet been reflected in underlying land values in the market.

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Reconciliation And Final Value Conclusion	113

RECONCILIATION AND FINAL VALUE CONCLUSION

SUMMARY OF  VALUE INDICATIONS

The values rendered by the applicable approaches are summarized below.

VALUE INDICATIONS
Appraisal Premise	Market Value As Is
Effective Date	March 31, 2021
Approach
Cost Approach	$65,000,000
Sales Comparison Approach	$81,500,000
Income Capitalization Approach	$81,000,000
Reconciled	$81,000,000

The cost approach is most often relied upon when the improvements are new, nearly new, or proposed, allowing for an accurate estimate of depreciation. In order for this approach to be reliable, there must also be an active land market, with verifiable sale data for properties of similar proposed use. The subject property represents new construction, and we were able to accurately quantify depreciation. Adequate cost data and comparable land sales data were available. Even so, the cost approach is not typically the primary methodology used by investors in estimating value for income properties, and is given no weight in our reconciliation.

The sales comparison approach is most often relied upon when there is adequate data reflecting recent and relevant comparable sales. It is frequently the primary approach for owner-users, as it directly accounts for pricing of competitive properties with similar utility. While there was adequate sales data available, the subject property’s most likely purchaser is an investor who would give the sales comparison approach secondary weight.

The Income Approach is the valuation method most commonly used by investors, as it considers the future income potential of the property. Reliance on direct capitalization or discounted cash flow analysis depends upon the specific income characteristics of a property, including length of existing leases, and anticipated cash flow patterns. There was adequate data available to support income and expense assumptions, as well as rates of return. Moreover, the most likely purchaser of the subject property is an investor. As such, the income capitalization approach is given greatest weight in our reconciliation.

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Reconciliation And Final Value Conclusion	114

FINAL OPINION OF VALUE

Based on the analyses undertaken, we have developed the following value opinion.

VALUE CONCLUSIONS
Appraisal Premise	Interest Appraised	Date of Value	Value Conclusion
Market Value As Is	Leased Fee	March 31, 2021	$81,000,000

EXTRAORDINARY ASSUMPTIONS AND HYPOTHETICAL CONDITIONS

The values presented within this appraisal report are subject to the extraordinary assumptions and/or hypothetical conditions listed below. Pursuant to the requirement within Uniform Standards of Professional Appraisal Practice (USPAP, 2020-2021 Edition) Standards Rule 2-2(a)(xi), it is stated here that the use of any extraordinary assumptions might have affected the assignment results.

Extraordinary Assumption(s):

1.

The subject reflects brand new construction. This analysis assumes that there are no significant outstanding construction costs that would materially impact value. Any deviation from this may impact value.

Hypothetical Condition(s):

None

EXPOSURE TIME AND MARKETING PERIOD

Exposure time is the amount of marketing time necessary in order for the subject to have sold on the effective date; therefore, exposure time is assumed to precede the current effective date. Marketing period is the amount of marketing time necessary in order for the subject property to sell at a price consistent with the concluded value. Unless a major shift is expected in market conditions, the marketing period will be similar to exposure time.

Based upon our review of comparable data and market trends, we estimate exposure time at 3-6 months, and the market period at 3-6 months.

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Certification	115

CERTIFICATION

We certify that, to the best of our knowledge and belief:

1.	The statements of fact contained in this report are true and correct.
2.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions and are our personal, impartial, and unbiased professional analyses, opinions, and conclusions.

3.	We have no present or prospective interest in the property that is the subject of this report and no personal interest with respect to the parties involved with this assignment.
4.	We have no bias with respect to the property that is the subject of this report or to the parties involved with this assignment.
5.	Our engagement in this assignment was not contingent upon developing or reporting predetermined results.
6.

Our compensation for completing this assignment is not contingent upon the development or reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value opinion, the attainment of a stipulated result, or the occurrence of a subsequent event directly related to the intended use of this appraisal.

7.	This appraisal assignment was not based upon a requested minimum valuation, a specific valuation, or the approval of a loan.
8.	We have previously appraised the property that is the subject of this report for the current client within the three-year period immediately preceding acceptance of this assignment.
9.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice, as well as applicable state laws and regulations.

10.

The reported analyses, opinions, and Value Indications were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Ethics, the Standards of Professional Appraisal Practice of the Appraisal Institute.

11.	The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.
12.	As of the date of this report, Phillip Hanshew, MAI, AI-GRS, has completed the continuing education program for Designated Members of the Appraisal Institute.
13.	Phillip Hanshew, MAI, AI-GRS, personally inspected the property. Christopher Durek did not inspect the property, but participated in the valuation.

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Certification	116

14.	No one provided significant real property appraisal assistance to the persons signing this certification.

Christopher M. Durek	Phillip Hanshew, MAI, AI-GRS
Certified General Real Estate Appraiser California Certificate # AG3004321	California Certified General Appraiser No. AG 3007273

AMAZON - OAKLEY APPRAISAL

Standard Assumptions And Limiting Conditions	117

STANDARD ASSUMPTIONS AND LIMITING CONDITIONS

This appraisal report has been made with the following general assumptions:

1)

Notwithstanding that Appraiser may comment on, analyze or assume certain conditions in the appraisal, BBG, Inc. shall have no monetary liability or responsibility for alleged claims or damages pertaining to: (a) title defects, liens or encumbrances affecting the property; (b) the property’s compliance with local, state or federal zoning, planning, building, disability access and environmental laws, regulations and standards; (c) building permits and planning approvals for improvements on the property; (d) structural or mechanical soundness or safety; (e) contamination, mold, pollution, storage tanks, animal infestations or other hazardous conditions affecting the property; and (f) other conditions and matters for which licensed real estate appraisers are not customarily deemed to have professional expertise. Accordingly:

a)

The Appraiser has not conducted any engineering or architectural surveys in connection with this appraisal assignment. Information reported pertaining to dimensions, sizes, and areas is either based on measurements taken by the Appraiser or the Appraiser’s staff or was obtained or taken from referenced sources and is considered reliable. The Appraiser and BBG, Inc. shall not be monetarily liable or responsible for or assume the costs of preparation or arrangement of geotechnical engineering, architectural, or other types of studies, surveys, or inspections that require the expertise of a qualified professional.

b)

Unless otherwise stated in the report, only the real property is considered, so no consideration is given to the value of personal property or equipment located on the premises or the costs of moving or relocating such personal property or equipment. Further, unless otherwise stated, it is assumed that there are no subsurface oil, gas or other mineral deposits or subsurface rights of value involved in this appraisal, whether they are gas, liquid, or solid. Further, unless otherwise stated, it is assumed that there are no rights associated with extraction or exploration of such elements considered. Unless otherwise stated it is also assumed that there are no air or development rights of value that may be transferred.

c)

Any legal description or plats reported in the appraisal are assumed to be accurate. Any sketches, surveys, plats, photographs, drawings or other exhibits are included only to assist the intended user to better understand and visualize the subject property, the environs, and the competitive data. BBG, Inc. has made no survey of the property and assumes no monetary liability or responsibility in connection with such matters.

d)

Title is assumed to be good and marketable, and in fee simple, unless otherwise stated in the report. The property is considered to be free and clear of existing liens, easements, restrictions, and encumbrances, except as stated. Further, BBG, Inc. assumes there are no private deed restrictions affecting the property which would limit the use of the subject property in any way.

e)

The appraisal report is based on the premise that there is full compliance with all applicable federal, state, and local environmental regulations and laws unless otherwise stated in the appraisal report; additionally, that all applicable zoning, building, and use regulations and restrictions of all types have been complied with unless otherwise stated in the appraisal report. Further, it is assumed that all required licenses, consents, permits, or other legislative or administrative authority, local, state, federal and/or private entity or organization have

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Standard Assumptions And Limiting Conditions	118

been or can be obtained or renewed for any use considered in the value opinion. Moreover, unless otherwise stated herein, it is assumed that there are no encroachments or violations of any zoning or other regulations affecting the subject property, that the utilization of the land and improvements is within the boundaries or property lines of the property described, and that there are no trespasses or encroachments.

f)

The American Disabilities Act (ADA) became effective January 26, 1992. The Appraiser has not made a specific compliance survey or analysis of the property to determine whether or not it is in conformity with the various detailed requirements of ADA. It is possible that a compliance survey of the property and a detailed analysis of the requirements of the ADA would reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative impact upon the value of the property. Since the Appraiser has no direct evidence relating to this issue, possible noncompliance with the requirements of ADA was not considered in estimating the value of the property.

g)

No monetary liability or responsibility is assumed for conformity to specific governmental requirements, such as fire, building, safety, earthquake, or occupancy codes, except where specific professional or governmental inspections have been completed and reported in the appraisal report.

h)

It is assumed the subject property is not adversely affected by the potential of floods; unless otherwise stated herein. Further, it is assumed all water and sewer facilities (existing and proposed) are or will be in good working order and are or will be of sufficient size to adequately serve any proposed buildings.

i)

Unless otherwise stated within the appraisal report, the depiction of the physical condition of the improvements described therein is based on visual inspection. No monetary liability or responsibility is assumed for (a) the soundness of structural members since no engineering tests were conducted; (b) the condition of mechanical equipment, plumbing, or electrical components, as complete tests were not made; and (c) hidden, unapparent or masked property conditions or characteristics that were not clearly apparent during the Appraiser’s inspection.

j)

If building improvements are present on the site, it is assumed that no significant evidence of termite damage or infestation was observed during physical inspection, unless so stated in the appraisal report. Further, unless so stated in the appraisal report, no termite inspection report was available. No monetary liability or responsibility is assumed for hidden damages or infestation.

k)

Unless subsoil opinions based upon engineering core borings were furnished, it is assumed there are no subsoil defects present, which would impair development of the land to its maximum permitted use or would render it more or less valuable. No monetary liability or responsibility is assumed for such conditions or for engineering which may be required to discover them.

l)

BBG, Inc. is not an expert in determining the presence or absence of hazardous substances, defined as all hazardous or toxic materials, wastes, pollutants or contaminants (including, but not limited to, asbestos, PCB, UFFI, or other raw materials or chemicals) used in construction or otherwise present on the property. BBG, Inc. assumes no monetary liability or responsibility for the studies or analyses which would be required to determine the presence or absence of such substances or for loss as a result of the presence of such substances. Appraiser is not qualified to detect such substances. The Client is urged to retain an expert in this field; however, Client retains such expert at Client’s own discretion, and any costs and/or expenses associated with such retention are the responsibility of Client.

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Standard Assumptions And Limiting Conditions	119

m)

BBG, Inc. is not an expert in determining the habitat for protected or endangered species, including, but not limited to, animal or plant life (such as bald eagles, gophers, tortoises, etc.) that may be present on the property. BBG, Inc. assumes no monetary liability or responsibility for the studies or analyses which would be required to determine the presence or absence of such species or for loss as a result of the presence of such species. The Appraiser hereby reserves the right to alter, amend, revise, or rescind any of the value opinions contained within the appraisal repot based upon any subsequent endangered species impact studies, research, and investigation that may be provided. However, it is assumed that no environmental impact studies were either requested or made in conjunction with this analysis, unless otherwise stated within the appraisal report.

2)

If the Client instructions to the Appraiser were to inspect only the exterior of the improvements in the appraisal process, the physical attributes of the property were observed from the street(s) as of the inspection date of the appraisal. Physical characteristics of the property were obtained from tax assessment records, available plans, if any, descriptive information, and interviewing the client and other knowledgeable persons. It is assumed the interior of the subject property is consistent with the exterior conditions as observed and that other information relied upon is accurate.

3)

If provided, the estimated insurable value is included at the request of the Client and has not been performed by a qualified insurance agent or risk management underwriter. This cost estimate should not be solely relied upon for insurable value purposes. The Appraiser is not familiar with the definition of insurable value from the insurance provider, the local governmental underwriting regulations, or the types of insurance coverage available. These factors can impact cost estimates and are beyond the scope of the intended use of this appraisal. The Appraiser is not a cost expert in cost estimating for insurance purposes.

4)

The dollar amount of any value opinion herein rendered is based upon the purchasing power and price of the United States Dollar as of the effective date of value. This appraisal is based on market conditions existing as of the date of this appraisal.

5)

The value opinions reported herein apply to the entire property. Any proration or division of the total into fractional interests will invalidate the value opinions, unless such proration or division of interests is set forth in the report. Any division of the land and improvement values stated herein is applicable only under the program of utilization shown. These separate valuations are invalidated by any other application.

6)

Any projections of income and expenses, including the reversion at time of resale, are not predictions of the future. Rather, they are BBG, Inc.’s best estimate of current market thinking of what future trends will be. No warranty or representation is made that such projections will materialize. The real estate market is constantly fluctuating and changing. It is not the task of an appraiser to estimate the conditions of a future real estate market, but rather to reflect what the investment community envisions for the future in terms of expectations of growth in rental rates, expenses, and supply and demand. The forecasts, projections, or operating estimates contained herein are based on current market conditions, anticipated short-term supply and demand factors, and a continued stable economy. These forecasts are, therefore, subject to changes with future conditions.

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Standard Assumptions And Limiting Conditions	120

7)

The Appraiser assumes no monetary liability or responsibility for any changes in economic or physical conditions which occur following the effective date of value within this report that would influence or potentially affect the analyses, opinions, or conclusions in the report. Any subsequent changes are beyond the scope of the report.

8)

Any proposed or incomplete improvements included in the appraisal report are assumed to be satisfactorily completed in a workmanlike manner or will be thus completed within a reasonable length of time according to plans and specifications submitted.

9)

If the appraisal report has been prepared in a so-called “public non-disclosure” state, real estate sales prices and other data, such as rents, prices, and financing, are not a matter of public record. If this is such a “non-disclosure” state, although extensive effort has been expended to verify pertinent data with buyers, sellers, brokers, lenders, lessors, lessees, and other sources considered reliable, it has not always been possible to independently verify all significant facts. In these instances, the Appraiser may have relied on verification obtained and reported by appraisers outside of our office. Also, as necessary, assumptions and adjustments have been made based on comparisons and analyses using data in the report and on interviews with market participants. The information furnished by others is believed to be reliable, but no warranty is given for its accuracy.

10)

Although the Appraiser has made, insofar as is practical, every effort to verify as factual and true all information and data set forth in this report, no responsibility is assumed for the accuracy of any information furnished the Appraiser either by the Client or others. If for any reason, future investigations should prove any data to be in substantial variance with that presented in this report, the Appraiser reserves the right to alter or change any or all analyses, opinions, or conclusions and/or opinions of value.

11)

The right is reserved by the Appraiser to make adjustments to the analyses, opinions, and conclusions set forth in the appraisal report as may be required by consideration of additional or more reliable data that may become available. No change of this report shall be made by anyone other than the Appraiser. The Appraiser shall have no monetary liability or responsibility for any unauthorized change(s) to the report.

12)

The submission of the appraisal report constitutes completion of the services authorized and agreed upon. Such appraisal report is submitted on the condition the Client will provide reasonable notice and customary compensation, including expert witness fees, relating to any subsequent required attendance at conferences, depositions, or judicial or administrative proceedings. In the event the Appraiser is subpoenaed for either an appearance or a request to produce documents, a best effort will be made to notify the Client immediately. The Client has the sole responsibility for obtaining a protective order, providing legal instruction not to appear with the appraisal report and related work files, and will answer all questions pertaining to the assignment, the preparation of the report, and the reasoning used to formulate the opinion of value. Unless paid in whole or in part by the party issuing the subpoena or by another party of interest in the matter, the Client is responsible for all unpaid fees resulting from the appearance or production of documents regardless of who orders the work.

AMAZON - OAKLEY APPRAISAL

Third-party reports by a true third party. BBG OVERVIEW BBG is one of the nation’s largest real estate due diligence firms with more than 35 offices across the country serving more than 2,700 clients. We deliver best-in-class valuation, advisory and assessment services with a singular focus of meeting our clients’ needs. Our professional team offers broad industry expertise and deep market knowledge to help clients meet their objectives throughout the real estate life cycle. BBG clients include commercial real estate professionals, investors, lenders, attorneys, accountants and corporations. THE BBG DIFFERENCE National Footprint. BBG is one of only two national firms offering in-house valuation and environmental and property condition assessment services for all commercial property types. Customer-focused Growth. BBG is one of the largest national due diligence firms because we deliver best-in-class work product and provide excellent customer care. Qualified Team. Over 50 percent of BBG appraisers are MAI designated and offer deep industry expertise gained through real-world experience. Unbiased Independence. By focusing exclusively on due diligence services, BBG guarantees an independent perspective free from potential conflicts of interest. Innovative Technology. BBG has made significant analytics and IT investments to continually improve our data and report quality. SERVICES Valuation Single Asset Valuation Portfolio Valuation Institutional Asset Valuation Appraisal Review Appraisal Management Lease and Cost Analysis Insurance Valuation Arbitration & Consulting Feasibility Studies Highest and Best Use Studies Evaluation Investment analysis Tax appeals Litigation Support Advisory ASC 805 Business combinations ASC 840 Leases Purchase Price Allocations Portfolio Valuations for reporting net asset values (NAV) Public and non-traded REIT valuations Valuations for litigation and litigation support Sale-leaseback valuation analysis Valuations for bankruptcy/fresh start accounting Cost segregation analysis Assessment Environmental due diligence Property condition consulting Small loan services Energy consulting Environmental consulting Zoning VALUATION ADVISORY ASSESSMENT ZONING

addenda	122

Addenda

AMAZON - OAKLEY APPRAISAL

Addenda

Glossary

AMAZON - OAKLEY APPRAISAL

Assessed Value: The value of a property according to the tax rolls in ad valorem taxation; may be higher or lower than market value, or based on an assessment ratio that is a percentage of market value. 1

Asset:

1.

Any item, the rights to which may have economic value, including financial assets (cash or bonds), business interests, intangible assets (copyrights and trademarks), and physical assets (real estate and personal property).

2.	In general business usage, something owned by a business and reflected in the owner’s business sheet.

Asset:  A resource controlled by the entity as a result of past events and from which future economic benefits are expected to flow to the entity. 2

Capital Expenditure: Investments of cash (or the creation of liability) to acquire or improve an asset, e.g., land, buildings, building additions, site improvements, machinery, equipment; as distinguished from cash outflows for expense items that are normally considered part of the current period’s operations. 1

Cash Equivalency: An analytical process in which the sale price of a transaction with nonmarket financing or financing with unusual conditions or incentives is converted into a price expressed in terms of cash or its equivalent.1 Client:

1.	The individual, group, or entity who engages a valuer to perform a service (USPAP)
2.

The party or parties who engage, by employment or contract, an appraiser in a specific assignment.  Comment:  The client may be an individual, group, or entity, and may engage and communicate with the appraiser directly or through an agent (USPAP, 2016-17-ed).

3.	Generally the party or parties ordering the appraisal report. It does not matter who pays for the work (CUSPAP, 2014-ed).[1]

Condominium Ownership: A form of fee ownership of separate units or portions of multiunit buildings that provides for formal filing and recording of a divided interest in real property.3

Cost Approach: A set of procedures through which a value indication is derived for the fee simple interest in a property by estimating the current cost to construct a reproduction of (or replacement for) the existing structure, including an entrepreneurial incentive, deducting depreciation from the total cost, and adding the estimated land value. Adjustments may then be made to the indicated fee simple value of the subject property to reflect the value of the property interest being appraised. 1

Credible:

1.	Worthy of belief, supported by analysis of relevant information.

Creditability is always measured in the context of intended use.

(SVP)

2.	Worthy of belief. Comment: Creditable assignment results require support, by relevant evidence and logic, to the degree necessary for the intended use. (USPAP, 2016-2017-ed.).[1]

Deferred Maintenance: Needed repairs or replacement of items that should have taken place during the course of normal maintenance. 1

Disposition Value: The most probable price that a specified interest in real property should bring under the following conditions: 1) Consummation of a sale within a specific time, which is short than the typical exposure time for such a property in that market. 2) The property is subjected to market conditions prevailing as of the date of valuation. 3) Both the buyer and seller are acting prudently and knowledgeably. 4) The seller is under compulsion to sell. 5) The buyer is typically motivated. 6) Both parties are acting in what they consider to be their best interests. 7) An adequate marketing effort will be made during the exposure time. 8) Payment will be made in cash in U.S. dollars (or the local currency) or in terms of financial arrangements comparable thereto. 9) The price represents the normal consideration of the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale. This definition can also be modified to provide for valuation with specified financing terms. 1

Economic Life: The period over which improvements to real property contribute to property value. 1

Effective Date: 1) The date on which the analyses, opinions, and advice in an appraisal, review, or consulting service apply. 2) In a lease document, the date upon which the lease goes into effect.1

Effective Gross Income Multiplier (EGIM): The ratio between the sale price (or value) of a property and its effective gross income. 1

Effective Rent: Total base rent, or minimum rent stipulated in a lease, over the specified lease term minus rent concessions, the rent that is effectively paid by a tenant net of financial concessions provided by a landlord. 1

Exposure Time: 1) The time a property remains on the market. 2) The estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at market value on the effective date of the appraisal.  Comment:  Exposure time is a retrospective opinion based on an analysis of past events assuming a competitive and open market (USPAP 2016-2017-ed). 1

Extraordinary Assumptions: An assumption, directly related to a specific assignment, as of the effective date of the assignment results, which, if found to be false, could alter the appraiser’s opinions or conclusions. Comment:  Extraordinary assumptions presume as fact otherwise uncertain information about physical, legal, or economic characteristics of the subject property, or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis. (USPAP, 2016-2017 ed). 1 Fair Market Value:  In nontechnical usage, a term that is equivalent to the contemporary usage of market value. 1

Fair Share: That portion of total market supply accounted for by a subject property.  For example, a 100-key hotel in 1,000-key market has a fair share of 10%. 1

Fair Value:

1.	The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. (FASB)
2.

The estimated price for the transfer of an asset or liability between identified knowledgeable and willing parties that reflects the respective interests of those parties. (This does not apply to valuations for financial reporting.) (IVS).[1]

Glossary Page   1

Fair Value:  The price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.2

Fee Simple Estate: Absolute ownership unencumbered by any other interest or estate, subject only to the limitations imposed by the governmental powers of taxation, eminent domain, police power, and escheat. 1

Floor Area Ratio (FAR): The relationship between the above-ground floor area of a building, as described by the zoning or building code, and the area of the plot on which it stands; in planning and zoning, often expressed as a decimal, e.g., a ratio of 2.0 indicates that the permissible floor area of a building is twice the total land area. 1

Going-Concern Value: 1) 73. An established and operating business having an indefinite future life. 2) 74. An organization with an indefinite life that is sufficiently long that, over time, all currently incomplete transformations [transforming resources from one form to a different, more valuable form] will be completed. 1

Gross Building Area (GBA): 1) Total floor area of a building, excluding unenclosed areas, measured from the exterior of the walls of the above-grade area. This includes mezzanines and basements if and when typically included in the market area of the type of property involved. 2) Gross leasable area plus all common areas. 3) 16. For residential space, the total area of all floor levels measured from the exterior of the walls and including the super structure and substructure basement; typically does not include garage space. 1

Highest and Best Use: 1) The reasonably probable use of property that results in the highest value. The four criteria that the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum productivity. 2) The use of an asset that maximizes its potential and that is possible, legally permissible, and financially feasible. The highest and best use may be for continuation of an asset’s existing use or for some alternative use. This is determined by the use that a market participant would have in mind for the asset when formulating the price that it would be willing to bid. (IVS).  3) [The] highest and most profitable use for which the property is adaptable and needed or likely to be needed in the reasonably near future. (Uniform Appraisal Standards for Federal Land Acquisitions) 1

Hypothetical Condition: 1) 117. A condition that is presumed to be true when it is known to be false. (SVP). 2) A condition, directly related to a specific assignment, which is contrary to what is known by the appraiser to exist on the effective date of the assignment results, but is used for the purpose of analysis. Comment:  Hypothetical conditions are contrary to known facts about physical, legal, or economic characteristics of the subject property; or about conditions external to the property, such as market conditions or trends; or about the integrity of data used in an analysis. (USPAP, 2016-2017 ed.) 1

Income Capitalization Approach: Specific appraisal techniques applied to develop a value indication for a property based on its earning capability and calculated by the capitalization of property income. 1

Inspection: Personal observation of the exterior or interior of the real estate that is the subject of an assignment performed to identify the property characteristics that are relevant to the assignment, such as amenities, general physical condition, and functional utility. Note that this is not the inspection process performed by a licensed or certified building inspector. 1

Insurable Value: A type of value for insurance purposes. 1

Intangible Assets:   1) A nonmonetary asset that manifests itself by its economic properties. It does not have physical substance but grants rights and economic benefits to its owner. (IVS).  2) A nonphysical asset such as a franchise, trademark, patent, copyright, goodwill, equity, mineral right, security, and contract (as distinguished from physical assets) that grant rights and privileges, and have value for the owner. (ASA).  3) An identifiable nonmonetary asset without physical substance. An asset is a resource that is controlled by the entity as a result of past events (for ex-ample, purchase or self-creation) and from which future economic benefits (inflows of cash or other assets) are expected. [IAS 38.8] Thus, the three critical attributes of an intangible asset are: identifiability, control (power to obtain benefits from the asset), •future economic benefits (such as revenues or reduced future costs). (IAS 38) 1

Intangible property: Nonphysical assets, including but not limited to franchises, trademarks, patents, copyrights, goodwill, equities, securities, and contracts as distinguished from physical assets such as facilities and equipment. (USPAP, 2016-2017 ed.) 1

Intended Use: 1) The valuer’s intent as to how the re-port will be used. (SVP) 2) The use or uses of an appraiser’s reported appraisal or appraisal review assignment opinions and conclusions, as identified by the appraiser based on communication with the client at the time of the assignment. (USPAP, 2016-2017 ed.) 1`

Intended User: 1) The party or parties the valuer intends will use the report. (SVP) 2) The client and any other party as identified, by name or type, as users of the appraisal or appraisal review report by the appraiser on the basis of communication with the client at the time of the assignment. (USPAP, 2016-2017 ed.) 1`

Internal Rate of Return (“IRR”): The annualized yield rate or rate of return on capital that is generated or capable of being generalized within an investment of portfolio over a period of ownership.  Alternatively, the indicated return of capital associated with a projected or pro forma income stream.     The discount rate that equates the present value of the net cash flows of a project with the present value of the capital investment.  It is the rate at which the Net Present Value (NPV) equals zero.  The IRR reflects both the return on invested capital and the return of the original investment, which are basic considerations of potential investors.  Therefore, deriving the IRR from analysis of market transactions of similar properties having comparable income patterns is a proper method for developing market discount rates for use in valuations to arrive at Market Value.  Used in discounted cash flow analysis to find the implied or expected rate of return of the project, the IRR is the rate of return which gives a zero net present value (NPV). See also equity yield rate (YE); financial management rate of return (FMRR); modified internal rate of return (MIRR); yield rate (Y). 1

Investment Value: 1) The value of a property to a particular investor or class of investors based on the investor’s specific requirements. Investment value may be different from market value because it depends on a set of investment criteria that are not necessarily typical of the market. 2) The value of an asset to the owner or a prospective owner for individual investment or operational objectives. (IVS) 1

Leasehold Interest: The right held by the lessee to use and occupy real estate for a stated term and under the conditions specified in the lease. 1

Leased Fee Interest: The ownership interest held by the lessor, which includes the right to receive the contract rent specified in the lease plus the reversionary right when the lease expires.  1

Glossary Page   2

Liquidation Value: The most probable price that a specified interest in real property should bring under the following conditions: 1) Consummation of a sale within a short time period; 2) The property is subjected to market conditions prevailing as of the date of valuation; 3) Both the buyer and seller are acting prudently and knowledgeably; 4) The seller is under extreme compulsion to sell; 5) The buyer is typically motivated. 6) Both parties are acting in what they consider to be their best interests. 7) A normal marketing effort is not possible due to the brief exposure time 8) Payment will be made in cash in U.S. dollars or in terms of financial arrangements comparable thereto.  9) The price represents the normal consideration for the property sold, unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.  This definition can also be modified to provide for valuation with specified financing terms.  1

Load Factor: A measure of the relationship of common area to useable area and therefore the quality and efficiency of building area layout, with higher load factors indicating a higher percentage of common area to overall rentable space than lower load factors; calculated by subtracting the amount of usable area from the rentable area and then dividing the difference by the usable area: 1

Load Factor =

(Rentable Area – Useable Area)

Usable Area

Market Value. The major focus of most real property appraisal assignments. Both economic and legal definitions of market value have been developed and refined.*

1.  The most widely accepted components of market value are incorporated in the following definition: The most probable price that the specified property interest should sell for in a competitive market after a reasonable exposure time, as of a specified date, in cash, or in terms equivalent to cash, under all conditions requisite to a fair sale, with the buyer and seller each acting prudently, knowledgeably, for self-interest, and assuming that neither is under duress.

2.  Market value is described, not defined, in the Uniform Standards of Professional Appraisal Practice (USPAP) as follows: A type of value, stated as an opinion, that presumes the transfer of a property (i.e., a right of ownership or a bundle of such rights), as of a certain date, under specific conditions set forth in the definition of the term identified by the appraiser as applicable in an appraisal.  Comment: Forming an opinion of market value is the purpose of many real property appraisal assignments, particularly when the client’s intended use includes more than one intended user. The conditions included in market value definitions establish market perspectives for development of the opinion. These conditions may vary from definition to definition but generally fall into three categories:

-	the relationship, knowledge, and motivation of the parties (i.e., seller and buyer);
-	the terms of sale (e.g., cash, cash equivalent, or other terms); and - the conditions of sale (e.g., expo- sure in a competitive market for a reasonable time prior to sale).

USPAP also requires that certain items be included in every appraisal report. Among these items, the following are directly related to the definition of market value:

-	Identifications of the specific property rights to be appraised.
-	Statement of the effective date of the value opinion.
-	Specification as to whether cash, terms equivalent to cash, or other precisely described financing terms are assumed as the basis of the appraisal.
-	If the appraisal is conditioned upon financing or other terms, specification as to whether the financing or terms are at, below, or above market interest rates and/or contain unusual conditions or  incentives. The terms of above- or below-market interest rates and/or  other special incentives must be clearly set forth; their contribution to,  or negative influence on, value must be described and estimated; and  the market data supporting the opinion of value must be described and  explained.

3.  The following definition of market value is used by agencies that regulate federally insured financial institutions in the United States: The most probable price that a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:   Buyer and seller are typically motivated;

Both parties are well informed or well advised, and each acting in what they consider their own best interests;

A reasonable time is allowed for exposure in the open market;   Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and

• The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

(12 C.F.R. Part 34.42(g); 55 Federal Register 34696, August 24, 1990, as amended at 57 Federal Register 12202, April 9, 1992; 59 Federal Register 29499, June 7, 1994)

4.  The International Valuation Standards Council defines market value for the purpose of international standards as follows: The estimated amount for which an asset or liability should exchange on the valuation date between a willing buyer and a willing seller in an arm’s length transaction, after proper marketing and where the parties had each acted knowledgeably, prudently and without compulsion. (IVS)

5.  The Uniform Standards for Federal Land Acquisitions defines market value as follows: Market value is the amount in cash, or on terms reason ably equivalent to cash, for which in all probability the property would have sold on the effective date of the appraisal, after a reasonable exposure time on the open competitive market, from a willing and reasonably knowledgeable seller to a willing and reasonably knowledgeable buyer, with neither acting under any compulsion to buy or sell, giving due consideration to all available economic uses of the property at the time of the appraisal. (Uniform Appraisal Standards for Federal Land Acquisitions) 1

Market Value "As If Complete" On The Appraisal Date:

Market value as if complete on the effective date of the appraisal is an estimate of the market value of a property with all construction, conversion, or rehabilitation hypothetically completed, or under other specified hypothetical conditions as of the date of the appraisal. With regard to properties wherein anticipated market conditions indicate that stabilized occupancy is not likely as of the date of completion, this estimate of value should reflect the market value of the property as if complete and prepared for occupancy by tenants.

Market Value "As Is" On The Appraisal Date: Value As Is -The value of specific ownership rights to an identified parcel of real estate as of the effective date of the appraisal; relates to what physically exists and is legally permissible and excludes all assumptions concerning hypothetical market conditions or possible rezoning. See also effective date; prospective value opinion.

Market Value of the Total Assets of the Business: The market value of the total assets of the business is the market value of all of the tangible and intangible assets of a business as if sold in aggregate as a going concern.  This assumes that the business is expected to continue operations well into the future. 4

Glossary Page   3

Marketing Time: An opinion of the amount of time it might take to sell a real or personal property interest at the concluded market value level during the period immediately after the effective date of an appraisal.  Marketing time differs from exposure time, which is always presumed to precede the effective date of an appraisal. (Advisory Opinion 7 of the Appraisal Standards Board of The Appraisal Foundation and Statement on Appraisal Standards No. 6, “Reasonable Exposure Time in Real Property Market Value Opinions” address the determination of reasonable exposure and marketing time.). 3

Net Lease: A lease in which the landlord passes on all expenses to the tenant. See also lease. 1

Net Rentable Area (NRA): 1) The area on which rent is computed. 2) The Rentable Area of a floor shall be computed by measuring to the inside finished surface of the dominant portion of the permanent outer building walls, excluding any major vertical penetrations of the floor. No deductions shall be made for columns and projections necessary to the building. Include space such as mechanical room, janitorial room, restrooms, and lobby of the floor. 5

Penetration Ratio (Rate): The rate at which stores obtain sales from within a trade area or sector relative to the number of potential sales generated; usually applied to existing facilities. Also called: penetration factor.1

Prospective opinion of value. A value opinion effective as of a specified future date.  The term does not define a type of value.  Instead it identifies a value opinion as being effective at some specific future date. An opinion of value as of a prospective date is frequently sought in connection with projects that are proposed, under construction, or under conversion to a new use, or those that have not yet achieved sellout or a stabilized level of long-term occupancy.

Reconciliation: A phase of a valuation assignment in which two or more value indications are processed into a value opinion, which may be a range of value, a single point estimate, or a reference to a benchmark value. 1

Reliable Measurement:  [The IAS/IFRS framework requires that] neither an asset nor a liability is recognized in the financial statements unless it has a cost or value that can be measured reliably.2

Remaining Economic Life: The estimated period over which existing improvements are expected to contribute eco-nomically to a property; an estimate of the number of years remaining in the economic life of a structure or structural components as of the effective date of the appraisal; used in the economic age-life method of estimating depreciation. 1

Replacement Cost: The estimated cost to construct, at current prices as of the effective appraisal date, a substitute for the building being appraised, using modern materials and current standards, design, and layout. 1

Retrospective Value Opinion: A value opinion effective as of a specified historical date. The term retrospective does not define a type of value. Instead, it identifies a value opinion as being effective at some specific prior date. Value as of a historical date is frequently sought in connection with property tax appeals, damage models, lease renegotiation, deficiency judgments, estate tax, and condemnation. Inclusion of the type of value with this term is appropriate, e.g., “retrospective market value opinion.” 1

Sales Comparison Approach: The process of deriving a value indication for the subject property by comparing sales of similar properties to the property being appraised, identifying appropriate units of comparison, and making adjustments to the sale prices (or unit prices, as appropriate) of the comparable properties based on relevant, market-derived elements of comparison. The sales comparison approach may be used to value improved properties, vacant land, or land being considered as though vacant when an adequate supply of comparable sales is available. 1

Scope of Work: 1) The type of data and the extent of research and analyses. (SVP).  2) The type and extent of research and analyses in an appraisal or appraisal review assignment. (USPAP, 2016¬2017 ed.) 1

Stabilized value: A value opinion that excludes from consideration any abnormal relationship between supply and demand such as is experienced in boom periods when cost and sale price may exceed the long-term value, or during periods of depression, when cost and sale price may fall short of long-term value. It is also a value opinion that excludes from consideration any transitory condition that may cause excessive construction costs, e.g., a premium paid due to a temporary shortage of supply.

Substitution: The principle of substitution states that when several similar or commensurate commodities, goods, services are available, the one with the lowest price will attract the greatest demand and widest distribution. This is the primary principle upon which the cost and sales comparison approaches are based. 3

Total Assets of a Business:  Total assets of a business is defined by the Appraisal Institute as “the tangible property (real property and personal property, including inventory and furniture, fixtures and equipment) and intangible property (cash, workforce, contracts, name, patents, copyrights, and other residual intangible assets, to include capitalized economic profit).”

Use Value:

The value of a property assuming a specific use, which may or may not be the property’s highest and best use on the effective date of the appraisal. Use value may or may not be equal to market value but is different conceptually.

[1]

Appraisal Institute, The Dictionary of Real Estate Appraisal, 6th ed. (Chicago: Appraisal Institute 2010). [2]Appraisal Institute, International Financial Reporting Standards for Real Property Appraiser, IFRS Website, www.ifrs-ebooks.com/index.html. [3]Appraisal Institute, The Appraisal of Real Estate, 13th ed. (Chicago: Appraisal Institute 2008). [4] This definition is taken from “Allocation of Business Assets Into Tangible and Intangible Components: A New Lexicon,” Journal of Real Estate Appraisal, January 2002, Volume LXX, Number 1.  This terminology is to replace former phrases such as: value of the going concern.  [5]Financial Publishing Company, The Real Estate

Dictionary, 7th ed. [6] U.S. Treasury Regulations

Glossary Page   4

Addenda

LETTER OF ENGAGEMENT

AMAZON - OAKLEY APPRAISAL

March 19, 2021

Mr. Shachar

Melman ROX

FinancialInc.

250 Greenwich Street

New York, NY  10007

734-358-0158

Shachar.melman@roxfinancial.com

RE:	Nike Flagship Store – 529, Broadway, New York Walgreen’s – One Lincoln Road, Miami Amazon – 4000 Wilbur Avenue, Oakley

Dear Mr. Melman:

We are pleased to submit this proposal and our terms and conditions for the appraisal of the above-referenced real estate.

PROPOSAL SPECIFICATIONS

Valuation Premise:	Provide an updated opinion of the as is value of each referenced property as of March 31, 2021 in separate reports.
Intended Users:	ROX Financial Inc. and its related entities, successors, and/or assigns.
Scope of Work:	The reports will include any approach to value that is necessary and applicable to the assignment.
Appraisal Standards:

Uniform Standards of Professional Appraisal Practice (USPAP), Financial Institution Reform, Recovery, and Enforcement Act (FIRREA), December 2010 Interagency

Appraisal and Evaluation Guidelines, and Code of Professional Ethics and the Standards of Professional Practice of the Appraisal Institute.

Fee:	$6,500 total
Payment Terms:

A retainer in the amount of one-half of our fee is due and payable upon acceptance of the terms of this letter. The balance is due upon delivery of the final reports or within 30 days of your receipt of our draft reports, whichever is sooner. If draft reports are requested, the full fee is considered earned upon delivery of our draft reports.

Report Copies:	PDF delivery of appraisal conclusions and/or reports. Hard copies will be furnished upon request.

NEW YORK P + 212.682.0400 112 MADISON AVENUE + 11TH FLOOR NEW YORK, NY 10016

BBGRES.COM

VALUATION + ADVISORY + ASSESSMENT + ZONING

March 19, 2021

Pages 2 of 6

Delivery Date:	Delivery of the appraisal conclusions and/or reports will be within 2 weeks, pending timely receipt of your written authorization to proceed, the retainer, and all necessary information
Acceptance Date:	Date of executions

The attached terms and conditions of the engagements are deemed part of this Appraisal Service Agreement and are incorporated fully herein by reference and shall apply to any appraisal reports, contract or orders into which they are incorporated. In additions, with respect to any appraisal report, any use of or reliance on the appraisal by any party, regardless of whether the use or reliance is authorized or known by BBG, Inc. and its agents, servants, employees, principals, affiliated companies and all those in privity with them, constitutes acceptance of such terms and conditions of the engagements, as well as acceptance of all other appraisal statements, limiting conditions and assumptions stated in the appraisal report. Use of this appraisal report constitutes acknowledgement and acceptance of the terms and conditions of the engagements, special assumptions (if any), extraordinary assumptions (if any), and hypothetical conditions (if ant) on which this estimate of market value is based. This appraisal report has been prepared for the exclusive benefit of the client. It may not be used or relied upon by any other party. Any other party who is not the identified client within this report who uses or relies upon any information in this report does so at their own risk.

We appreciate this opportunity to be of service to you on this assignment. If you have additional questions, please contact us.

Jon DiPietra, MAI	AGREED AND ACCEPTED
Managing Director	ROX Financial Inc,
As Agent for BBG, Inc
Client Signature ESS: Atad, CEO/David Rann, General Counsel
3-19-21
Date

Addenda

DCF REPORTS

AMAZON - OAKLEY APPRAISAL

Cash Flow

Amazon Oakley - April 2021 (Amounts in USD)
Apr, 2021 through Mar, 2032
5/4/2021 6:47:12 PM

	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast	Forecast
	Year 1	Year 2	Year 3	Year 4	Year 5	Year 6	Year 7	Year 8	Year 9	Year 10	Year 11	
For the Years Ending	Mar-2022	Mar-2023	Mar-2024	Mar-2025	Mar-2026	Mar-2027	Mar-2028	Mar-2029	Mar-2030	Mar-2031	Mar-2032	Total
Rental Revenue												
Potential Base Rent	3,260,879	3,326,096	3,392,618	3,460,471	3,529,680	3,600,274	3,672,279	3,745,725	3,820,639	3,897,052	3,974,993	39,680,707
Scheduled Base Rent	3,260,879	3,326,096	3,392,618	3,460,471	3,529,680	3,600,274	3,672,279	3,745,725	3,820,639	3,897,052	3,974,993	39,680,707
Total Rental Revenue	3,260,879	3,326,096	3,392,618	3,460,471	3,529,680	3,600,274	3,672,279	3,745,725	3,820,639	3,897,052	3,974,993	39,680,707
Other Tenant Revenue												
Total Expense Recoveries	464,487	474,477	484,688	495,124	505,792	516,696	527,841	539,234	550,880	562,784	1,112,236	6,234,240
Total Other Tenant Revenue	464,487	474,477	484,688	495,124	505,792	516,696	527,841	539,234	550,880	562,784	1,112,236	6,234,240
Total Tenant Revenue	3,725,366	3,800,573	3,877,306	3,955,595	4,035,472	4,116,969	4,200,120	4,284,959	4,371,519	4,459,836	5,087,230	45,914,947
Potential Gross Revenue	3,725,366	3,800,573	3,877,306	3,955,595	4,035,472	4,116,969	4,200,120	4,284,959	4,371,519	4,459,836	5,087,230	45,914,947
Effective Gross Revenue	3,725,366	3,800,573	3,877,306	3,955,595	4,035,472	4,116,969	4,200,120	4,284,959	4,371,519	4,459,836	5,087,230	45,914,947
Operating Expenses												
Real Estate Taxes	361,757	369,031	376,451	384,021	391,743	399,621	407,658	415,857	424,221	432,754	973,369	4,936,482
Insurance	14,550	14,987	15,436	15,900	16,376	16,868	17,374	17,895	18,432	18,985	19,554	186,357
CAM	50,926	52,454	54,027	55,648	57,318	59,037	60,808	62,633	64,512	66,447	68,440	652,250
Management	37,254	38,006	38,773	39,556	40,355	41,170	42,001	42,850	43,715	44,598	50,872	459,150
Total Operating Expenses	464,487	474,477	484,688	495,124	505,792	516,696	527,841	539,234	550,880	562,784	1,112,236	6,234,240
Net Operating Income	3,260,879	3,326,096	3,392,618	3,460,471	3,529,680	3,600,274	3,672,279	3,745,725	3,820,639	3,897,052	3,974,993	39,680,707
Capital Expenditures												
Capital Reserves	14,550	14,987	15,436	15,900	16,376	16,868	17,374	17,895	18,432	18,985	19,554	186,357
Total Capital Expenditures	14,550	14,987	15,436	15,900	16,376	16,868	17,374	17,895	18,432	18,985	19,554	186,357
Total Leasing & Capital Costs	14,550	14,987	15,436	15,900	16,376	16,868	17,374	17,895	18,432	18,985	19,554	186,357
Cash Flow Before Debt Service	3,246,329	3,311,110	3,377,182	3,444,571	3,513,304	3,583,406	3,654,905	3,727,830	3,802,207	3,878,067	3,955,439	39,494,350
Cash Flow Available for Distribution	3,246,329	3,311,110	3,377,182	3,444,571	3,513,304	3,583,406	3,654,905	3,727,830	3,802,207	3,878,067	3,955,439	39,494,350

Present Value Report Amazon Oakley - April 2021 (Amounts in USD) 5/4/2021 6:48:15 PM Valuation (PV/IRR) Date: Apr, 2021 Discount Method: Annual P.V. of P.V. of P.V. of P.V. of P.V. of NOI to Analysis Period Cash Flow Cash Flow Cash Flow Cash Flow Cash Flow Cash Flow Book Period Ending Before Debt Service @ 4.50% @ 4.75% @ 5.00% @ 5.25% @ 5.50% Value Year 1 Mar-2022 3,246,329 3,106,535 3,099,120 3,091,742 3,084,398 3,077,089 22411.08% Year 2 Mar-2023 3,311,110 3,032,082 3,017,627 3,003,274 2,989,024 2,974,874 11260.74% Year 3 Mar-2024 3,377,182 2,959,413 2,938,275 2,917,337 2,896,597 2,876,054 7543.59% Year 4 Mar-2025 3,444,571 2,888,484 2,861,008 2,833,857 2,807,028 2,780,516 5684.74% Year 5 Mar-2026 3,513,304 2,819,254 2,785,772 2,752,765 2,720,227 2,688,149 4569.19% Year 6 Mar-2027 3,583,406 2,751,682 2,712,513 2,673,993 2,636,109 2,598,850 3825.30% Year 7 Mar-2028 3,654,905 2,685,729 2,641,180 2,597,473 2,554,591 2,512,517 3293.79% Year 8 Mar-2029 3,727,830 2,621,354 2,571,721 2,523,142 2,475,593 2,429,050 2895.00% Year 9 Mar-2030 3,802,207 2,558,522 2,504,088 2,450,937 2,399,037 2,348,355 2584.69% Year 10 Mar-2031 3,878,067 2,497,195 2,438,232 2,380,797 2,324,847 2,270,339 2336.32% Totals 35,538,911 27,920,251 27,569,534 27,225,316 26,887,450 26,555,793 Property Resale @ 4.50% Cap Rate 86,330,659 55,590,701 54,278,113 52,999,536 51,754,011 50,540,608 Total Unleveraged Present Value 83,510,952 81,847,647 80,224,852 78,641,461 77,096,400 Percentage Value Distribution Income 33.43% 33.68% 33.94% 34.19% 34.44% Net Sale Price 66.57% 66.32% 66.06% 65.81% 65.56% 100.00% 100.00% 100.00% 100.00% 100.00% * Results displayed are based on Forecast data only

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Valuation & Return Summary Report Amazon Oakley - April 2021 (Amounts in USD) 5/4/2021 6:48:35 PM Valuation Assumptions Return Summary PV Calculation Date April, 2021 Total Return (Unleveraged) 121,869,570 Unleveraged Cash Flow Rate 5.00% Total Return to Invest (Unleveraged) 0.00 Unleveraged Resale Rate 5.00% PV-Cash Flow (Unleveraged) 27,225,316 Leveraged Cash Flow Rate 5.00% PV-Net Sales Price 52,999,536 Leveraged Resale Rate 5.00% Total PV (Unleveraged) 80,224,852 Discount Method Annual Initial Investment 0 Hold Period 10 Years NPV (Unleveraged) 80,224,852 Residual Sale Date March, 2031 % of PV-Income 33.94% Period to Cap 12 Months After Sale % of PV-Net Sales Price 66.06% Exit Cap Rate 4.50% IRR (Unleveraged) - Gross-up NOI 99.00% IRR (Leveraged) - Selling Costs 1.00% PV-Cash Flow (Unleveraged) / % Total 187.11 33.94% PV-Net Sales Price / % Total 364.25 66.06% Sales Proceeds Calculation Total PV (Unleveraged) $/SF 551.36 100.00% Net Operating Income 3,974,993 Occupancy Gross-up Adjustment -50,872 Distributions of Net Proceeds Free Rent Offset 0 Net Sale Price 86,330,659 NOI To Capitalize 3,924,121 Less: Loan Payoff 0 Divided by Cap Rate 4.50% Less: Equity (Investment Balance) 0 Gross Sale Price 87,202,686 Ending Proceeds 86,330,659 Adjusted Gross Sale Price 87,202,686 Cost of Sale -872,027 Net Sales Price 86,330,659 Less: Loan Balance 0 Proceeds from Sale 86,330,659 Pv of Net Sales Price 52,999,536 Investment & Cash Flow Summary Unleveraged Unleveraged PV of Unleveraged Cash to Leveraged Leveraged Cash to Year-Month Investment Cash Flow Cash Flow @ 5.00% Purchase Price Investment Cash Flow Initial Equity 2021-April (Pd. 0) 0 0 2022-March 0 3,246,329 3,091,742 N/A 0 3,246,329 N/A 2023-March 0 3,311,110 3,003,274 N/A 0 3,311,110 N/A 2024-March 0 3,377,182 2,917,337 N/A 0 3,377,182 N/A 2025-March 0 3,444,571 2,833,857 N/A 0 3,444,571 N/A 2026-March 0 3,513,304 2,752,765 N/A 0 3,513,304 N/A 2027-March 0 3,583,406 2,673,993 N/A 0 3,583,406 N/A 2028-March 0 3,654,905 2,597,473 N/A 0 3,654,905 N/A 2029-March 0 3,727,830 2,523,142 N/A 0 3,727,830 N/A 2030-March 0 3,802,207 2,450,937 N/A 0 3,802,207 N/A 2031-March 0 3,878,067 2,380,797 N/A 0 3,878,067 N/A Totals 0 35,538,911 27,225,316 0 35,538,911 * Results displayed are based on Forecast data only

Lease Summary Report Amazon Oakley - April 2021 (Amounts in USD, Measures in SF) As of Apr, 2021 All Tenants/ All Lease Periods 5/4/2021 6:48:11 PM General Tenant Information Rent Details CPI Free Rent Miscellaneous Rent Recovery Tenant Improvements Leasing Commissions Incentives Security Deposits Renewal Assumption Tenant Name Rate Per Year Name Suite Number Lease Period Amount Per Year Rent Rent Rent Type Type Structure Name Name Security Deposit @ % Market - % Lease Dates Initial Area Lease Status Rate Per Month Changes On Changes To Changes To Timing Rate $/SF Type Rate $/SF Rate $/SF Rate $/SF Percent to Refund Reabsorb Lease Term Building Share % Market Leasing Amount Per Month Date $/SF-Annual $/SF-Monthly Inflation Rate/Index Date Months Total Amount Input Amount Total Amount Total Amount Total Amount Non-Refundable Deposit Option Tenure Lease Type Rental Value Per Year 1. Amazon.com Services LLC 145,503. Base 22.17 Sep-2021 22.61 1.88 None None Net 0.00 0.00 Market - 80.00% Suite: 100.00% Contract 3,225,754 Sep-2022 23.07 1.92 0 0 9/15/2020 - 9/30/2032 Warehouse 1.85 Sep-2023 23.53 1.96 12 Years 16 Days Industrial 268,813 Sep-2024 24.00 2.00 Freehold 3,230,167 Sep-2025 24.48 2.04 Sep-2026 24.97 2.08 Sep-2027 25.47 2.12 Sep-2028 25.98 2.16 Sep-2029 26.49 2.21 Sep-2030 27.02 2.25 Sep-2031 27.57 2.30 * Results displayed are based on Forecast data only

Input Assumptions Report Amazon Oakley - April 2021 (Amounts in USD, Measures in SF) Apr, 2021 through Mar, 2032 5/4/2021 6:49:29 PM Modeling Policies - General Sections Vacancy & Credit Loss Traditional Valuation False Calculation Frequency Monthly Without Discounted Cash Flow False Calculation Month Analysis Date Capitalization Valuation False Calculate Assured Income False German Income Approach False Inflation Market Leasing Expressed as Nominal Monthly Detail Inflation Use Intelligent Renewals False Growth Factors Round Market Leases to start on Inflate Market Rates Annually True the first day of the month Allow Inflation in Year One False Rounding Valuation Date Vendor's Cost Net Rounding None Enter Valuation Date using days False AREA ERV Rounding None 'Say' Value Rounding None German Income Approach Market Value None Modeling Policies - Revenues and Expenses Revenue and Expense Use Account Number True Show Parent Account Numbers False Show Account Types False

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Input Assumptions Report Amazon Oakley - April 2021 (Amounts in USD, Measures in SF) Apr, 2021 through Mar, 2032 5/4/2021 6:49:29 PM Use Fixed % for Recovery Gross False Up Only Use Amount 2 True Lock revenues and expenses False entries Copy Year Default Basis Use Forecast Values Prop 13 Initial Amount Direct Cap Value Modeling Policies - Tenants Tenants Base Rent Input $ / SF / Year Calculate Potential Rent Base Rent Blend Calculated Market Rate True Use Lease ID False Show Alternate Area False Use Straight Line/GAAP Rent False Use Acquisition Date in GAAP Rent calculations False Acquisition Date October, 2020 Reset CPI on changes to Base Rent True Use Prior Rental Value for Market Base Rent False Use Exact Increase Amount for CPI Increases False Calculate a Full Year of CPI for Partial Year Leases False Timing for CPI Increases Use Lease Begin Date

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Input Assumptions Report Amazon Oakley - April 2021 (Amounts in USD, Measures in SF) Apr, 2021 through Mar, 2032 5/4/2021 6:49:29 PM Rent for CPI Increases Calculate Leasing Commissions As Calculate Tenant Improvements As Calculate Security Deposit Interest As Multifamily Vacancy Allowance Calc Basis Calculate General Vacancy Overrides By Free Rent Calculations Method Modeling Policies - Recoveries Recoveries Default Recovery Type Gross Up Variable Expenses for Recoveries Gross Up Variable Expense Gross Up Percent of Line Use Monthly Occupancy for Gross Up Calculation Frequency Automatically add Expenses to new Expense Groups Apply Admin Fees As % of Recoverable Expenses Rent in Prior 12 Months Capital Expenses Capital Expenses Operating Revenue Economic Occupancy Tenant Group Use Fractional Months Net False 100.00% 100% Variable False Annually False True

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Input Assumptions Report Amazon Oakley - April 2021 (Amounts in USD, Measures in SF) Apr, 2021 through Mar, 2032 5/4/2021 6:49:29 PM Calculate admin fee before False deduction of Anchor Contribution Calculate Base Year Stop False Before Admin Fees % of Recovery False Property - Description General Information Analysis Amazon Oakley - April Property Name Analysis Begin Date April, 2021 2021 External ID Analysis Length Years 10 Entity ID Analysis Length Months 0 Label Property Type Industrial Building Area Type Enter Area Building Area 145,503 % Owned 100.0% Template Timing Currency & Measurement Override Scenario Settings False Property Currency USD Use Actuals False Property Area Measure SF Actual Values End N/A Scenario Currency USD Use Prior Budget False Scenario Area Measure SF Budget Period End N/A Use Inflation Begin Date False Miscellaneous Revenue Inflation Begins N/A Operating Expense Inflation Begins N/A

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Input Assumptions Report Amazon Oakley - April 2021 (Amounts in USD, Measures in SF) Apr, 2021 through Mar, 2032 5/4/2021 6:49:29 PM Capital Expense Inflation N/A Begins Non-Operating Expense N/A Inflation Begins Market Inflation Begins N/A Property – Location Address Address Line 1 6200 Bridgehead Rd Address Line 2 City Oakley State / Territory CA Zip / Postal Code 94561 Country United States Parcel Number Property - Additional Additional Property Information Preparer Name Appraisal Number Loan Number Year Built Portfolio Name Property - Area Measures General Rentable Area Occupied Area Selected Rentable Name How Input Area Selected Units How Input Selected Tenants Selected Lease Types Areas Building Area Enter Area 145,503 All Tenants Office Total Enter Area 0 Per Lease Type Office Retail Total Enter Area 0 Per Lease Type Retail Industrial Total Enter Area 0 Per Lease Type Industrial Storage Total Enter Area 0 Per Lease Type Storage

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Input Assumptions Report Amazon Oakley - April 2021 (Amounts in USD, Measures in SF) Apr, 2021 through Mar, 2032 5/4/2021 6:49:29 PM Alternate Building Enter Area 0 All Tenants Area General Occupied Area Name Area Type Minimum Adjusted Minimum Building Area Standard Area 0 Office Total Standard Area 0 Retail Total Standard Area 0 Industrial Total Standard Area 0 Storage Total Standard Area 0 Alternate Building Alternate Area 0 Area Market - Inflation Inflation Information Values Name Inflation Basis Mar 2022 Mar 2023 Mar 2024 Mar 2025 Mar 2026 Mar 2027 No Inflation As Entered 0.00% 0.00% 0.00% 0.00% 0.00% General Inflation Rate As Entered 3.00% 3.00% 3.00% 3.00% 3.00% Market Inflation Rate As Entered 3.00% 3.00% 3.00% 3.00% 3.00% Expense Inflation Rate As Entered 3.00% 3.00% 3.00% 3.00% 3.00% CPI Inflation Rate As Entered 3.00% 3.00% 3.00% 3.00% 3.00% Real Estate Taxes As Entered 2.00% 2.00% 2.00% 2.00% 2.00% Inflation Information Values Name Mar 2028 Mar 2029 Mar 2030 Mar 2031 Mar 2032 No Inflation 0.00% 0.00% 0.00% 0.00% 0.00% General Inflation Rate 3.00% 3.00% 3.00% 3.00% 3.00% Market Inflation Rate 3.00% 3.00% 3.00% 3.00% 3.00% Expense Inflation Rate 3.00% 3.00% 3.00% 3.00% 3.00% CPI Inflation Rate 3.00% 3.00% 3.00% 3.00% 3.00% Real Estate Taxes 2.00% 2.00% 2.00% 2.00% 2.00% Inflation Month: Analysis Date Recovery Fiscal Recovery using Fiscal Timing: Inflation

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Input Assumptions Report Amazon Oakley - April 2021 (Amounts in USD, Measures in SF) Apr, 2021 through Mar, 2032 5/4/2021 6:49:29 PM Market - General Vacancy Calculation How Input Amount Inflation % Gross-up Revenue by Absorption & Turnover Reduce General Vacancy by Absorption & Turnover Override Specific Tenants Override Treatment % of Potential Gross Revenue 0.0% Yes Yes No Replace Standard Rate Market - Credit Loss Calculation How Input Amount Inflation % Override Specific Tenants Override Treatment % of Potential Gross Revenue 0.0% No Replace Standard Rate Market - Market Leasing Name General Base Rent (/Area) Name Term (Yrs/Mos) Renewal % Months Vacant Base Rent Unit New Base Rent New Base Rent Inf. Renew Base Rent Warehouse 12/0 80.0% 12.00 $ / SF / Year 22.20 Market Inflation Rate Same as New Name Base Rent (/Area) Rent Increases Name Renew Base Rent Inf. Renewal Override % of Prior Rent Changing Base Rent Fixed Steps Step Amounts CPI Increases Warehouse None % Increase 2.0% None Name Rent Increases Rental Value Free Rent(Mo) Name Inflation Rate / Index Rental Value Unit Rental Value Effective Rental Value Rental Value Inflation New Free Rent Renew Free Rent Warehouse Continue Prior Net 0 0 Name Recoveries Miscellaneous Items Improvements Name Structure Amount Inflation % Miscellaneous Rent Incentives TI Unit New TI Warehouse Continue Prior None None TIs (2) Name Improvements Leasing Commissions Name New TI Inflation % Renew TI Renew TI Inflation % TI Timing New LC Unit New LC New LC Inflation % Warehouse LCs (2) Name Leasing Commissions Security Deposit Upon Expiration

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Name Renew LC Unit Renew LC Renew LC Inflation % LC Timing New Security Deposit Renew Security Deposit Upon Expiration Warehouse None None Warehouse (1) Name External ID Name External ID Warehouse Warehouse Market - Tenant Improvements General Improvements Name TI Unit New TI New TI Inflation % Renew TI Renew TI Inflation % Timing Rent Components TIs $ / Area 2.00 Expense Inflation Rate 0.00 Expense Inflation Rate 100.0% Market - Lease Commissions General Commissions Elements to Include Name Commissions Unit New LC New LC Inflation % Renew LC Renew LC Inflation % Timing Market Rent LCs Fixed % 5.0% 2.5% 100.0% No General Elements to Include Name Base Rent Step Rent CPI Rent Percent Rent Recoveries Free Rent LCs Yes Yes No No Yes Market - Rent Components General Elements to Include Name Base Rent Fixed Step Rent Miscellaneous Rent CPI Percentage Rent Recoveries Free Rent Standard Rent True True False True False False True Total Prior Components True True False True True False FalseBase Rent True False False False False False False

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Expenses - Operating Expenses General Amount Name Parent Account Number Account Number Account Type How Input Amount1 Frequency Amount 2 Real Estate Taxes Sub-lines Ad Valorem Taxes Prop 13A 1.1103% Direct Assessments Amount 1 3,838 Annually Insurance $ / Rentable Area 0.10 Annually CAM $ / Rentable Area 0.35 Annually Management % of Effective Gross Revenue 1.0% General Amount Apply to Tenants Timing Name Area Measure Fixed % Recoverable % Apply to Tenants Applied Tenants Start Date Date Real Estate Taxes Ad Valorem Taxes 100.00% Analysis Begin Direct Assessments 100.00% 100.00% Analysis Begin Insurance Building Area 100.00% 100.00% No Analysis Begin CAM Building Area 100.00% 100.00% No Analysis Begin Management 100.00% No Analysis Begin General Timing Inflation Name Start Date Adjustment Adjustment Months Repeat End Date Date Duration Months Inflation % Real Estate Taxes Ad Valorem Taxes None Monthly None Real Estate Taxes Direct Assessments None Monthly None Expense Inflation Rate Insurance None Monthly None Expense Inflation Rate CAM None Monthly None Expense Inflation Rate Management None Monthly None General Limits Usage Name Limits Basis Minimum Minimum Inflation % Maximum Maximum Inflation % Discounted Cash Flow Real Estate Taxes Include Ad Valorem Taxes None Include Direct Assessments Include Insurance None Include CAM None Include Management None Include

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General Usage Name Traditional Valuation Real Estate Taxes Ad Valorem Taxes Direct Assessments Insurance CAM Management Expenses - Capital Expenses General Amount Name Parent Account Number Account Number Account Type Project ID How Input Amount1 Frequency Capital Reserves $ / Rentable Area 0.10 Annually General Amount Apply to Tenants Timing Name Amount 2 Area Measure Fixed % Apply to Tenants Applied Tenants Start Date Date Capital Reserves Building Area 100.00% No Analysis Begin General Timing Inflation Name Start Date Adjustment Adjustment Months Repeat End Date Date Duration Months Inflation % Capital Reserves None Monthly None Expense Inflation Rate General Amortization Limits Name Start Date Date Term (Months) Interest Rate Limits Basis Minimum Capital Reserves None None General Limits Usage Name Minimum Inflation % Maximum Maximum Inflation % Discounted Cash Flow Traditional Valuation Capital Reserves Include Tenants - Rent Roll Name Reference General Active Name Suite Lease ID Tenure Lease Status Lease Type Affects Occupancy Yes Amazon.com Services LLC Freehold Contract Industrial Yes

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Name General Active Name Area Type Units Area Alternate Area Current Area Available Yes Amazon.com Services LLC Area 145,503 145503 Specified Date Name General Active Name Available Date Lease Execution Start Start Date Term Length Unit Term / Expire Yes Amazon.com Services LLC 9/15/2020 Specified Date 9/15/2020 Term/Date 9/30/2032 Name General Rental Income Active Name Lease Expiry Lease Breaks Earliest Break Date Base Rent Unit Base Rent Current Rent Yes Amazon.com Services LLC 9/30/2032 None None $ / Year Varies 3225754 Name Rental Income Active Name Next Rent Review Fixed Steps Unit Step Amounts Payment Schedule Rental Value Unit Rental Value Yes Amazon.com Services LLC Monthly Market Base Rent Name Rental Income Active Name Current Rental Value Effective Rental Value Geared ERV Geared ERV % Rental Value Inflation Free Rent (Months) Yes Amazon.com Services LLC 3230166.6 Net No 0.00 Name Rental Income CPI Active Name Current Free Rent CPI Increases Inflation Rate / Index CPI Index Value Override CPI Start Value Date CPI Specified Start Value Yes Amazon.com Services LLC 0 None Name CPI GAAP Rent Recoveries Active Name Current Monthly CPI GAAP Rent Amount Structure Amount Inflation % Yes Amazon.com Services LLC Net Name Miscellaneous Items Leasing Costs Active Name Miscellaneous Rent Incentives Improvements Unit Improvements Improvements Timing Commissions Unit Yes Amazon.com Services LLC None None None None Name Leasing Costs Security Deposit Market Leasing Active Name Commissions Commissions Timing Security Deposit Market Leasing Upon Expiration Renew Prob. Override

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Yes Amazon.com Services LLC None Warehouse (1) Market Defined On Profile Name Market Leasing Tenant Classifications External ID Active Name Months Vacant Override Free Rent Override Set Classifications Tenant Status External ID Yes Amazon.com Services LLC Defined on Profile Defined on Profile None Amazon.com Services LLC Base Rent Amazon.com Services LLC Date Years Months Days Type Units Amount 9/15/2020 1 0 0 Base $ / Year 3,225,754 9/15/2021 1 0 0 Base % Increase 2% 9/15/2022 1 0 0 Base % Increase 2% 9/15/2023 1 0 0 Base % Increase 2% 9/15/2024 1 0 0 Base % Increase 2% 9/15/2025 1 0 0 Base % Increase 2% 9/15/2026 1 0 0 Base % Increase 2% 9/15/2027 1 0 0 Base % Increase 2% 9/15/2028 1 0 0 Base % Increase 2% 9/15/2029 1 0 0 Base % Increase 2% 9/15/2030 1 0 0 Base % Increase 2% 9/15/2031 1 0 16 Base % Increase 2% Date Review Type Minimum Uplift Amount Maximum Uplift Amount Adjust Expense Stops 9/15/2020 9/15/2021 9/15/2022 9/15/2023 9/15/2024 9/15/2025 9/15/2026 9/15/2027 9/15/2028 9/15/2029 9/15/2030 9/15/2031

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Date Stop Year 9/15/2020 9/15/2021 9/15/2022 9/15/2023 9/15/2024 9/15/2025 9/15/2026 9/15/2027 9/15/2028 9/15/2029 9/15/2030 9/15/2031 Base Year Stop Base Year Stop -1 Base Year Stop +1 Base Year Stop -n Base Year Stop +n Stop Amount Stop Amount / Area Fixed Amount Fixed Amount / Area None  Market Tenants - Payment Schedules General Name Payment Type Payment Day Payment Month 1st Quarter Day  2nd Quarter Day 3rd Quarter Day 4th Quarter Day Monthly In Advance 1 English Quarter Days In Advance March-25 June-24 September-29 December-25 Scottish Quarter Days In Advance February-28  May-28 August-28 November-28

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Crown Quarter Days In Advance January-05 April-05 July-05 October-10 Quarterly In Advance Lease Anniversary Half Yearly In Advance Lease Anniversary Annually In Advance Lease Anniversary Investment - Property Purchase Purchase Price Information Purchase Price Calculation Purchase Date How Input Purchase Price Closing Costs Total Price Less Debt Amount Debt % Equity April, 2021 Enter Price 0 0 0 0 0.00% 0 Valuation – Assumptions Timing General Valuation Date Basis Analysis Begin Adopted Valuation Discounted Cash Flow DCF and Valuation (PV/IRR) Date April, 2021 Mid Point Valuation Capitalization Valuation Sensitivity Intervals Acquisition Costs (DCF) Cap Rate Interval 0.25% Name Amounts Resale Amount Interval 0.25% Description How Input Amount Gross Income Multiplier Interval 0.25 Purchase Price Interval Basis $ Amount Purchase Price Interval Amount 50,000 Discount Rate Interval 0.25% IRR Target 10.00% Valuation - Direct Capitalization Rate Direct Cap Rate 10.00%

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Valuation - Property Resale General Calculation Method Name/Description Default Date Of Sale Calc Method Inflation Amount Cap Rate Multiplier Enter Sale Name True 3/31/2031 CAP NOI (12 Months After Sale) 4.5% General Calculation Method Stabilized Occupancy Adjustment Name/Description Cap Group Stabilized Income Begin #Months Stabilized Income  Definition Add back Free Rent Gross Up Occupancy  Basis  Gross Up Occupancy  % Enter Sale Name True Lag Vacancy 99.00% General Adjustment Name/Description Deductions Hold Period Hold Years Fixed Date Adjustments Enter Sale Name Varies Length of Analysis Varies Property Resale Adjustments Enter Sale Name - Adjustments Description Type How Input Amount Cost of Sale Selling Costs % Adjusted Gross 1.0% Valuation - Present Value Primary Discount Increment Discount Rate Primary Valuation (PV/IRR) Date Unleveraged Cash Flow Rate Analysis Begin 0.00%  Basis Increment Primary Valuation (PV/IRR) Date April, 2021 Unleveraged Cash Flow Rate 5.00% Unleveraged Resale Rate Discount Rate (APR) 5.00% 0.00% Increment Discount Method Annual Unleveraged Resale Rate 5.00%

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Secondary Discount Secondary Valuation (PV/IRR) Primary Discount Date Basis Period Secondary Valuation (PV/IRR) April, 2021 Date Secondary Discount Rate(APR) 10.00% Enter Sale Name Secondary Resale Method (3/31/2031) Secondary Valuation (PV/IRR) Length of Hold Basis  Defined by Resale Secondary Valuation (PV/IRR) Length of Hold Years 10 Months 0 Leveraged Cash Flow Rate 0.00% Increment Leveraged Cash Flow Rate 5.00% Leveraged Resale Rate Increment 0.00% Leveraged Resale Rate 5.00%

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Addenda

COMPARABLE IMPROVED SALES

AMAZON - OAKLEY APPRAISAL

BBG Industrial Building Industrial Flex Sale Comparable #1 PROPERTY INFORMATION PROPERTY TYPE Property #:849487 Property Type: Industrial Flex Property Use: Warehouse/ Distribution PROPERTY LOCATION Address: 1300 Viele Avenue City, St., Zip: Bronx, NY 10474 County: Bronx Borough: Bronx Neighborhood: Hunts Point Tax Accounts: Bronx Block 2777, Lots 230 and PROPERTY SIZE BUILDING ATTRIBUTES Gross Net Year of Construction: 1959 Land Area: 3.24 Acres (140,924 SF) 3.24 Acres (140,924 SF) Quality: Good/Excellen Building Area: 120,760 SF 120,760 SF Quality: Good/Excellen Condition: GoodYear of Latest 2018 Remodel: Zoning FAR: 2.00 Land/ Building Ratio: 1.17 : 1 # of Stories: 1 # of Buildings: 2 PROPERTY ATTRIBUTES Site Utilities: 2000a/208v Improvements % Office Space: 14 Dock High Facilities: 15 Construction Date: 1963 Clear Ceiling Height: 20 Construction Details: Reinforced Concrete

10/22/2020 6:17:44 PM	BBG

BBG

Industrial Building

SALE INFORMATION

Consideration:	$70,000,000
Adjustments:	($3,592,610)
Cash Equivalent Price:	$66,407,390
1st Mortgage:	$0
2nd Mortgage:	$0
Equity:	$0
Sales Price ($/SF):	$549.91

Grantor: MRP Realty, Inc.
Grantee: Hans Holterbosch, Inc.
Date of Sale: 06-05-19
Sale Status: Closed
Record info: 2019000184957

SALE ATTRIBUTES

Occupancy At Sale: **100%**

SALE INCOME SUMMARY - ACTUAL

	Total	*$/SF*	*$/Unit*
Gross Rental Income	$0	$0.00	$0
Other Income	$0	$0.00	$0
Gross Annual Income	$0	$0.00	$0
Vacancy Expense	$0	$0.00	$0
Effective Gross Income	$0	$0.00	$0
Expenses	$0	$0.00	$0
Reserves	$0	$0.00	$0
Net Operating Income	$2,940,000	$24.35	$0
Debt Service			
Cash Flow	$2,940,000	$24.35	$0

Indicators	
Effective Gross Income Multiplier	0.00
Gross Income Multiplier	0.00
Overall Rate	4.43%
Equity Dividend Rate	0%
Operating Expense Ratio	0.00%

SALE INCOME SUMMARY - PROFORMA

	Proforma	*$/SF*	
Gross Rental Income	$2,837,860	$23.50	
Other Income	$0	$0.00	
Gross Annual Income	$2,837,860	$23.50	
Vacancy Expense	$0	$0.00	
Effective Gross Income	$2,837,860	$23.50	
Expenses	$0	$0.00	
Reserves	$0	$0.00	
Net Operating Income	$2,837,860	$23.50	
Debt Service			
Cash Flow	$2,837,860	$23.50	

Indicators	
Effective Gross Income Multiplier	23.40
Gross Income Multiplier	23.40
Overall Rate	4.27%
Equity Dividend Rate	0.00%
Operating Expense Ratio	0.00%

SALE TRANSACTION INFORMATION

Verified On: **1/22/2020**
Verified By: **Marcella Fasulo - C&W**
Comments: **The property is a 120,760 SF Amazon distribution center. The property sold for $70,000,000 in June 2019, with a $3,592,610 adjustment for renovation costs. The lease commenced in May 2019 for a 10-year term with a rental rate of $24.35 per square foot. This property sold shortly after occupancy by Amazon.com. The property consists of two adjacent and interconnected buildings that have in total 8 drive-up docks with levelators, 7 drive-in docks, and 15 tractor trailer bays. Ceiling heights are variable from 16' to 20'.**

BBG Amazon Distribution Center Industrial Flex Sale Comparable #2 Address: 775 West Silverlake Road City, St., Zip: Tucson, AZ 85713 County: Pima Tax Accounts: 537311 PROPERTY SIZE BUILDING ATTRIBUTES Gross Net Year of Construction: 2019 Land Area: 10.75 Acres (468,070 SF) 10.75 Acres (468,070 SF) Quality: Excellent Building Area: 49,500 SF 49,500 SF Condition: Good Land/ Building Ratio: 9.46 : 1 # of Stories: 1 # of Buildings: 1 PROPERTY ATTRIBUTES Site Utilities: All Public Terrain: Generally level Zoning: I-1, Industrial District Easements: No known adverse easements Floodplain: None Improvements Office Space: 10 % A/C Space: 100 Dock High Facilities: 15; 6 additional drive-in Construction Date: 2019 Clear Ceiling Height: 30 Parking Facilities: 429 Total Spaces, 429 Open, SF/Parking Space: 115, Parking/Unit: 429.00, Parking Ratio: 8.67 Tenant Mix: Industrial Construction Details: Tilt-Up Concrete Sprinkler System: Wet System

10/22/2020 6:17:44 PM	BBG

BBG

Amazon Distribution Center

SALE INFORMATION

Consideration:	**$17,718,000**
Adjustments:	**$0**
Cash Equivalent Price:	**$17,718,000**
1st Mortgage:	**$0**
2nd Mortgage:	**$0**
Equity:	**$0**
Sales Price ($/SF):	**$357.94**
Sales Price/Unit:	**$17,718,000**

Grantor: Scannell Properties
Grantee: Spitzer Enterprises, LLC
Date of Sale: 12-01-19
Sale Status: Closed
Record info: 20193570870

SALE ATTRIBUTES

Occupancy At Sale: **100%**
Terms of Sale: **Cash to Seller / Arm's-Length Transaction**

SALE INCOME SUMMARY - ACTUAL

	Total	$/SF	$/Unit
Gross Rental Income	$0	$0.00	$0
Other Income	$0	$0.00	$0
Gross Annual Income	$0	$0.00	$0
Vacancy Expense	$0	$0.00	$0
Effective Gross Income	$0	$0.00	$0
Expenses	$0	$0.00	$0
Reserves	$0	$0.00	$0
Net Operating Income	$885,903	$17.90	$885,903
Debt Service			
Cash Flow	$885,903	$17.90	$885,903

Indicators	
Effective Gross Income Multiplier	0.00
Gross Income Multiplier	0.00
Overall Rate	5.00%
Equity Dividend Rate	0%
Operating Expense Ratio	0.00%

SALE TRANSACTION INFORMATION

Verified On: **4/6/2020**
Verified By: **Panattoni Development Co.**
Comments: **This is the sale of a brand new Amazon cold storage facility. The building entered into a 10-year lease in June 2019 at a rate of $17.90/SF on an Absolute Net basis. The transaction yielded a 5.00% cap rate based on the in place NOI.**

BBG Amazon Distribution Center - Goodyear, AZ Industrial Flex Sale Comparable #3 Address: 14000 West Grant Street City, St., Zip: Goodyear, AZ 85338 County: Maricopa Tax Accounts: 500-10-694 & -877 PROPERTY SIZE BUILDING ATTRIBUTES Gross Net Year of Construction: 2019 Land Area: 25.22 Acres (1,098,583 SF) 25.22 Acres (1,098,583 SF) Quality: Excellent Building Area: 115,280 SF 115,280 SF Condition: Good Land/ Building Ratio: 9.53 : 1

10/22/2020 6:17:44 PM	BBG

BBG Amazon Distribution Center - Goodyear, AZ SALE INFORMATION Consideration: $35,700,000 Grantor: HPC SEEFRIED GOODYEAR LLC Adjustments: $0 Grantee: CPUS 14000 WEST GRANT LP Cash Equivalent Price: $35,700,000 Date of Sale: 01-22-20 1st Mortgage: $0 Sale Status: Closed 2nd Mortgage: $0 Record info: 200057562 Equity: $0 Sales Price ($/SF): $309.68 SALE ATTRIBUTES Occupancy At Sale: 100% SALE INCOME SUMMARY – ACTUAL Total $/SF $ /Unit Indicators Gross Rental Income $ 0 $0.00 $ 0 Effective Gross Income Multiplier 0.00 Other Income $ 0 $0.00 $0 Gross Income Multiplier 0.00 Gross Annual Income $ 0 $0.00 $ 0 Overall Rate 4.67% Vacancy Expense $ 0 $0.00 $ 0 Equity Dividend Rate 0% Effective Gross Income $ 0 $0.00 $ 0 Operating Expense Ratio 0.00% Expenses $0 $0.00 $ 0 Reserves $0 $0.00 $ 0 Net Operating Income $1,667,190 $14.46 $ 0 Debt Service Cash Flow $1,667,190 $14.46 $ 0 SALE TRANSACTION INFORMATION Verified On: 1/25/2020 Verified By: Will Strong, Cushman & Wakefield/ALitt Comments: The property is a 115,280 SF Amazon Distribution center which was built in 2019. The property is leased to Amazon on a 12 year lease. The property sold for $ 35,700,000 in January 2020. Year one NOI was reported at $ 1,667,190 for an OAR of 4.67%. The 12-year lease was signed in November 2019.

10/22/2020 6:17:44 PM	BBG

BBG Amazon Distribution Center - Orlando, FL Industrial Flex Sale Comparable #4 PROPERTY TYPE  Property #:Address: 989585 Property Type: Industrial Flex Property Use: Property Use: Warehouse/ Distribution PROPERTY LOCATION Address: 1224 S Orange Blossom Trail City, St., Zip: Orlando, FL 32805 County: Orange Tax Accounts: 34-22-29-3129-01-000 PROPERTY SIZE BUILDING ATTRIBUTES Gross Net Year of Construction: 2019 Land Area: 20.82 Acres (906,919 SF) 20.82 Acres (906,919 SF) Quality: Good Building Area: 114,682 SF 114,682 SF Condition: Good Land/ Building Ratio: 7.91 : 1

10/22/2020 6:17:44 PM	BBG

BBG Amazon Distribution Center - Orlando, FL SALE INFORMATION Consideration: $32,599,882 Grantor: Hpc-Seefried Grande LLC Adjustments: $0 Grantee: Cpus 1224 South Orange Blossom LP Cash Equivalent Price: $32,599,882 Date of Sale: 02-20-20 1st Mortgage: $0 Sale Status: Closed 2nd Mortgage: $0 Record info: 20200119198 Equity: $0  Sales Price ($/SF): $284.26 SALE ATTRIBUTES Occupancy At Sale: 100% ALE INCOME SUMMARY – ACTUAL  Total $/SF $ /Unit Indicators Gross Rental Income $ 0 $0.00 $ 0 Effective Gross Income Multiplier 0.00 Other Income $ 0 $0.00 $ 0 Gross Income Multiplier 0.00 Gross Annual Income $ 0 $0.00 $ 0 Overall Rate 4.70% Vacancy Expense $ 0 $0.00 $ 0 Equity Dividend Rate 0% Effective Gross Income $ 0 $0.00$0 Operating Expense Ratio 0.00% Expenses $0 $0.00$ 0 Reserves$0 $0.00 $ 0 Net Operating Income $1,533,339 $13.37 $ 0 Debt Service Cash Flow $1,533,339 $13.37 $ 0 SALE TRANSACTION INFORMATION Verified On:8/28/2020 Verified By: Public Records, Third Party Source Comments: The property is a 114,682 SF Amazon distribution center which was built in 2019. The property is leased to Amazon on a 12 year term. The NOI is $ 1,533,339 annually or $13.30 per square foot. The property sold for $ 32,599,882 or $284.26 per square foot in February 2020.

10/22/2020 6:17:44 PM	BBG

BBG Amazon Distribution Center - Loveland, CO Industrial Flex Sale Comparable #5 PROPERTY INFORMATION PROPERTY TYPE  Property #:Address: 989585 Property Type: Industrial Flex Property Use: Property Use: Warehouse/ Distribution PROPERTY LOCATION 4555 Viking Way City, St., Zip: Loveland, CO County: Larimer Tax Accounts: 8504105001 PROPERTY SIZE BUILDING ATTRIBUTES Gross Net Year of Construction: 2019 Land Area: 15.55 Acres (677,358 SF) 15.55 Acres (677,358 SF) Quality: Good Building Area: 122,597 SF 122,597 SF Condition: Good Land/ Building Ratio: 5.53 : 1 PROPERTY ATTRIBUTES Improvements Dock High Facilities: 12 truck doors & 50 dock doors Construction Date: 2019 Clear Ceiling Height:24' - 30'

10/22/2020 6:17:44 PM	BBG

BBG Amazon Distribution Center - Loveland, CO SALE INFORMATION Consideration: $32,630,000 Grantor: CIndustrial Four, LLC Adjustments: $0 Grantee: M4 Viking, LLC Cash Equivalent Price: $32,630,000 Date of Sale: 08-04-20 1st Mortgage: $0 Sale Status: Closed 2nd Mortgage: $0 Record info: 20200059785 Equity: $0 Sales Price ($/SF): $266.16 SALE ATTRIBUTES Occupancy At Sale: 100% SALE INCOME SUMMARY - ACTUAL Total $/SF $ /Unit Indicators Gross Rental Income $ 0 $0.00 $ 0 Effective Gross Income Multiplier 0.00 Other Income $ 0 $0.00 $ 0 Gross Income Multiplier 0.00 Gross Annual Income $ 0 $0.00 $ 0 Overall Rate 5.26% Vacancy Expense $ 0 $0.00 $ 0 Equity Dividend Rate 0% Effective Gross Income $ 0 $0.00 $ 0 Operating Expense Ratio 0.00% Expenses $0 $0.00 $ 0 Reserves $0 $0.00 $ 0 Net Operating Income $1,717,000 $14.01 $ 0 Debt Service Cash Flow $1,717,000 $14.01 $ 0 SALE TRANSACTION INFORMATION Verified On: 8/27/2020 Verified By: Third Party Source, Public Records Comments: The property is a 122,597 SF Amazon distribution center which was built in 2019. The property is leased to Amazon on a 10 year term. The NOI is $ 1,717,000 annually or $14.01 per square foot. The property sold for $ 32,630,000 or $266.16 per square foot in August 2020.

10/22/2020 6:17:44 PM	BBG

BBG

Crossgate Logistics Center

Industrial Flex

Sale Comparable #6

PROPERTY INFORMATION



PROPERTY TYPE

Property #: 1019582
Property Type: Industrial Flex
Property Use: Warehouse/ Distribution

PROPERTY LOCATION

Address: 1500 Crossgate Road
City, St., Zip: Port Wentworth, GA 31407
County: Chatham
Tax Accounts: 7-0035-01-008

PROPERTY SIZE

	Gross	Net
Land Area:	31.68 Acres (1,379,981 SF)	31.68 Acres (1,379,981 SF)
Building Area:	117,670 SF	117,670 SF
Land/ Building Ratio:	11.73 : 1	

# of Stories: 1
# of Buildings: 1

BUILDING ATTRIBUTES

Year of Construction: 2020

SALE INFORMATION

Consideration:	$52,500,000
Adjustments:	$0
Cash Equivalent Price:	$52,500,000
1st Mortgage:	$0
2nd Mortgage:	$0
Equity:	$0
Sales Price ($/SF):	$446.16

Grantor: Crossgate Industrial Investors, LLC (TPA Group)
Grantee: 1500 Crossgate LLC (Inveria)
Date of Sale: 09-08-20
Sale Status: Closed
Record info:

SALE ATTRIBUTES

Occupancy At Sale: 100%

BBG Crossgate Logistics Center SALE TRANSACTION INFORMATION Verified On: Verified By: Secondary/public records/CoStar Comments: September 2020 sale of distribution warehouse located in Port Wentworth, GA. The comparable is a build-to-suit last-mile facility for Amazon. The building has a 36 foot clear height and 13 dock-high doors. Based on in-place NOI, a going-in rate of 4.83% is indicated.

10/22/2020 6:17:44 PM	BBG

BBG 79 Thomas McGovern Dr. Industrial Flex Sale Comparable #7 PROPERTY INFORMATION 79 Thomas McGovern Drive Jersey City, NJ 07305 Industrial Flex Warehouse/ Distribution Hudson 1020211 Property Use: Property #: PROPERTY TYPE Property Type: PROPERTY LOCATION County: Address: City, St., Zip: Tax Accounts: 06-21508-0000-00002 Land Area: 4.74 Acres (206,627 SF) 4.74 Acres (206,627 SF) PROPERTY SIZE Year of Construction: 2019 Building Area: 95,808 SF Land/ Building Ratio: 2.16 : 1 95,808 SF Gross Net BUILDING ATTRIBUTES # of Stories: 1 # of Buildings: 1 SALE INFORMATION $31,604,197 $0 $31,604,197 $0 $0 Grantor: Exeter Thomas McGovern Land LLC (CT Realty) Grantee: Confidential Date of Sale: Sale Status: Under Contract $0 Record info: $329.87 Cash Equivalent Price: 1st Mortgage: Consideration: Adjustments: 2nd Mortgage: Equity: Sales Price ($/SF):

10/22/2020 6:17:44 PM	BBG

BBG 79 Thomas McGovern Dr.  SALE TRANSACTION INFORMATION Verified On: 10/21/2020 Verified By: CBRE Comments: Pending sale of recently constructed distribution warehouse located in Jersey City, NJ. The building is fully leased to Amazon on a new long-term lease. The building features a 36 foot clear height, 8 dock high-door (plus ability to add 6 additional), and one drive-in door. Based on in-place NOI, a going-in rate of 3.85% was reported.

10/22/2020 6:17:44 PM	BBG

Addenda

COMPARABLE RENTS

AMAZON - OAKLEY APPRAISAL

BBG 16915 State Road 54 Industrial Flex Lease Comparable #1 Property information Property #: 1020590 PROPERTY TYPE Property Type: Industrial Flex Warehouse/ Distribution PROPERTY LOCATION County: Address: City, St., Zip: Tax Accounts: 26-26-17-0000-00200-0030, - 16915 Florida 54 Lutz, FL 33558 Pasco 26-26-17-0000-00200-0030, - 0037 & -0038 Land Area: 72.07 Acres (3,139,369 SF) 72.07 Acres (3,139,369 SF) PROPERTY SIZE Year of Construction: 2021 Building Area: 110,866 SF Land/ Building Ratio: 28.32 : 1 110,866 SF Gross Net PROPERTY SIZE BUILDING ATTRIBUTES # of Stories: 1 # of Buildings: 1 LEASE DETAIL FOR 6/2021 [NNN] Tenant Type: Tenant: Amazon.com Services LLC Industrial Lease Steps: Lease SF: 110866 Lease Suite: Lease Term Months: 144 0 Annual Rent Current SF: 20.93 Annual Rent Start SF: 0.00 Rent End SF: 0.00 Escalations: 1.5%/Year Free Rent(Months): 0 Commissions: 0.00 0.00 Tenant Improvements: 0 Comments: New build-to-suit lease of proposed Class A distribution warehouse located in Lutz, Florida. Lease signed in August 2020 and will commence upon completion of construction in 2021. Expense Comments:

10/22/2020 6:22:12 PM	BBG

BBG Chandler Airport Commerce Park Industrial Flex Lease Comparable #2 PROPERTY INFORMATION PROPERTY TYPE Property #: Property Type: Property Use: 1020581 Industrial Flex Warehouse/ Distribution PROPERTY LOCATION Address: City, St., Zip: County: Tax Accounts: 3405 South McQueen Road Chandler, AZ 85286 Maricopa 303-42-022J PROPERTY SIZE BUILDING ATTRIBUTES Gross Net Year of Construction: 2020 Land Area: 48.04 Acres (2,092,622 SF) 48.04 Acres (2,092,622 SF) PROPERTY SIZE Building Area: 201,784 SF Land/ Building Ratio: 10.37 : 1 201,784 SF # of Stories: 1 # of Buildings: 1

10/22/2020 6:22:12 PM	BBG

BBG Chandler Airport Commerce Park LEASE DETAIL FOR 10/2020 [NNN] Tenant Type: Tenant: Amazon.com Services LLC Industrial Lease Steps: Lease SF: 201784 Lease Suite: Lease Term Months: 156 0 Annual Rent Current SF: 20.62 Annual Rent Start SF: 0.00 Rent End SF: 0.00 Escalations: 2%/Year Free Rent(Months): 0 Commissions: 0.00 Tenant Improvements: 0.00 0 Comments: New build-to-suit lease of Class A distribution warehouse in Chandler, Arizona. Lease signed in March 2020 with completion scheduled for October 2020. Building will have 32 foot clear height, 16 dock-high doors, 16 drive-in doors, 195 foot truck court and FAR of 0.10. Expense Comments:

10/22/2020 6:22:12 PM	BBG

BBG 770 Commerce Dr. Industrial Flex Lease Comparable #3 PROPERTY INFORMATION PROPERTY TYPE Property #: PROPERTY TYPE Property Type: Property Use: industrial Flex Warehouse/ Distribution Sarasota 770 Commerce Drive Venice, FL 34292 1020596 Address: City, St., Zip: County: Tax Accounts: PROPERTY SIZE BUILDING ATTRIBUTES Land Area: 10.56 Acres (459,834 SF) 10.56 Acres (459,834 SF) PROPERTY SIZE Year of Construction: 2021 Building Area: 110,866 SF Land/ Building Ratio: 4.15 : 1 110,866 SF Gross Net BUILDING ATTRIBUTES # of Stories: 1 # of Buildings: 1 LEASE DETAIL FOR 6/2021 [NNN] Tenant: Amazon.com Services LLC Industrial Lease Steps: Lease SF: 110866 Lease Suite: Lease Term Months: 144 0 Annual Rent Start SF: 0.00 0.00 Annual Rent Current SF: 21.54 Rent End SF: Free Rent(Months): 0 Escalations: 1.5%/Year 0 Tenant Improvements: 0.00 0.00 Commissions: Comments: New build-to-suit lease of currently under construction Class A distribution warehouse located in Venice, Florida. Lease signed in January 2020 and will Tenant Type: commence upon completion of construction. Building will have an FAR of 0.26. Expense Comments:

10/22/2020 6:22:12 PM	BBG

BBG Crossgate Logistics Center Industrial Flex Lease Comparable #4 PROPERTY INFORMATION PROPERTY TYPEPROPERTY INFORMATION 1500 Crossgate Road Port Wentworth, GA 31407 Industrial Flex Warehouse/ Distribution Chatham 1019582 Property Use: Property #: PROPERTY TYPE Property Type: PROPERTY LOCATION County: Address: City, St., Zip: Tax Accounts: 7-0035-01-008 PROPERTY SIZE Year of Construction: 2020 Building Area: 117,670 SF Land/ Building Ratio: 11.73 : 1 117,670 SF Gross Net BUILDING ATTRIBUTES # of Stories: 1 # of Buildings: 1 Land Area: 31.68 Acres (1,379,981 SF) 31.68 Acres (1,379,981 SF)

10/22/2020 6:22:12 PM	BBG

BBG Crossgate Logistics Center LEASE DETAIL FOR 9/2020 [NNN] Tenant Type: Tenant: Amazon.com Services LLC Industrial Lease Term Months: 144 0 Annual Rent Start SF: 0.00 0.00 Annual Rent Current SF: 21.56 Rent End SF: Free Rent(Months): 0 Escalations: 2%/Year 0 Tenant Improvements: 0.00 0.00 Commissions: Comments: New build-to-suit lease of Class A distribution warehouse in Port Wentworth, Georgia. Lease signed in December 2019 with commencement upon completion in September 2020. Building has 36 foot clear height, 13 dock-high doors, and FAR of 0.09. Expense Comments: Lease Steps: Lease Suite:

10/22/2020 6:22:12 PM	BBG

BBG 7929 National Service Rd. Industrial Flex Lease Comparable #5 PROPERTY INFORMATION Property #: 1020597 Property Type: Property Use: Industrial Flex Warehouse/ Distribution PROPERTY LOCATION Address: 7929 National Service Road City, St., Zip: Greensboro, NC 27235 County: Guilford Tax Accounts: 0229276 Acres (724,838 SF) 16.64 Acres (724,838 SF) PROPERTY SIZE Year of Construction: 2019 Building Area: 66,200 SF Land/ Building Ratio: 10.95 : 1 66,200 SF Land Area: 16.64 BUILDING ATTRIBUTES Gross Net LEASE DETAIL FOR 10/2019 [NNN] Tenant Type: Tenant: Amazon.com Services LLC Industrial Lease Steps: Lease SF: 66200 Lease Suite: Lease Term Months: 120 0Annual Rent Current SF: 18.53 Rent End SF: Free Rent(Months): 0 Escalations: 1.5%/Year 0 Tenant Improvements: 0.00 0.00 Commissions: Comments: New build-to-suit lease of Class A distribution warehouse in Greensboro, North Carolina. Lease signed in April 2019 with commencement upon completion in October 2019. Building has an FAR of 0.04. Annual Rent Start SF: 0.00 0.00 October 2019. Building has an FAR of 0.04. Expense Comments:

10/22/2020 6:22:12 PM	BBG

BBG

Industrial Building

Industrial Flex

Lease Comparable #6

PROPERTY INFORMATION



PROPERTY TYPE

Property #: 849487
Property Type: Industrial Flex
Property Use: Warehouse/ Distribution

PROPERTY LOCATION

Address: 1300 Viele Avenue
City, St., Zip: Bronx, NY 10474
County: Bronx
Borough: Bronx
Neighborhood: Hunts Point
Tax Accounts: Bronx Block 2777, Lots 230 and

PROPERTY SIZE

	Gross	Net
Land Area:	3.24 Acres (140,924 SF)	3.24 Acres (140,924 SF)
Building Area:	120,760 SF	120,760 SF
Land/ Building Ratio:	1.17 : 1	

# of Stories: 1
# of Buildings: 2

BUILDING ATTRIBUTES

Year of Construction: 1959
Quality: Good/Excellen
Condition: Good
Year of Latest Remodel: 2018
Zoning FAR: 2.00

PROPERTY ATTRIBUTES

Site

Utilities: 2000a/208v

Improvements

% Office Space: 14
Dock High Facilities: 15
Construction Date: 1963
Clear Ceiling Height: 20
Construction Details: Reinforced Concrete

BBG Industrial Building LEASE DETAIL FOR 5/2019 [NNN]  Tenant: Amazon.com Warehouse Lease Steps: Lease SF: 120760 Lease Suite: Lease Term Months: 120 0 Annual Rent Start SF: 0.00 0.00 Annual Rent Current SF: 24.35 Rent End SF: Free Rent(Months): 6 Escalations: 3% per year Tenant Type: 0.00 18.00 Commissions: Tenant Improvements: Comments: Expense Comments:

10/22/2020 6:22:12 PM	BBG

Addenda

APPRAISER QUALIFICATIONS AND LICENSES

AMAZON - OAKLEY APPRAISAL

Phillip D. Hanshew, MAI, AI-GRS Senior Managing Director 628.220.4261 phanshew@bbgres.com

Profile

Phillip Hanshew implements strategic initiatives and expansion efforts in Northern California and the Pacific Northwest. He is responsible for all aspects of marketing and bids, production and review, and training and recruitment. His personal practice emphasizes legal support in property tax and eminent domain matters.

Professional Affiliations

Appraisal Institute

MAI Designation

General Review Specialist (AI-GRS)

Professional Development Program in Litigation

Greater Oregon Chapter: 2020 President

General Certified Appraiser:

California, Certified General, 3007273

Oregon, Certified General, C001002

Washington, Certified General, 1102191

Urban Land Institute

Education

Portland State University: Graduate Certificate, Real Estate Development Portland

State University: Bachelor of Arts, History

Appraisal Institute:

Litigation Appraising

Rural Valuation Basics

The Appraiser as an Expert Witness

Solving Land Valuation Puzzles

Review Theory – General

Business and Equipment Values in Real Estate

Appraisal Benchmarking Building Performance

Condemnation Appraising

Analyzing Distressed Real Estate Analyzing Operating Expenses

Valuemetrics:

Stats, Graphs, and Data Science

VALUATION	ADVISORY	ASSESSMENT	ZONING

Christopher Durek Director – Institutional Practice cdurek@bbgres.com

Profile

Christopher Durek is the Director of Institutional Practice in the West Region at BBG. Mr. Durek’s experience includes a wide variety of commercial appraisal assignments in California, Oregon and Washington. His experience includes research, valuation and consulting analysis. Clients on these assignments include banks and financial institutions, life insurance companies, pension funds and pension fund advisors, conduits, developers and investors, law and accounting firms, businesses/corporations and government. Mr. Durek’s primary work is complex assignments for institutional clients, with a focus on large office, research and development, industrial, medical, and life science properties. Specialized services include portfolio valuations and institutional grade property valuations. He holds the Certified General Appraisal license from the states of California, Oregon, and Washington, and is in pursuit of the MAI designation.

Professional Affiliations

General Certified Appraiser

State of California (License #3004321)

State of Oregon (License #C001351)

State of Washington (License #1102517)

Education

Business Administration in Finance, University of Washington, Seattle WA Juris

Doctor, Seattle University School of Law, Seattle, WA

Numerous professional practice and real estate related courses.

VALUATION	ADVISORY	ASSESSMENT	ZONING

Business, Consumer, Services & Housing Agency, Bureau of real estate appraisers real estate appraiser license Christopher M. Durek has successfully mey the requirements for a license as a residential and commercial real estate appraiser in the State of callifornia and is, therefore, entitled to use the title> “certified general real estate appraiser” this license has been issued in accordance with the provisions of the real estate appraisers’ licensing and certification law. Brea appraiser identification number: 3004321 effective date: February 14, 2021 date expires: February 13, 2023 loretta Dillon, deputy brreau chief, brea3057397